UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Federal Trust Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Federal Trust Corporation

2)	Aggregate number of securities to which transaction applies:

9,448,120, including (i) 9,436,305 shares of common stock currently outstanding and (ii) 11,815 shares of common stock underlying restricted stock units.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee. The filing fee was determined based on the sum of (i) 9,436,305 shares of common stock multiplied by $1.00 and (ii) restricted stock units covering 11,815 shares of common stock multiplied by $1.00 (the sum of (i) and (ii), the “Total Consideration”). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00003930 by the Total Consideration.

4)	Proposed maximum aggregate value of transaction:

$9,448,120

5)	Total fee paid:

$371.32

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[Letterhead of Federal Trust Corporation]

[document date]

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

Dear Fellow Shareholder:

We cordially invite you to attend a special meeting of shareholders of Federal Trust Corporation. The special meeting will be held at [location] located at [address, city, state, zip], on [meeting date], at [meeting time], local time.

On November 14, 2008, Federal Trust Corporation agreed to merge with FT Acquisition Corporation, a wholly owned subsidiary of The Hartford Financial Services Group, Inc. If the merger is completed, Federal Trust Corporation will become a wholly owned subsidiary of The Hartford and you will receive a cash payment of $1.00 for each share of Federal Trust Corporation common stock that you own. Upon completion of the merger you will no longer own any stock or have any other interest in Federal Trust Corporation.

At the special meeting, you will be asked to adopt and approve the Agreement and Plan of Merger, dated as of November 14, 2008, by and between The Hartford, FT Acquisition Corporation (formed by The Hartford to facilitate the merger) and Federal Trust Corporation (the “Merger Agreement”). A majority of the votes representing the issued and outstanding shares of common stock of Federal Trust Corporation must be voted for approval and adoption of the Merger Agreement for the merger to be completed. If the Merger Agreement is so adopted and approved, and all other conditions described in the Merger Agreement have been met or waived, the merger is expected to occur during the first quarter of calendar 2009.

Your exchange of shares of Federal Trust Corporation common stock for cash generally will cause you to recognize income or loss for federal, and possibly state, local and foreign, tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

Your Board of Directors believes that the merger is in the best interests of Federal Trust Corporation’s shareholders and unanimously recommends that you vote FOR approval of the Merger Agreement. Your Board of Directors has received the written opinion of Stifel, Nicolaus & Company, Incorporated, that the consideration to be received by Federal Trust Corporation’s shareholders in the merger is fair from a financial point of view.

This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a complete copy of the Merger Agreement. We urge you to read the enclosed materials carefully for a complete description of the merger.

Your vote is important. Absent consummating the merger, there is a strong likelihood that Federal Trust Bank will be placed into receivership by the Federal Deposit Insurance Corporation, resulting in you owning a company whose liabilities exceed its assets and you not receiving any payment for your shares. Therefore, whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided. You may also vote your shares by telephone or the Internet using the instructions on the enclosed proxy or voting instruction card (if those options are provided to you). If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or nominee. Failing to vote will have the same effect as voting against the merger.

If you have any questions concerning the merger, please contact Federal Trust’s proxy solicitor Regan & Associates, Inc.,                          or by calling (        )             -                .

On behalf of the Board, we thank you for your prompt attention to this important matter.

Sincerely,

Robert G. Cox		Dennis T. Ward
Chairman of the Board		President and Chief Executive Officer

This proxy statement is dated [document date] and is first being mailed to shareholders on or about [mail date].

Federal Trust Corporation

312 West 1st Street

Sanford, Florida 32771

(407) 323-1833

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [MEETING DATE]

Notice is hereby given that a special meeting of shareholders of Federal Trust Corporation will be held at [location] located at [address, city, state, zip], on [meeting date], commencing at [meeting time], local time, and thereafter as it may from time to time be adjourned.

A proxy card and a proxy statement for the special meeting are enclosed. The meeting is being held for the following purposes:

1.	To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 14, 2008, by and between The Hartford Financial Services Group, Inc., FT Acquisition Corporation and Federal Trust Corporation, pursuant to which FT Acquisition Corporation, a newly incorporated wholly owned subsidiary of The Hartford Financial Services Group, Inc., will merge with and into Federal Trust Corporation and each of the outstanding shares of Federal Trust Corporation common stock will be converted into the right to receive $1.00 in cash, as more fully described in the accompanying proxy statement;

2.	The potential adjournment of the special meeting of shareholders if necessary or appropriate to solicit additional proxies; and

3.	To transact such other business as properly may come before the meeting and any adjournment or adjournments. We are not aware of any other business to come before the special meeting.

Any action may be taken on Proposal No. 1 at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. You can vote at the meeting if you owned Federal Trust Corporation common stock at the close of business on [record date]. A complete list of shareholders entitled to vote at the meeting will be available at the corporate offices of Federal Trust Corporation during the ten days prior to the meeting and at the meeting.

As a shareholder of Federal Trust Corporation, you have the right to obtain an appraisal of the fair value of your shares of Federal Trust Corporation common stock under applicable provisions of Florida law. In order to perfect appraisal rights, you must not vote in favor of the merger and must comply with the requirements of Florida law. A copy of the Florida statutory provisions regarding appraisal rights is provided as Appendix C to the accompanying proxy statement and a summary of these provisions can be found under the caption “Appraisal Rights” beginning on page 30.

Your vote is very important. We cannot complete the merger unless Federal Trust Corporation’s common shareholders approve and adopt the Merger Agreement. Failure to vote will have the same effect as voting against the merger.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your stock in “street name” through a bank, broker or other nominee, please direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of Federal Trust Corporation common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before it is voted.

The enclosed document provides a detailed description of the merger, the Merger Agreement and related matters. We urge you to read the document, including any documents incorporated in the document by reference, and its appendices carefully and in their entirety. If you have any questions concerning the merger or the document, would like additional copies of the document or need help voting your shares of Federal Trust Corporation common stock, please contact Federal Trust Corporation’s proxy solicitor:

Regan & Associates, Inc.

[address]

[telephone]

[e-mail address]

The Federal Trust Corporation board of directors has unanimously approved and adopted the merger and the Merger Agreement and unanimously recommends that Federal Trust Corporation shareholders vote “FOR” approval and adoption of the Merger Agreement.

By Order of the Board of Directors

Dennis T. Ward
President and Chief Executive Officer

Sanford, Florida

[document date]

Important: The prompt return of proxies will save Federal Trust Corporation the expense of further requests for proxies to ensure a quorum at the meeting. Please complete, sign and date the enclosed proxy card and promptly mail it in the enclosed envelope. You may also be able to vote your shares by telephone or over the Internet. If telephone or Internet voting is available to you, voting instructions are printed on the proxy card or voting instruction card sent to you. You may revoke your proxy in the manner described in the proxy statement at any time before it is voted.

QUESTIONS AND ANSWERS

ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q:	Why am I receiving this document and proxy card?

A:	You are being asked to approve and adopt the Merger Agreement, dated as of November 14, 2008, by and between Federal Trust Corporation, The Hartford Financial Services Group, Inc. (“The Hartford”) and FT Acquisition Corporation. A copy of the Merger Agreement is attached to this proxy statement as Appendix A. Pursuant to the terms and conditions of the Merger Agreement, FT Acquisition Corporation will merge with and into Federal Trust Corporation, and each outstanding common share of Federal Trust Corporation, other than common shares owned by Federal Trust Corporation and its subsidiaries, The Hartford and its subsidiaries and dissenting shares, will be converted into the right to receive $1.00 in cash, without interest. As a result of the merger, Federal Trust Corporation will become a wholly owned subsidiary of The Hartford, and Federal Trust Corporation’s common shares will be deregistered under the Securities Exchange Act of 1934, as amended.

You are also being asked to approve the potential adjournment of the special meeting of shareholders if necessary or appropriate to solicit additional proxies.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement, including the appendices, and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting.

If you hold stock in your name as a shareholder of record, indicate on your proxy card how you want your shares to be voted or, if you prefer, you can vote by using the telephone or Internet. If you choose not to vote by telephone or Internet, then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

If you hold your stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. “Street name” shareholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

If you are a participant in the Employees’ Savings & Profit Sharing Plan and Trust (401(k) plan) or the Employee Stock Ownership Plan for Federal Trust Corporation and its Subsidiaries, or any other benefit plans through which you can own shares of Federal Trust Corporation common stock, you will have received with this proxy statement voting instruction forms that reflect all shares you may vote under these plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Federal Trust Corporation common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions may be prior to [meeting date].

Q:	What is the vote required to approve the Merger Agreement?

A:	Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the votes representing the issued and outstanding shares of common stock of Federal Trust Corporation as of the close of business on [record date], the record date for the special meeting.

Q:	Why is my vote important?

A:

Absent consummating the merger, there is a strong likelihood that Federal Trust Bank will be placed into receivership by the Federal Deposit Insurance Corporation, resulting in you owning a company whose liabilities exceed its assets and you not receiving any payment for your shares. If you do not return your proxy card or vote by telephone, Internet or in person at the special meeting or fail to instruct your bank or broker how to vote, it will be more difficult for us to obtain the necessary quorum to hold our special meeting. In addition, your failure to vote or failure to instruct your bank, broker or other nominee how to vote will have the same effect as a vote against approval and adoption of the Merger Agreement. The Merger Agreement must be approved and adopted by the holders of a majority of the votes representing the issued and outstanding shares of Federal Trust Corporation common stock entitled to vote at the special meeting. The Federal Trust Corporation board of directors unanimously recommends that you vote to approve and adopt the Merger Agreement.

Q:	If my broker holds my shares in street name, will my broker automatically vote my shares for me?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q:	What if I abstain from voting or fail to instruct my broker?

A:	If you abstain from voting or fail to instruct your broker to vote your shares, the abstention will be counted toward a quorum at the special meeting, but it will have the same effect as a vote against the Merger Agreement.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All shareholders are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the special meeting.

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

•	First, you may send a written notice to our Corporate Secretary, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

•	Third, you may attend the special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have directed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or nominee to change your vote.

If you voted using the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 3:00 a.m., Eastern Time, on [meeting date].

If you voted by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 3:00 a.m., Eastern Time, on [meeting date].

Q:	Will I have the right to have my shares appraised if I dissent from the merger?

A:	Yes, you will have appraisal rights. If you wish to exercise your right to appraisal as a dissenting shareholder, you must not vote in favor of the adoption of the Merger Agreement, and you must strictly follow the other requirements of Florida law. A summary describing the requirements you must meet in order to exercise your right to appraisal is in the section entitled “Proposal I—Approval of the Merger Agreement—Appraisal Rights.” A copy of the relevant provisions of Florida law is attached as Appendix C to this proxy statement. Note that these procedures require advising Federal Trust Corporation prior to the special meeting of your intention to seek appraisal of your shares.

Q:	Should I send in my stock certificates now?

A:	No. Instructions for surrendering your Federal Trust Corporation stock certificates in exchange for the cash purchase price will be sent to you later. Please do not send any stock certificates with your proxy.

Q:	Will I owe taxes as a result of the merger?

A:

Yes, if you recognize taxable gain. The merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders of Federal Trust Corporation common shares. As a result, to the extent you recognize taxable gain, the cash you receive in the merger in exchange for your

Federal Trust Corporation common shares will be subject to U.S. federal income tax and also may be taxed under applicable state, local and foreign income and other tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Federal Trust Corporation common shares. The deductibility of capital losses by U.S. holders is subject to limitations. See “Proposal I—Approval of the Merger Agreement—Certain Federal Income Tax Consequences.” You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Federal Trust Corporation common shares pursuant to the merger.

Q:	Who should I call with questions?

A:	You should call our Corporate Secretary at (407) 323-1833. You may also contact Regan & Associates, Inc., our proxy solicitation agent, at ( ) - . If your broker or other nominee holds your shares, you should also call your broker or other nominee for additional information.

FEDERAL TRUST CORPORATION

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

SUMMARY TERM SHEET

This is a summary of selected key terms of the transaction between Federal Trust Corporation and The Hartford Financial Services Group, Inc. It may not contain all of the information that is important to you. We urge you to read carefully the entire document, including the appendices, and the other documents to which we refer, including the Merger Agreement, to fully understand the merger. Each item in this summary refers to the page of this document on which the subject is discussed in more detail.

In the Merger, Federal Trust Corporation Shareholders Will Have a Right to Receive $1.00 Per Share of Federal Trust Corporation Common Stock (page 36)

Pursuant to the Merger Agreement, FT Acquisition Corporation, a wholly owned subsidiary of The Hartford will merge with and into Federal Trust Corporation. This will be accomplished through the transactions as set forth under the caption “Proposal I – Approval of the Merger Agreement—General” on page 15. If the merger occurs, each shareholder of Federal Trust Corporation will receive, for each share he or she owns, the right to receive $1.00 in cash per share. See the discussion under the caption “Proposal I – Approval of the Merger Agreement—Terms of the Merger” beginning at page 36 for more information.

What Holders of Federal Trust Corporation Stock Options and Other Equity-Based Awards Will Receive (page 33)

Pursuant to the Merger Agreement, each outstanding option granted by Federal Trust Corporation to purchase shares of Federal Trust Corporation common stock, whether vested or unvested, will be canceled, in exchange for a cash payment equal to the number of shares of Federal Trust Corporation covered by the option, multiplied by the amount, if any, by which $1.00, without interest, exceeds the exercise price per share under the option, less any required withholding taxes. No outstanding options have an exercise price less than $1.00. Accordingly, no payments will be made to any option holder in connection with the cancellation of the options.

Each vested or unvested restricted stock unit with respect to shares of Federal Trust Corporation common stock that is outstanding immediately prior to the effective date of the merger will be canceled, in exchange for a cash payment equal to the number of shares subject to the restricted stock units, multiplied by $1.00, without interest, less any required withholding taxes.

At the effective time of the merger, each share of common stock held by the Federal Trust Bank Employee Stock Ownership Plan will be converted into the right to receive $1.00.

The Merger Will Be Taxable to Federal Trust Corporation Shareholders (page 28)

The merger generally will be a taxable transaction to you, and you will generally recognize gain or loss in an amount equal to the difference, if any, between (i) the merger consideration and (ii) your adjusted tax basis in the shares of Federal Trust Corporation common stock exchanged in the merger.

The federal income tax consequences described above may not apply to all holders of Federal Trust Corporation common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

The Federal Trust Corporation Board of Directors Unanimously Recommends that Federal Trust Corporation Shareholders Vote “FOR” Approval and Adoption of the Merger Agreement (page 19)

The merger cannot occur unless Federal Trust Corporation’s shareholders approve the merger by the affirmative vote of a majority of the issued and outstanding shares of common stock and all regulatory and other approvals necessary to complete the merger are obtained and other conditions are satisfied or waived. See the discussion under the caption “Proposal I – Approval of the Merger Agreement —Conditions to the Merger” beginning at page 37 for more information. The Board of Directors of Federal Trust Corporation has approved the merger and unanimously recommends that Federal Trust Corporation’s shareholders vote in favor of it. See the discussion under the caption “Proposal I – Approval of the Merger Agreement—Federal Trust Corporation’s Reasons for the Merger and Recommendation of the Board of Directors” for more information. In deciding to enter into the Merger Agreement, the Board considered a variety of factors including but not limited to:

•	the status of Federal Trust Corporation with respect to the timeframes set forth in the Cease and Desist Order issued to Federal Trust Corporation by the Office of Thrift Supervision;

•	the amount and form of merger consideration; and

•	the ability of The Hartford to complete the merger.

Stifel, Nicolaus & Company, Incorporated Has Provided an Opinion to the Federal Trust Corporation Board of Directors Regarding the Merger Consideration (page 21 and Appendix B)

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) delivered its opinion to the board of directors of Federal Trust Corporation on November 14, 2008 that, based upon and subject to the factors and assumptions set forth in the opinion, the per share consideration to be paid to the holders of Federal Trust Corporation’s common stock (other than dissenting shares, as defined in the Merger Agreement, or shares held directly or indirectly by The Hartford or Federal Trust Corporation or any of their respective subsidiaries) by The Hartford in connection with the merger pursuant to the Merger Agreement was fair to such holders, from a financial point of view.

The full text of the written opinion of Stifel Nicolaus, dated November 14, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement. See also the discussion under the caption “Proposal I – Approval of the Merger Agreement – Opinion of Federal Trust Corporation’s Financial Advisor” beginning at page 21 for more information. Federal Trust Corporation’s shareholders should read the opinion in its entirety. Stifel Nicolaus provided its opinion for the information and assistance of the Federal Trust Corporation board of directors in connection with the board’s consideration of the financial terms of the merger. Stifel Nicolaus’ opinion is not a recommendation as to how any Federal Trust Corporation shareholder should vote with respect to the merger.

•	Federal Trust Corporation has Agreed to Pay The Hartford a Termination Fee of $3.5 Million in Certain Circumstances and Has Agreed to Non-Solicitation Restrictions (page 41 and 44)

Federal Trust Corporation has agreed to pay The Hartford a termination fee of $3.5 million if:

•

Federal Trust Corporation’s board of directors fails to recommend approval and adoption of the Merger Agreement to shareholders, approves or recommends a proposal from another party to acquire Federal Trust Corporation (or publicly proposes to do so), fails to timely recommend that shareholders reject any tender offer or exchange offer for the shares of Federal Trust Corporation or any of its subsidiaries, breaches its non-solicitation obligations in any material respect adverse to The Hartford or breaches its obligations to call this special meeting in any material respect; or

•

the Merger Agreement is terminated in circumstances described below following the announcement of a proposal from another party to acquire Federal Trust Corporation and Federal Trust Corporation enters into a merger agreement with another party within six months following the termination of the Merger Agreement or in other circumstances.

See the discussion under the caption “Proposal I—Approval of the Merger Agreement—Termination of the Merger Agreement” for more information.

In general, Federal Trust Corporation has agreed that it will not seek or encourage a competing transaction to acquire Federal Trust Corporation, except in very limited situations in which an unsolicited offer is made. See the discussion under the caption “Proposal I—Approval of the Merger Agreement—Agreement Not to Solicit Other Offers” beginning at page 41 for more information.

Federal Trust Corporation’s Executive Officers and Directors Have Financial Interests in the Merger That Differ From Your Interests (page 32)

Our directors and executive officers have interests in the merger as individuals in addition to, or different from, their interests as shareholders, including, but not limited to, payments under their existing employment agreements, new employment agreements for two executive officers and proposed new compensation arrangements for two directors and indemnification and insurance coverage provided by The Hartford. In addition, as of [record date], the executive officers and directors as a group will receive approximately $                             in merger consideration in exchange for the shares of Federal Trust Corporation common stock they individually own. See the discussion under the caption “Proposal I—Approval of The Merger Agreement—Financial Interests of Directors and Officers in the Merger” for more information.

Under Florida Law, You Have the Right to Exercise Appraisal Rights in Connection with the Merger (page 30)

Under Florida law, you have the right to exercise appraisal rights in connection with the merger. This means that if you comply with the procedures for perfecting appraisal rights under Florida law, you are entitled to have the fair value of your shares determined by a state court in Seminole County, Florida and to receive a cash payment based on that valuation instead of the consideration to be paid in the merger. To exercise your appraisal rights, you must deliver written notice of your intent to demand payment to Federal Trust Corporation, 312 West 1st Street, Sanford, Florida 32771, Attn: Corporate Secretary, before the vote on the Merger Agreement at the special meeting, and you must not vote in favor of the adoption of the Merger Agreement. You must also complete a form that the surviving company will provide to you following completion of the merger with its estimate of the fair value of Federal Trust Corporation’s common stock, and, unless the surviving company either accepts your offer as to the fair value of the shares of common stock or commences a proceeding in a state court in Seminole County, Florida, you must commence a proceeding in a state court in Seminole County, Florida. Your failure to follow exactly the procedures specified under Florida law will result in the loss of your appraisal rights. For additional information, see the discussion under the caption “Proposal I—Approval of the Merger Agreement—Appraisal Rights” and the relevant provisions of Florida law attached to this proxy statement as Appendix C.

There are Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 37)

Currently, we expect to complete the merger during the first quarter of 2009. As more fully described in this document and in the Merger Agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	Approval and adoption of the Merger Agreement by Federal Trust Corporation’s shareholders;

•

Directors Robert G. Cox and Charles R. Webb; President, Chief Executive Officer and Director Dennis T. Ward and Senior Vice President, Chief Credit Officer and Special Assets Manager Edward J. Walker, III entering into retention agreements with The Hartford or a subsidiary of The Hartford on terms reasonably acceptable to The Hartford;

•	Shareholders of not more than 10% of the total number of issued and outstanding shares of Federal Trust Corporation common stock perfecting their appraisal rights in accordance with Florida law; and

•	receipt of certain required regulatory approvals described below.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

There are Regulatory Approvals That Must Be Received for the Merger to Occur (page 34)

Federal Trust Corporation and The Hartford each have agreed to use its commercially reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger and the transactions contemplated by the Merger Agreement. The Hartford is not obligated to take any action, or commit to take any action or agree to any condition or restriction in connection with obtaining these permits, consents, approvals and authorizations, which in The Hartford’s reasonable judgment would be expected to have, individually or in the aggregate with such other actions, a materially burdensome effect on The Hartford, any of its significant subsidiaries or Federal Trust Corporation or a materially adverse effect on the anticipated benefits of the merger to The Hartford.

These approvals include

•

Approval by the Office of Thrift Supervision of The Hartford’s application to acquire control of Federal Trust Corporation and to become a savings and loan holding company. In addition, The Hartford’s obligation to consummate the merger is subject to the Office of Thrift Supervision having terminated the Orders to Cease and Desist issued to Federal Trust Corporation and Federal Trust Bank on May 12, 2008.

•	Approval and authorization by the U.S. Treasury Department of The Hartford:

•

for participation in the Capital Purchase Program under the Troubled Asset Relief Program, as authorized by the Emergency Economic Stabilization Act of 2008, on terms not less favorable to The Hartford than those set forth on the website of the U.S. Department of the Treasury on November 14, 2008 (the date of execution of the Merger Agreement); and

•

to receive funding under the Capital Purchase Program in an amount equal to (x) the amount requested by The Hartford in its application or (y) at The Hartford’s sole discretion, such lesser amount as may be determined by The Hartford to be acceptable.

Consummation of the merger is also subject to prior approval by the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision of matters relating to Allianz SE, a shareholder of The Hartford.

Although we do not know of any reason why these regulatory approvals cannot be obtained in a timely manner, we cannot be certain when or if such approvals will be obtained.

FEDERAL TRUST CORPORATION

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth historical consolidated financial data for Federal Trust Corporation. The annual historical financial condition and operating data are derived from Federal Trust Corporation’s consolidated financial statements audited by its independent registered public accounting firm. Financial data as of September 30, 2008 and for the nine months ended September 30, 2008 and 2007 are derived from unaudited financial data, but Federal Trust Corporation believes such amounts reflect all normal recurring adjustments necessary for a fair presentation of the results of operations and financial position for those periods. The results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the entire year.

	At September 30, 2008 (1)	At December 31,
		2007	2006	2005	2004	2003
	(Dollars in thousands, except per share amounts)
Selected Financial Condition Data:

Total assets	$601,741	$690,264	$722,964	$735,416	$603,131	$468,198
Loans, net	472,898	563,234	603,917	630,827	521,331	398,401
Securities available for sale	32,906	52,449	65,558	50,080	41,172	33,615
Deposits	410,659	481,729	472,794	471,062	404,116	314,630
Federal Home Loan Bank advances	161,500	152,000	179,700	201,700	143,700	107,700
Stockholders’ equity	9,861	39,686	54,620	44,141	39,387	26,457
Book value per share	1.05	4.22	5.86	5.23	4.86	3.97
Shares outstanding (2)	9,393,919	9,393,919	9,319,603	8,443,105	8,101,287	6,656,739

Equity-to-assets ratio	1.64%	5.75%	7.56%	6.00%	6.53%	5.65%

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2008 (1)	2007 (1)	2007	2006	2005	2004	2003
	(Dollars in thousands, except per share amounts)
Selected Operating Data:

Interest income	$24,200	$32,114	$42,486	$43,842	$33,977	$24,609	$20,921
Interest expense	18,671	23,065	30,797	28,114	19,336	10,851	9,750

Net interest income	5,529	9,049	11,689	15,728	14,641	13,758	11,171
Provision for losses on loans	10,265	10,410	16,412	639	650	1,180	650

Net interest (loss) income after provision for loan losses	(4,736)	(1,361)	(4,723)	15,089	13,991	12,578	10,521
Other income	1,376	1,218	944	2,226	2,533	2,391	2,358
Other-than-temporary impairment	—	—	749	—	—	1,055	—
Other expenses	15,151	15,454	18,742	12,461	9,791	9,334	8,826

Income (loss) before income taxes	(18,511)	(15,597)	(23,270)	4,854	6,733	4,580	4,053
Income tax expense (benefit)	7,531	(6,135)	(9,107)	1,444	2,297	1,497	1,276

Net (loss) earnings	$(26,042)	$(9,462)	$(14,163)	$3,410	$4,436	$3,089	$2,777

Basic (loss) earnings per share	$(2.27)	$(1.01)	$(1.51)	$0.38	$0.54	$0.43	$0.42
Diluted (loss) earnings per share	$(2.27)	$(1.01)	$(1.51)	$0.37	$0.53	$0.42	$0.41

Weighted average common shares outstanding	9,393,919	9,356,967	9,363,223	9,002,900	8,269,423	7,224,069	6,679,936

Return (loss) on average assets	(3.99)%	(1.32)%	(1.97)%	0.46%	0.66%	0.59%	0.64%
Return (loss) on average equity	(95.82)%	(17.92)%	(26.83)%	6.70%	10.70%	9.80%	10.79%
Net interest margin	1.21%	1.78%	1.74%	2.26%	2.30%	2.80%	2.73%
Average equity to average assets	4.16%	7.35%	7.33%	6.92%	6.16%	6.02%	5.95%
Dividend payout ratio	—%	—%	—%	44.74%	24.03%	20.36%	11.81%

Allowance for loan losses as a percent of total loans, net of undisbursed portion of loans in process	4.32%	1.72%	2.42%	0.84%	0.71%	0.74%	0.70%

(1)	Ratios at and for the nine months ended September 30, 2008 and 2007 are annualized.
(2)	Net of unallocated Employee Stock Ownership Plan shares of 42,386, 42,386, 31,939, 21,789 and 119,375 as of September 30, 2008, December 31, 2007, 2006, 2005 and 2004, respectively.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents which we refer to in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, information concerning possible or assumed future results of operations of Federal Trust Corporation, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet” and “Proposal I—Approval of the Merger Agreement,” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect our current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Federal Trust Corporation. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•	conditions to the closing of the merger may not be satisfied or the Merger Agreement may be terminated prior to closing;

•	difficulties in obtaining required shareholder and regulatory approvals of the merger;

•	increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment;

•	changes in deposit flows, loan demand or real estate values;

•	changes in accounting principles, policies or guidelines;

•	legislative or regulatory changes;

•	changes in general economic conditions or conditions in securities markets or the banking industry;

•	materially adverse changes in the financial condition of Federal Trust Corporation or The Hartford;

•	difficulties related to the completion of the merger; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Federal Trust Corporation or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Federal Trust Corporation undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING

This section contains information about the special meeting of Federal Trust Corporation shareholders that has been called to consider and approve and adopt the Merger Agreement.

Place, Date and Time

The special meeting will be held at [location] located at [address, city, state, zip], on [meeting date], commencing at [meeting time], local time.

Purpose of the Meeting

At the special meeting, our shareholders will be asked to consider and vote on the following matters:

•

a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 14, 2008, by and between Federal Trust Corporation, The Hartford Financial Services Group, Inc, and FT Acquisition Corporation; and

•

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.

Our shareholders also may consider and vote upon such other matters as are properly brought before the special meeting. As of the date hereof, we know of no business that will be presented for consideration at the special meeting, other than the matters described in this proxy statement.

How To Vote

You may vote your shares:

1.	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 3:00 a.m., Eastern Time, on [meeting date]. Once you use the Internet voting system, you can record and confirm (or change) your voting instructions.

2.	By telephone. Use the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 3:00 a.m., Eastern Time, on [meeting date]. Once you use the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

3.	By mail. Mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by Federal Trust Corporation will be voted in accordance with the instructions marked on the proxy card. If you return an executed proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding Notice of Special Meeting of Shareholders. Returning a proxy card will not prevent you from voting in person if you attend the special meeting.

Alternatively, you may attend the special meeting and vote in person. If you are a shareholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from your shareholder of record to vote personally at the special meeting.

Record Date; Vote Required

Only our shareholders of record at the close of business on [record date] are entitled to notice of and to vote at the special meeting or any adjournment thereof. As of [record date], there were 9,436,305 shares of our common stock outstanding and entitled to vote at the special meeting or any adjournment thereof.

At the special meeting our shareholders will be entitled to cast one vote per share of common stock owned on [record date]. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum.

The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock is required for approval of the Merger Agreement. As a result, abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement. In order to adjourn the special meeting, holders of a majority of our shares common stock present in person or by proxy at the special meeting must vote in favor of the proposal.

If your shares are held in “street name” by your broker, bank or other nominee you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, contact your broker, bank or other nominee and he or she can give you directions on how to vote your shares. Brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the adoption of the Merger Agreement (i.e., “broker non-votes”). Shares of Federal Trust Corporation common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote “AGAINST” approval of the Merger Agreement.

Approval of the Merger Agreement by our shareholders is a condition to completion of the merger. See “Proposal I—Approval of the Merger Agreement—Conditions to the Merger.”

Beneficial Ownership of Federal Trust Corporation Common Stock

As of [record date], our directors and executive officers and their affiliates beneficially owned in the aggregate                      shares of our common stock, excluding stock options, or                             % of our outstanding shares of common stock entitled to vote at the special meeting.

Proxies; Revocation

Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless such proxies have been revoked, be voted at the special meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted “FOR” the adoption of the Merger Agreement and “FOR” the proposal to adjourn if necessary. However, no proxy voted against the proposal to approve the Merger Agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the Merger Agreement.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted in the following manner: (i) by delivering to the Secretary of Federal Trust Corporation, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a later-dated proxy relating to the same shares of common stock and delivering it to the Secretary at or before the special meeting, or (iii) by attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute a revocation of a proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Federal Trust Corporation
312 West 1st Street
Sanford, Florida 32771
Attention:	Marcia Zdanys
Corporate Secretary

If you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the paragraphs above do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change those instructions.

If you voted using the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 3:00 a.m., Eastern Time, on [meeting date].

If you voted by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 3:00 a.m., Eastern Time, on [meeting date].

If any other matters are properly presented at the special meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Federal Trust Corporation does not know of any other matters to be presented at the special meeting.

Federal Trust Corporation will bear the cost of solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our shareholders, personally or by telephone or by other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, we have retained Regan & Associates, Inc. to solicit proxies on behalf of the Board of Directors. Regan & Associates, Inc. will receive a fee of $                 for these services, exclusive of reimbursement for their expenses.

You are requested to complete, date and sign the accompanying proxy and to return it promptly in the enclosed postage-paid envelope, or vote by telephone or the Internet.

You should not forward stock certificates with your proxy cards.

Recommendation of the Federal Trust Corporation Board of Directors

The Federal Trust Corporation board of directors has unanimously approved and adopted the Merger Agreement and the transactions it contemplates, including the merger. The Federal Trust Corporation board of directors determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of Federal Trust Corporation and its shareholders and unanimously recommends that you vote “FOR” approval and adoption of the Merger Agreement. See “The Merger—Federal Trust Corporation’s Reasons for the Merger and Recommendation of the Board of Directors” on page 19 for a more detailed discussion of the Federal Trust Corporation board of directors’ recommendation.

Attending the Federal Trust Corporation Special Meeting

If you want to vote your shares of Federal Trust Corporation common stock held in street name in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in Federal Trust Corporation Benefit Plans

If you are a participant in the Employees’ Savings & Profit Sharing Plan and Trust (401(k) plan) or the Employee Stock Ownership Plan for Federal Trust Corporation and its Subsidiaries, or any other benefit plans through which you can own shares of Federal Trust Corporation common stock, you will have received with this proxy statement voting instruction forms that reflect all shares you may vote under these plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Federal Trust Corporation common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions may be prior to [meeting date].

MARKET PRICE AND DIVIDEND DATA FOR FEDERAL TRUST CORPORATION COMMON STOCK

Federal Trust Corporation’s common stock is listed on the Over the Counter Bulletin Board under the symbol “FDTR.OB.” Prior to November 11, 2008, the common stock was listed on the American Stock Exchange. Trading in the common stock on the American Stock Exchange was suspended on September 30, 2008. The following table shows the high and low prices per share for Federal Trust Corporation common stock as reported on the American Stock Exchange (for periods prior to November 11, 2008), as known to Federal Trust Corporation (for periods beginning with and following November 11, 2008 prior to November 17, 2008) and as reported on the Over the Counter Bulletin Board (for periods beginning with and following November 24, 2008) and the cash dividends declared by Federal Trust Corporation for the periods indicated.

Year Ending December 31, 2008	High	Low	Cash Dividends Paid Per Share
Fourth quarter (through )	$	$	$—
Third quarter			—
Second quarter	1.85	0.30	—
First quarter	2.95	1.12	—

Year Ended December 31, 2007	High	Low	Cash Dividends Paid Per Share
Fourth quarter	$5.10	$2.05	$—
Third quarter	8.25	4.30	—
Second quarter	10.10	8.10	0.04
First quarter	10.37	9.71	0.04

Year Ended December 31, 2006	High	Low	Cash Dividends Paid Per Share
Fourth quarter	$10.50	$9.77	$0.04
Third quarter	11.05	10.36	0.05
Second quarter	12.15	10.00	0.04
First quarter	12.52	9.77	0.04

On November 13, 2008, the last trading day prior to the public announcement that The Hartford and Federal Trust Corporation had entered into the Merger Agreement, the last known trading price of Federal Trust Corporation common stock was $             per share. On             , 2008, which is the last practicable date prior to the printing of this proxy statement, the closing price of Federal Trust Corporation common stock was $             per share.

As of [record date], there were approximately                  holders of record of Federal Trust Corporation common stock. This number does not reflect the number of persons or entities who may hold their common stock in nominee or “street” name through brokerage firms.

INFORMATION ABOUT THE COMPANIES

The Hartford Financial Services Group, Inc. The Hartford is a diversified insurance and financial services holding company. It is among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of The Hartford’s subsidiaries. The Hartford’s companies write insurance in the United States and internationally. At September 30, 2008, total assets were $311.5 billion and total stockholders’ equity was $12.6 billion.

FT Acquisition Corporation. The Hartford has formed FT Acquisition Corporation, a Florida corporation, solely for the purpose of merging with and into Federal Trust Corporation.

Federal Trust Corporation. Federal Trust Corporation is a Florida corporation that is the holding company for Federal Trust Bank. At September 30, 2008, Federal Trust Corporation had total consolidated assets of $601.7 million, total deposits of $410.7 million and total shareholders’ equity of $9.9 million. The principal executive office of Federal Trust Corporation is located at 312 West 1st Street, Sanford, Florida 32771, and its telephone number at that address is (407) 323-1833.

Federal Trust Bank. Federal Trust Bank, a wholly owned subsidiary of Federal Trust Corporation, is a federally-chartered savings bank whose deposits are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law. Federal Trust Bank operates 11 full-service offices in Seminole, Orange, Volusia, Lake and Flagler Counties, Florida. The principal executive office of Federal Trust Bank is located at 312 West 1st Street, Sanford, Florida 32771, and its telephone number at that address is (407) 323-1833.

PROPOSAL I – APPROVAL OF THE MERGER AGREEMENT

The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A and incorporated by reference herein. All shareholders are urged to read the Merger Agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B. All information contained in this proxy statement with respect to The Hartford and its subsidiaries has been supplied by The Hartford for inclusion herein and has not been independently verified by Federal Trust Corporation.

General

As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as discussed below, Federal Trust Corporation and FT Acquisition Corporation, a Florida subsidiary corporation of The Hartford, will merge in accordance with Florida law, with Federal Trust Corporation surviving as a wholly owned subsidiary of The Hartford. Federal Trust Corporation’s subsidiary, Federal Trust Bank, will continue to operate as an indirect subsidiary of The Hartford following the merger.

Upon completion of the merger, our shareholders will be entitled to receive $1.00 in cash for each of their shares of Federal Trust Corporation common stock and shall cease to be shareholders of Federal Trust Corporation.

Background of the Merger

In January 2008, Federal Trust Corporation’s Board of Directors, in consultation with its financial advisor, Stifel, Nicolaus & Company, Incorporated, determined to proceed with a rights offering to its existing shareholders that would include a “standby purchaser” backup component whereby Federal Trust Corporation would agree to sell shares of its common stock to certain institutional investors and high net worth individuals. The proceeds from the rights offering would provide capital to Federal Trust Bank to be used to implement Federal Trust Bank’s business plan and to offset additions to the allowance for loan losses resulting from continued deterioration in Federal Trust Bank’s loan portfolio. On January 27, 2008, Federal Trust Corporation announced operating results for the year ended December 31, 2007, including an operating loss of $14.2 million for the year. As a result, as of December 31, 2007, Federal Trust Bank’s regulatory capital position fell below that required to be considered “well capitalized.”

During February 2008, the Office of Thrift Supervision completed its examinations of Federal Trust Corporation and Federal Trust Bank. The Office of Thrift Supervision noted weaknesses and failures relating primarily to Federal Trust Bank’s real estate lending practices and asset quality, and their impact on capital and earnings. Following the issuance of the examination reports, the Office of Thrift Supervision presented drafts of cease and desist orders to Federal Trust Corporation and Federal Trust Bank, which orders were designed to ensure that the weaknesses noted in the examinations were properly addressed.

In April 2008, Federal Trust Corporation filed a registration statement with the Securities and Exchange Commission with respect to the rights offering. On April 25, 2008, the Office of Thrift Supervision notified Federal Trust Corporation and Federal Trust Bank that Federal Trust Bank was a “troubled institution” and that operating restrictions were applicable due to the results of the reports of examination, as well as additional operating restrictions being placed on Federal Trust Corporation and Federal Trust Bank. These included, among other things, limitations on growth, the inability to pay dividends without prior regulatory approval and the inability to make any payments of any kind, or in any form, to any person or entity in an amount exceeding $5,000 in any calendar month without the prior written approval of the Office of Thrift Supervision.

Prior to April 2008, Federal Trust Corporation had focused its efforts on the rights offering. However, in April 2008, as a result of difficulties in reaching agreements with the standby purchasers in the rights offering and deteriorating capital market conditions, the Board of Directors asked Stifel, Nicolaus & Company, Incorporated, financial advisor to Federal Trust Corporation, to contact entities that might be interested in acquiring Federal Trust Corporation. Stifel, Nicolaus & Company, Incorporated contacted five entities, including one savings and loan holding company that had previously contacted the Office of Thrift Supervision to request its assistance in getting Federal Trust Corporation to authorize this entity to conduct due diligence on a whole-company acquisition basis, and not as a standby investor. Two of the five entities, including the savings and loan holding company that had contacted the Office of Thrift Supervision, conducted due diligence. Neither of these entities pursued further discussions with Federal Trust Corporation.

On April 29, 2008, Federal Trust Corporation announced operating results for the quarter ended March 31, 2008, including an operating loss of $2.2 million for the quarter, and an increase in nonperforming assets to $57.9 million at March 31, 2008 from $47.7 million at December 31, 2007.

Effective May 12, 2008, Federal Trust Corporation and Federal Trust Bank consented to the issuance by the Office of Thrift Supervision of cease and desist orders. The orders provided that:

•

Federal Trust Corporation must submit for review and approval by the Office of Thrift Supervision a capital plan to raise additional capital for Federal Trust Bank by July 15, 2008 and, if the additional capital could not be raised by such date, to enter into a merger agreement with a merger or acquisition partner by August 31, 2008;

•

Federal Trust Bank must submit for review and approval or non-objection by the Office of Thrift Supervision a detailed business plan to strengthen and improve Federal Trust Bank’s operations, earnings, liquidity and capital;

•	Federal Trust Bank must submit quarterly reports to the Office of Thrift Supervision regarding compliance with the business plan;

•

until the Office of Thrift Supervision approved or provided its non-objection to Federal Trust Bank’s business plan, Federal Trust Bank would not be permitted to increase its current levels of construction loans, acquisition and development loans, non-residential permanent mortgage loans, land loans and certain other loans without the prior approval of the Office of Thrift Supervision;

•

until the Office of Thrift Supervision approved or provided its non-objection to Federal Trust Bank’s business plan, Federal Trust Bank would not be permitted to increase its total assets during any quarter in excess of an amount equal to the net interest credited on deposit liabilities during the quarter, without the prior approval of the Office of Thrift Supervision;

•

Federal Trust Bank must submit for review and approval or non-objection by the Office of Thrift Supervision an asset review program that would (i) strengthen and ensure the timely identification and proper classification of problem assets, (ii) ensure adequate and proper levels of the allowance for loan and lease losses, and (iii) establish individualized resolution plans for problem assets;

•	Federal Trust Bank would not be permitted to declare a dividend without the prior written approval of the Office of Thrift Supervision;

•	Federal Trust Bank must revise its legal lending limit policies and procedures to ensure compliance with applicable law and devise an action plan to correct any legal lending limit violations;

•

Federal Trust Bank would not be permitted to enter into, renew or modify any agreements with Federal Trust Corporation or enter into affiliated transactions with Federal Trust Corporation, without prior approval of the Office of Thrift Supervision;

•

Federal Trust Bank would not be permitted to enter into any third-party contracts for services outside the normal course of business without prior review and approval of the Office of Thrift Supervision;

•	the Board of Directors of Federal Trust Bank must submit a plan to strengthen the Board of Directors’ oversight of management and Federal Trust Bank’s operations;

•

the Board of Directors of Federal Trust Bank must conduct a review of Federal Trust Bank’s lending functions and assess the qualifications, experience and proficiency of Federal Trust Bank’s management and lending staff; and

•

the Board of Directors of Federal Trust Bank must establish a committee comprised of non-employee directors to monitor and coordinate Federal Trust Bank’s compliance with the provisions of its enforcement order.

On May 12, 2008, Federal Trust Corporation priced its rights offering and the related standby offering. Shares of common stock would be sold to shareholders and to the standby purchasers (certain institutional investors and high net worth individuals) at a price of $0.95 per share. Federal Trust Corporation agreed to sell to the standby purchasers up to $23.4 million of shares of common stock. Federal Trust Corporation also agreed to provide two of these Standby Purchasers a total of 10,000,000 warrants exercisable for up to 10,000,000 shares of common stock at $0.95 per share. As a result of the rights offering, the standby purchasers would have owned between 47.7% and 62.2% of Federal Trust Corporation’s outstanding shares of common stock, and would have held warrants entitling two of the standby purchasers the right to purchase in the aggregate up to an additional 24.4% of Federal Trust Corporation’s outstanding shares of common stock.

On June 5, 2008, Federal Trust Corporation announced its intention to update the financial and business information contained in its prospectus dated May 12, 2008 and to initiate a new rights offering, which could include additional standby purchasers.

On June 9, 2008, Federal Trust Corporation received an unsolicited, non-binding indication of interest from a large private equity fund that was interested in purchasing Federal Trust Corporation and Federal Trust Bank in an all-cash acquisition. This private equity fund conducted on-site due diligence on June 18, 2008. However, following further discussions between management and the private equity fund, the private equity fund determined not to pursue further negotiations.

On June 27, 2008, Federal Trust Corporation filed a prospectus with the Securities and Exchange Commission related to the new rights offering. On that same date, Federal Trust Corporation filed amendments to its annual report on Form 10-K for the year ended December 31, 2007 and its quarterly report for the quarter ended March 31, 2008. The amendments reflected recalculations and resulting reductions to regulatory capital ratios as of December 31, 2007 and March 31, 2008.

On June 27, 2008, and in accordance with the terms of the Indenture governing the debentures issued by Federal Trust Corporation to Federal Trust Statutory Trust I, Federal Trust Corporation notified the trustee of the Federal Trust Statutory Trust I of Federal Trust Corporation’s intention to defer its interest payments payable September 2008 on the debentures. As a result, Federal Trust Statutory Trust I would defer its payments of dividends on the $5.0 million of trust preferred securities it originally issued to investors in September 2003. Such notification was made to the trustee in connection with the restriction by the Office of Thrift Supervision on Federal Trust Corporation’s ability to make payments to third parties in excess of $5,000.

On July 23, 2008, Federal Trust Corporation announced that the Office of Thrift Supervision had extended the deadline for Federal Trust Corporation to raise additional capital to September 30, 2008. The Office of Thrift Supervision also extended the deadline for the Company to execute a merger agreement if the capital raising efforts were unsuccessful to November 15, 2008. On July 25, 2008, Federal Trust Corporation announced operating results for the quarter ended June 30, 2008, including an operating loss of $2.8 million for the quarter.

Beginning in August 2008, Stifel, Nicolaus & Company, Incorporated contacted nine new individuals or organizations that might be interested in acquiring Federal Trust Corporation, and re-contacted three organizations that had previously been contacted in April 2008. A number of these potential acquirers were only interested in acquiring Federal Trust Bank in an “assisted” transaction (through the Federal Deposit Insurance Corporation), whereby shareholders of Federal Trust Corporation would receive no consideration for their shares of common stock. Although some of these 12 individuals and entities submitted indications of interest and/or conducted due diligence, none maintained an interest in pursuing a transaction following their due diligence.

On August 4, 2008, following discussions with the standby purchasers in the rights offering, the Board of Directors announced that it would offer shares of stock for sale in a public offering instead of in a rights offering. Federal Trust Corporation prepared amendments to the existing agreements with the standby purchasers that reflected the terms of the new stock offering.

On August 8, 2008, the Board of Directors of Federal Trust Corporation determined that the financial statements for the three months ended March 31, 2008 as included in Federal Trust Corporation’s Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the Quarter Ended March 31, 2008, and the financial statements for the three and six months ended June 30, 2008 as included in its press release dated July 25, 2008, should no longer be relied upon because Federal Trust Corporation was restating earnings previously reported for the quarter ended March 31, 2008 and for the three and six months ended June 30, 2008.

The restatement represented Federal Trust Corporation’s reassessment of its operating losses and trends in past due and non-performing loans over the five quarters ending March 31, 2008. As a result of this reassessment, Federal Trust Corporation determined that, in accordance with applicable accounting literature, it was more likely than not that Federal Trust Corporation’s deferred tax asset would not be realized and, therefore, Federal Trust Corporation recorded a deferred tax asset valuation allowance at March 31, 2008 of $9.1 million. As a result of the restatement, Federal Trust Corporation’s operating loss was $11.2 million for the three months ended March 31, 2008, compared to $2.2 million as previously reported, and was $15.8 million for the six months ended June 30, 2008, compared to $5.1 million as previously reported.

On August 11, 2008, Federal Trust Corporation entered into a non-binding letter of intent with Sidhu Advisors FDT, LLC (“Sidhu”), whereby Sidhu, or a newly-formed affiliate, would invest at least $30 million in Federal Trust Corporation and acquire control of Federal Trust Corporation. The proposed transaction was subject to the negotiation of a definitive agreement between Federal Trust Corporation and Sidhu and other conditions, including completion of an updated due diligence review of Federal Trust Corporation by Sidhu. Following completion of this updated due diligence review, the letter of intent expired August 25, 2008 without Federal Trust Corporation and Sidhu entering into a definitive agreement. As a result of this inability to reach agreement with one of its prior standby investors, and an indication from the other primary standby investor that it was no longer interested in participating in a recapitalization transaction, Federal Trust Corporation did not continue its efforts to raise capital in a public stock offering.

On September 19, 2008, Federal Trust Corporation entered into a non-binding letter of intent with an investor group based in New York and Florida, whereby the investor group would invest between $40 million and $55 million in Federal Trust Corporation and acquire control of Federal Trust Corporation. Negotiations terminated following completion of due diligence. On September 30, 2008, trading in Federal Trust Corporation’s common stock was halted by the American Stock Exchange.

Management of Federal Trust Corporation continued to receive indications of interest from other entities that were interested in purchasing Federal Trust Corporation and/or Federal Trust Bank. In early October 2008, Federal Trust Bank entered into a confidentiality agreement with one of these entities and that entity conducted preliminary due diligence. That entity never pursued further discussions with Federal Trust Corporation, and none of the other parties who had contacted management entered into confidentiality agreements that would enable them to conduct due diligence.

On October 24, 2008, President and Chief Executive Officer Dennis T. Ward received a call from the Office of Thrift Supervision indicating that Mr. Ward should contact an attorney who represented an entity that might be interested in acquiring Federal Trust Corporation. Mr. Ward received a similar call from the Office of Thrift Supervision that same day with respect to another attorney who represented a second entity. Mr. Ward contacted the attorney referenced in the first call on October 24, 2008, who indicated that his client was The Hartford. Mr. Ward also left a message for the second individual on that same day. That same day, The Hartford provided Mr. Ward a form of confidentiality agreement, which Mr. Ward executed on behalf of Federal Trust Corporation on October 25, 2008. The Hartford began its due diligence review on October 26, 2008. On October 27, 2008, the second individual referenced by the Office of Thrift Supervision contacted Mr. Ward to say that his client was not interested in pursuing a transaction with Federal Trust Corporation.

The Hartford continued its due diligence and provided Federal Trust Corporation a non-binding term sheet with respect to an acquisition on November 10, 2008. The Hartford then provided Federal Trust Corporation with an initial draft of a merger agreement on November 11, 2008. On that same day, The Hartford orally informed Mr. Ward that its proposed merger consideration would be $1.00 in cash for each share of Federal Trust Corporation common stock. Federal Trust Corporation and its counsel negotiated the terms of the merger agreement with The Hartford and its counsel over the next few days.

On November 13, 2008, the Board of Directors of Federal Trust Corporation held a special meeting. Members of management, together with Federal Trust Corporation’s legal advisors, reviewed with the Board of Directors the terms of the proposed merger with The Hartford. Counsel and members of management also reviewed the history of the Board’s actions taken up to the date of the board meeting, including the negotiations with The Hartford and its counsel. Legal counsel also discussed with the Board of Directors the legal standards applicable to its decisions and actions with respect to the proposed transaction, and reviewed the legal terms of the proposed merger and the related agreements.

On November 14, 2008, the Board of Directors of Federal Trust Corporation held another special meeting. Legal counsel and members of management updated the Board of Directors with respect to the terms of the proposed merger and the related agreements, including the negotiations with The Hartford and its counsel. In addition, representatives of Stifel, Nicolaus & Company, Incorporated discussed a range of matters, including the matters set forth in “—Opinion of Federal Trust Corporation’s Financial Advisor.” After this discussion, Stifel, Nicolaus & Company, Incorporated provided the Board of Directors its oral opinion (subsequently confirmed in writing) that, as of the date of the board meeting and based upon and subject to the considerations described in its opinion, the proposed merger consideration was fair, from a financial point of view, to holders of Federal Trust Corporation common stock.

After further discussion, and taking into consideration the factors described under “– Federal Trust Corporation’s Reasons for the Merger and Recommendation of the Board of Directors,” the Board of Directors determined that the proposed merger with The Hartford presented the best opportunity for enhancing shareholder value. Accordingly, the Board of Directors determined that the merger was advisable and in the best interests of Federal Trust Corporation and its shareholders, and it unanimously approved and adopted the merger with The Hartford.

Following the approval and adoption by Federal Trust Corporation’s Board of Directors on November 14, 2008, the parties executed the Merger Agreement. That day, the parties publicly announced the transaction by issuing press releases.

Federal Trust Corporation’s Reasons for the Merger and Recommendation of the Board of Directors

The Federal Trust Corporation Board of Directors reviewed and discussed the proposed merger with management and its financial and legal advisors in determining that the proposed merger is in the best interests of Federal Trust Corporation and its shareholders. In reaching its conclusion to approve the Merger Agreement, the Board of Directors considered a number of factors. The material factors considered by the Board of Directors included:

•	its understanding of the business, operations, financial condition, earnings and future prospects of Federal Trust Corporation;

•

the status of Federal Trust Corporation with respect to the timeframes set forth in the Cease and Desist Order issued to Federal Trust Corporation by the Office of Thrift Supervision, including, specifically, the requirement that Federal Trust Corporation enter into a merger agreement with a merger or acquisition partner by November 15, 2008;

•

the likelihood that, absent entering into the Merger Agreement, Federal Trust Bank would be placed into receivership by the Federal Deposit Insurance Corporation, resulting in Federal Trust Corporation’s shareholders owning a company whose liabilities exceeded its assets, which would result in the shareholders receiving no value for their shares;

•	the merger price to be paid to Federal Trust Corporation shareholders in relation to the market value, book value and earnings per share of Federal Trust Corporation common stock;

•

the contacts and discussions between Federal Trust Corporation and numerous potential investors and potential acquirers during the preceding ten months and the Board of Directors’ belief that a transaction with The Hartford offered the best transaction available to Federal Trust Corporation and its shareholders;

•	the review by the Federal Trust Corporation Board of Directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the Merger Agreement;

•	the historical and current market prices of shares of Federal Trust Corporation common stock;

•	the impact of the merger on the depositors, employees, customers and communities served by Federal Trust Corporation; and

•

the opinion delivered to the Federal Trust Corporation Board of Directors by Stifel, Nicolaus & Company, Incorporated that, as of the date of the opinion and based upon and subject to the considerations set forth in its opinion, the merger consideration was fair, from a financial point of view, to holders of Federal Trust Corporation common stock.

The Federal Trust Corporation Board of Directors also considered potential risks associated with the merger in connection with its deliberations of the proposed transaction, including:

•

the risk that the terms of the Merger Agreement, including provisions relating to the payment of a termination fee under specified circumstances, although required by The Hartford as a condition to its willingness to enter into a Merger Agreement, could have the effect of discouraging other parties that might be interested in a transaction with Federal Trust Corporation from proposing such a transaction;

•	the risk that the Hartford might not be approved as a savings and loan holding company for Federal Trust Bank;

•

the risk that The Hartford might not receive approval of its application to participate in the Capital Purchase Program under the Troubled Asset Relief Program, as authorized by the Emergency Economic Stabilization Act of 2008, on terms satisfactory to The Hartford (See “—Conditions to the Merger”); and

•

the risk that Allianz SE (a foreign corporation that beneficially owns shares of The Hartford) and The Hartford do not receive required regulatory approvals or non-objections (i) related to and permitting the continuation of Allianz SE’s ownership interest in The Hartford following the Hartford’s registration as a savings and loan holding company; (ii) determining that Allianz SE does not control The Hartford for purposes of the Bank Holding Company Act of 1956, as amended Act; and (iii) determining that Allianz SE does not control The Hartford for purposes of the Home Owners Loan Act of 1933, as amended, and the related regulations thereunder.

The Board of Directors evaluated the factors described above, including asking questions of management and its legal and financial advisors, and reached the unanimous consensus that the merger was in the best interests of Federal Trust Corporation and its shareholders. In considering the factors described above, individual members of the Board of Directors may have given different weights to different factors. The Board of Directors considered these factors as a whole, and overall considered them to be favorable to, and to support its determination. It should be noted that this explanation of the Board of Directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Information.”

The Board of Directors determined that the merger, the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Federal Trust Corporation and its shareholders. The Board of Directors also determined that the Merger Agreement and the transactions contemplated thereby are consistent with, and in furtherance of, Federal Trust Corporation’s business strategies. Accordingly, the Board of Directors unanimously approved and adopted the Merger Agreement and unanimously recommends that Federal Trust Corporation shareholders vote “FOR” approval and adoption of the Merger Agreement.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but constitutes the material factors considered by the Board. In reaching its determination to approve and recommend the Merger Agreement, the Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the Merger Agreement were the product of arm’s length negotiations between representatives of Federal Trust Corporation and The Hartford.

Opinion of Federal Trust Corporation’s Financial Advisor

Stifel, Nicolaus & Company, Incorporated acted as Federal Trust Corporation’s financial advisor in connection with the merger. Stifel Nicolaus is a nationally recognized investment banking and securities firm with membership on all the principal United States’ securities exchanges and substantial expertise in transactions similar to the merger. As part of its investment banking activities, Stifel Nicolaus is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On November 14, 2008, Stifel Nicolaus rendered its oral opinion, which was subsequently confirmed in writing, to the board of directors of Federal Trust Corporation that, as of such date, the per share consideration to be paid to the holders of Federal Trust Corporation’s common stock (other than dissenting shares, as defined in the Merger Agreement, or shares held directly or indirectly by The Hartford or Federal Trust Corporation or any of their respective subsidiaries) from The Hartford in the merger pursuant to the Merger Agreement was fair to such holders, from a financial point of view.

The full text of Stifel Nicolaus’ written opinion dated November 14, 2008, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Holders of Federal Trust Corporation common stock are urged to, and should, read this opinion carefully and in its entirety in connection with this proxy statement. The summary of the opinion of Stifel Nicolaus set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion of Stifel Nicolaus will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.

No limitations were imposed by Federal Trust Corporation on the scope of Stifel Nicolaus’ investigation or the procedures to be followed by Stifel Nicolaus in rendering its opinion. Stifel Nicolaus was not requested to and did not make any recommendation to Federal Trust Corporation’s board of directors as to the form or amount of the consideration to be paid to Federal Trust Corporation or its shareholders, which was determined through arm’s length negotiations between the parties. In arriving at its opinion, Stifel Nicolaus did not ascribe a specific range of values to Federal Trust Corporation. Its opinion is based on the financial and comparative analyses described below. Stifel Nicolaus’ opinion was directed solely to Federal Trust Corporation’s board of directors for its use in connection with its consideration of the financial terms of the merger and is not to be relied upon by any shareholder of Federal Trust Corporation, or any other person or entity. Stifel Nicolaus’ opinion addressed only the fairness of the per share consideration to the holders of Federal Trust Corporation common stock from a financial point of view and did not address any other aspect of the merger. Stifel Nicolaus’ opinion was not intended to be and does not constitute a recommendation to Federal Trust Corporation’s board of directors or any shareholder of Federal Trust Corporation as to how the Board or any such shareholder should vote with respect to the merger or whether or not any shareholder of Federal Trust Corporation should execute a proxy or enter into a voting, shareholders’ or affiliate agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, Stifel Nicolaus was not requested to opine as to, and its opinion does not compare, the relative merits of the merger with any other alternative transaction or business strategy which may have been available to Federal Trust Corporation and does not address the underlying business decision of the board of directors or Federal Trust Corporation to proceed with or effect the merger.

In connection with its opinion, Stifel Nicolaus, among other things:

•	reviewed and analyzed a draft copy of the Merger Agreement dated November 14, 2008;

•

reviewed the audited and regulatory financial statements of Federal Trust Corporation as of December 31, 2007, 2006 and 2005 and the related consolidated statements of income, shareholders’ equity and cash flows for each of such fiscal years; together with a draft of Federal Trust Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, and the draft regulatory Thrift Financial Report for the September 30, 2008 report date;

•	reviewed and analyzed certain other publicly available information concerning Federal Trust Corporation and The Hartford;

•

reviewed certain non-publicly available information regarding Federal Trust Corporation’s business plan and other internal financial statements and analyses relating to the business of Federal Trust Corporation;

•	reviewed the final Cease and Desist orders presented to Federal Trust Corporation and Federal Trust Bank by the Office of Thrift Supervision;

•	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that it considered relevant to its analysis;

•	discussed the past and current operations, financial condition and future prospects of Federal Trust Corporation with senior executives of Federal Trust Corporation;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that it deemed relevant to its analysis;

•	conducted such other financial studies, analyses and investigations and considered such other information as it deemed necessary or appropriate for purposes of its opinion; and

•

took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the banking industry generally.

In rendering its opinion, Stifel Nicolaus relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus by or on behalf of Federal Trust Corporation, or that was otherwise reviewed by Stifel Nicolaus, and did not assume any responsibility for independently verifying any of such information. Stifel Nicolaus was informed by members of Federal Trust Corporation’s management that Federal Trust Corporation was orally advised by its primary banking regulator not to file an application for inclusion in the United States Department of the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program (“TARP”). With respect to the financial forecasts supplied to it by Federal Trust Corporation, Stifel Nicolaus was advised by Federal Trust Corporation that the currently available forecasts no longer reflected Federal Trust Corporation’s best estimates of its future financial performance as a result of the deteriorating financial and regulatory condition of Federal Trust Corporation and the prevailing economic climate. In addition, the available projections of Federal Trust Corporation’s future financial performance were prepared assuming consummation of a capital raise and as such Stifel Nicolaus did not give these projections any credence. Accordingly, Stifel Nicolaus did not perform or rely upon certain analyses that it would customarily have prepared for Federal Trust Corporation in connection with a fairness opinion because such analyses were deemed not to be meaningful.

Stifel Nicolaus also assumed, without independent verification and with the consent of management, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Federal Trust Corporation since the date of the last financial statements made available to it, and that the aggregate allowances for loan losses set forth in the financial statements of Federal Trust Corporation are in the aggregate adequate to cover all such losses, in each case without considering the current credit, liquidity and regulatory issues facing Federal Trust Corporation. Stifel Nicolaus did not make or obtain any independent evaluation, appraisal or physical inspection of Federal Trust Corporation’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectability of any such assets nor did it review loan or credit files of Federal Trust Corporation. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. Stifel Nicolaus relied on advice of Federal Trust Corporation’s counsel as to certain legal and tax matters with respect to Federal Trust Corporation, the Merger Agreement and the merger and other transactions and other matters contained or contemplated therein. Stifel Nicolaus has assumed, with Federal Trust Corporation’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approvals and that all conditions to the merger will be satisfied and not waived. In addition, Stifel Nicolaus assumed that the definitive Merger Agreement would not differ materially from the draft it reviewed. Stifel Nicolaus also assumed that the merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by Federal Trust Corporation or The Hartford and without any change to the structure of the merger, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger will not have an adverse effect on Federal Trust Corporation.

Stifel Nicolaus’ opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the date of its opinion. Stifel Nicolaus has been provided only limited time and information with which to prepare the opinion. In addition, the opinion is being prepared during a time of unprecedented disruption in the global capital and financial markets, thereby making the opinion subject to greater uncertainty than would otherwise exist. Stifel Nicolaus also notes that the terms of the Merger Agreement have been negotiated and reviewed by Federal Trust Corporation on a highly expedited basis and without the benefit of a prolonged process. It is understood that subsequent developments may affect the conclusions reached in its opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm its opinion.

Stifel Nicolaus’ opinion is limited to whether the merger consideration is fair to the shareholders of Federal Trust Corporation, from a financial point of view, as of the date of the opinion. Stifel Nicolaus’ opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Federal Trust Corporation’s board of directors or Federal Trust Corporation; (ii) the legal, tax or accounting consequences of the merger on Federal Trust Corporation or its shareholders; (iii) the fairness of the amount or nature of any compensation to any of Federal Trust Corporation’s officers, directors or employees, or class of such persons, relative to the merger consideration to be paid to Federal Trust Corporation shareholders; (iv) whether The Hartford has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate merger consideration to the shareholders of Federal Trust Corporation at the closing of the merger; (v) whether The Hartford will be able to consummate any financing necessary to enable The Hartford to raise sufficient capital in order to be classified as “well capitalized” pursuant to applicable regulatory standards such that The Hartford would be able to receive regulatory approval for the merger; (vi) the effect of the merger on, or the fairness of the consideration to be received by, holders of options to purchase Federal Trust Corporation common stock or any other class of Federal Trust Corporation securities other than its common stock; (vii) any advice or opinions provided by any other advisor to Federal Trust Corporation or The Hartford; or (viii) whether Federal Trust

Corporation or The Hartford are or will be eligible or approved to participate in the TARP, as authorized by the Emergency Economic Stabilization Act of 2008. Furthermore, Stifel Nicolaus did not express any opinion as to the prices, trading range or volume at which the securities of Federal Trust Corporation or The Hartford will trade following public announcement or consummation of the merger.

Stifel Nicolaus is not a legal, tax, regulatory or bankruptcy advisor. Stifel Nicolaus has not considered any potential legislative or regulatory changes currently being considered by the United States Congress, the various federal banking agencies, the Securities and Exchange Commission, or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Stifel Nicolaus’ opinion is not a solvency opinion and does not in any way address the solvency or financial condition of Federal Trust Corporation.

In connection with rendering its opinion, Stifel Nicolaus performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel Nicolaus believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Stifel Nicolaus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Stifel Nicolaus’ view of the actual value of Federal Trust Corporation. In its analyses, Stifel Nicolaus made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Federal Trust Corporation or The Hartford. Any estimates contained in Stifel Nicolaus’ analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel Nicolaus’ analyses was identical to Federal Trust Corporation or The Hartford or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which Federal Trust Corporation common stock or The Hartford common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In accordance with customary investment banking practice, Stifel Nicolaus employed the use of various generally accepted valuation methods in reaching its opinion, however, as described above Stifel Nicolaus did not perform certain traditional financial analyses due to the lack of relevance of any forward looking forecast of Federal Trust Corporation given the extraordinary economic and financial environment and its inability to rely thereon. Stifel Nicolaus noted that the recent deterioration in Federal Trust Corporation’s financial condition had caused it to fall below the minimum level required to satisfy minimum capital adequacy requirements for regulatory purposes. The following is a summary of the material financial analyses that Stifel Nicolaus used in providing its opinion on November 14, 2008. The tables alone do not constitute a complete description of Stifel Nicolaus’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel Nicolaus made its determination as to the fairness to the shareholders of Federal Trust Corporation of the per share merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for Federal Trust Corporation should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.

In connection with rendering its opinion and based upon the terms of the draft Merger Agreement reviewed by it, Stifel Nicolaus assumed the aggregate consideration to be $9.4 million and the per share consideration to be $1.00.

Common Stock Price Performance Post Receivership. Stifel Nicolaus reviewed all instances over the prior two year period when a publicly traded institution’s banking assets were taken over by the United States federal banking regulators, noting particularly, the related decline in the value of the common stock of such institutions. The table displayed below summarizes such data:

Institution	Receivership Date	Total Assets ($000)	Tangible Equity/ Assets (%)	Non-Performing Assets + 90 Days Due/ Assets (%)	Trading Price of Common Stock One Year Prior ($)	Price on Day After Takeover ($)	Decline In Value of Common Stock
Franklin Bank, SSB	11/07/2008	5,089,260	1.98	12.79	6.51	0.26	-96.0%
Freedom Bank	10/31/2008	270,842	3.72	15.55	7.05	0.02	-99.7%
Washington Mutual Bank	09/25/2008	307,021,614	5.46	4.38	35.40	0.16	-99.5%
Silver State Bank	09/05/2008	1,957,120	6.80	13.71	18.36	0.08	-99.6%
Integrity Bank	08/29/2008	1,107,514	3.10	32.64	4.42	0.02	-99.5%
IndyMac Bank, F.S.B.	07/11/2008	30,698,512	3.19	9.17	28.67	0.12	-99.6%
NetBank	09/28/2007	2,473,806	2.63	7.49	6.12	0.05	-99.2%
	Median	2,473,806	3.19	12.79	7.05	0.08	-99.5%

Comparison of Selected Companies. Stifel Nicolaus reviewed and compared certain multiples and ratios for Federal Trust Corporation with a peer group of 24 selected nationwide banks and thrifts that had been issued a regulatory cease and desist order since January 1, 2008. Stifel Nicolaus applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results without the application of any control premium (Group A) for Federal Trust Corporation. Stifel Nicolaus then applied a 35.0% control premium (Group B) to the trading prices of the selected group of comparable companies and compared the offer price to each of the following categories: book value, tangible book value, assets, deposits, tangible book premium to core deposits and tangible book premium to deposits. Price to earnings multiples were not considered meaningful given Federal Trust Corporation’s losses incurred over the previous six quarters. The 35.0% premium approximates the median market premium over the seller’s one month prior stock price over the past ten years. This analysis resulted in a range of imputed values for Federal Trust Corporation common stock of between ($1.59) and $4.82 per share based on the median multiples and ratios for Group A, and between ($0.98) and $5.83 per share based on the median multiples and ratios for Group B.

	Proposed Value	Trading Multiples for Selected Peer Group (1)
Ratios		Group A	Group B
Price/Book Value	96%	46%	62%
Price/Tangible Book Value	96%	50%	67%
Price/LTM Earnings	NM	NM	NM
Price/Assets	1.6%	6.9%	8.1%
Premium to Tangible Book Value /Deposits	-0.1%	-6.1%	-4.6%
Premium to Tangible Book Value /Core Deposits	-0.2%	-8.0%	-6.9%
Price/Deposits	2.3%	11.1%	13.4%

(1)	Peer metrics are based on prices as of market close on November 11, 2008

Analysis of Bank Merger Transactions. Stifel Nicolaus analyzed certain information relating to recent merger and acquisition transactions in the banking industry, consisting of 20 nationwide bank and thrift acquisitions announced since January 1, 2008, where the target had a nonperforming assets to total assets ratio greater than 1.00% and a return on average assets of less than 0.00% for the most recent quarter. For purposes of this analysis, premium over tangible book value as a percent of core deposits equates to the amount paid over tangible book value, or premium, divided by the target’s core deposits, or all deposits excluding time deposits with a principal amount greater than $100,000. Transaction multiples are calculated at the time the transactions were announced. Set forth below are the results of this analysis for the transactions reviewed.

Ratios	Proposed Value	Median Statistics for Selected Transactions
Price/Book Value	96%	95%
Price/Tangible Book Value	96%	95%
Price/LTM Earnings	NM	NM
Price/Assets	1.6%	7.6%
Premium to Tangible Book Value /Deposits	-0.1%	0.3%
Premium to Tangible Book Value /Core Deposits	-0.2%	2.1%
Price/Deposits	2.3%	8.4%

Stock Trading History. Stifel Nicolaus reviewed the history of the publicly reported trading prices of Federal Trust Corporation common stock for the one-year period ended November 12, 2008. Stifel Nicolaus then compared the relative performance of Federal Trust Corporation’s common stock with the Standard & Poor’s 500 Index, the NASDAQ Bank Index and an index created using the publicly traded institutions subject to a cease and desist order as utilized in the comparable company analysis above. During the period analyzed, Federal Trust Corporation’s common stock significantly underperformed the various indices to which it was compared.

Federal Trust Corporation One - Year Stock Performance

	Beginning Index Value	Ending Index Value
Federal Trust Corporation	100.0%	5.7%
Nasdaq Bank Index	100.0%	70.8%
S&P 500 Index	100.0%	59.2%
Selected Peer Group (1)	100.0%	35.8%

(1)	Selected Peer Group index weighted by market capitalization

Adjusted Shareholders’ Equity Analysis. Stifel Nicolaus analyzed the financial impact of varying degrees of loss severity associated with Federal Trust Corporation’s classified assets and the resultant impact on shareholders’ equity, assuming (i) a range of losses on the disposition of classified assets ranging from 5% to 25% of the balance of classified assets at September 30, 2008, (ii) a range of loss absorption by the allowance for loan losses ranging from $2.5 million to $17.5 million, and (iii) no tax benefit was received on the disposition.

Estimated Losses as % of Classified Assets	Losses Absorbed through Allowance ($000s)
	$2,500	$5,000	$7,500	$10,000	$12,500	$15,000	$17,500
5.0%	$7,351	$9,851	$9,861	$9,861	$9,861	$9,861	$9,861
7.5%	$4,846	$7,346	$9,846	$9,861	$9,861	$9,861	$9,861
10.0%	$2,341	$4,841	$7,341	$9,841	$9,861	$9,861	$9,861
12.5%	$(164)	$2,336	$4,836	$7,336	$9,836	$9,861	$9,861
15.0%	$(2,669)	$(169)	$2,331	$4,831	$7,331	$9,831	$9,861
17.5%	$(5,174)	$(2,674)	$(174)	$2,326	$4,826	$7,326	$9,826
20.0%	$(7,679)	$(5,179)	$(2,679)	$(179)	$2,321	$4,821	$7,321
22.5%	$(10,184)	$(7,684)	$(5,184)	$(2,684)	$(184)	$2,316	$4,816
25.0%	$(12,689)	$(10,189)	$(7,689)	$(5,189)	$(2,689)	$(189)	$2,311
Shareholders’ Equity at 9/30/2008			$9,861

To illustrate a range of potential values of Federal Trust Corporation common stock, Stifel Nicolaus applied multiples of book value ranging from 50% to 150% to an adjusted book value per share pro forma for a range of losses on classified assets assuming that the first $15 million of such losses was absorbed through the allowance for loan losses. As illustrated in the following table, the analysis indicated an imputed range of value per share for Federal Trust Corporation common stock of between $0.04 and $1.56.

Estimated Losses as % of Classified Assets	Adjusted Book Value per Share Multiples
	50.0%	60.0%	70.0%	80.0%	90.0%	100.0%	110.0%	120.0%	130.0%	140.0%	150.0%
15.0%	$0.52	$0.63	$0.73	$0.83	$0.94	$1.04	$1.15	$1.25	$1.35	$1.46	$1.56
16.0%	$0.47	$0.56	$0.65	$0.75	$0.84	$0.94	$1.03	$1.12	$1.22	$1.31	$1.40
17.0%	$0.41	$0.50	$0.58	$0.66	$0.75	$0.83	$0.91	$1.00	$1.08	$1.16	$1.24
18.0%	$0.36	$0.43	$0.51	$0.58	$0.65	$0.72	$0.80	$0.87	$0.94	$1.01	$1.08
19.0%	$0.31	$0.37	$0.43	$0.49	$0.56	$0.62	$0.68	$0.74	$0.80	$0.86	$0.93
20.0%	$0.26	$0.31	$0.36	$0.41	$0.46	$0.51	$0.56	$0.61	$0.66	$0.72	$0.77
21.0%	$0.20	$0.24	$0.28	$0.32	$0.36	$0.40	$0.45	$0.49	$0.53	$0.57	$0.61
22.0%	$0.15	$0.18	$0.21	$0.24	$0.27	$0.30	$0.33	$0.36	$0.39	$0.42	$0.45
23.0%	$0.10	$0.12	$0.13	$0.15	$0.17	$0.19	$0.21	$0.23	$0.25	$0.27	$0.29
24.0%	$0.04	$0.05	$0.06	$0.07	$0.08	$0.09	$0.09	$0.10	$0.11	$0.12	$0.13
25.0%

*	Blank cells in table indicate negative values which are not meaningful.

Additionally, Stifel Nicolaus observed that Federal Trust Corporation has reported losses in each of its last six fiscal quarters. Stifel Nicolaus noted that based on Federal Trust Corporation’s most recent quarterly loss of $10.2 million and its total shareholders’ equity of $9.9 million at September 30, 2008, that if Federal Trust Corporation sustained another quarterly loss similar to that incurred in the latest quarter, absent a capital infusion its total shareholders’ equity would fall below zero.

As described above, Stifel Nicolaus’ opinion was among the many factors taken into consideration by Federal Trust Corporation’s board of directors in making its determination to approve the merger.

Stifel Nicolaus has acted as financial advisor to Federal Trust Corporation in connection with the merger and will receive a fee of $150,000 plus expenses for its services, $75,000 of which is contingent upon the completion of the merger (the “Advisory Fee”). Stifel Nicolaus has also acted as financial advisor to the board and has received a fee of $25,000 upon the delivery of its opinion that is not contingent upon consummation of the merger (the “Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. Stifel Nicolaus will not receive any other significant payment or compensation contingent upon successful consummation of the merger. In addition, Federal Trust Corporation has agreed to indemnify Stifel Nicolaus for certain liabilities arising out of its engagement. In the past, Ryan Beck & Co., Inc., an affiliate of Stifel Nicolaus (“Ryan Beck”), has performed investment banking services for Federal Trust Corporation from time to time for which Ryan Beck received customary compensation, including in connection with Federal Trust Corporation’s private placement of common stock completed in April 2006. Federal Trust Corporation also entered into an engagement letter agreement with Stifel Nicolaus pursuant to which Stifel Nicolaus (i) was engaged as financial advisor and marketing agent to Federal Trust Corporation in connection with a potential capital raise; and (ii) acted as financial advisor to the Federal Trust Corporation board and delivered a fairness opinion relating to Federal Trust Corporation’s proposed rights offering on May 21, 2008, and in each case for which Stifel Nicolaus received customary compensation. There are no other material relationships that existed during the two years prior to the date of the opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and Federal Trust Corporation. Stifel Nicolaus may seek to provide investment banking services to The Hartford or its affiliates in the future, for which Stifel Nicolaus would seek customary compensation. In the ordinary course of business, Stifel Nicolaus and its clients trade in the securities of Federal Trust Corporation and The Hartford and, accordingly, may at any time hold a long or short position in such securities. Stifel Nicolaus’ internal Fairness Opinion Committee approved the issuance of its opinion.

Surrender of Certificates

Prior to the effective time of the merger, The Hartford will, or will cause FT Acquisition Corporation to, deposit with a paying agent cash in an amount equal to the total merger consideration. The paying agent will facilitate the payment of the merger consideration to the holders of certificates representing shares of Federal Trust Corporation common stock. The Hartford will select a paying agent reasonably acceptable to Federal Trust Corporation.

Promptly after the effective time of the merger, but no later than five business days after the effective time of the merger, the paying agent will mail to each holder of record of Federal Trust Corporation common stock a transmittal letter with instructions on how to surrender certificates representing shares of Federal Trust Corporation common stock for the merger consideration.

Please do not send in your Federal Trust Corporation stock certificates until you receive the letter of transmittal and instructions from the paying agent. Do not return your stock certificates with the enclosed proxy.

After you mail the letter of transmittal and your Federal Trust Corporation stock certificates in accordance with the instructions you will receive, a check in the amount of cash that you are entitled to receive will be mailed to you. The stock certificates you surrender will be canceled. You will not be entitled to receive interest on the merger consideration.

Any portion of the merger consideration that remains undistributed to the shareholders of Federal Trust Corporation for 12 months after the effective time of the merger will be, at the request of The Hartford, repaid by the paying agent to The Hartford or its designee. If you have not complied with the exchange procedures prior to 12 months after the merger, you may only look to The Hartford for payment of the merger consideration you are entitled to receive in exchange for your shares of common stock, without any interest, and subject to applicable abandoned property, escheat and similar laws. Moreover, if outstanding certificates for shares of Federal Trust Corporation common stock are not delivered and surrendered for payment prior to five years after the closing date (or immediately prior to such earlier date on which such payments would otherwise escheat to or become the property of any applicable governmental unit or agency), the unclaimed items will, to the extent permitted by applicable law, become the property of the surviving company in the merger, free and clear of all claims or interest of any person previously entitled to such claims.

If your Federal Trust Corporation stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. The paying agent will send you instructions on how to provide evidence of ownership. You will be required to make an affidavit and may be required to post a bond in an amount sufficient to protect The Hartford, Federal Trust Corporation, the paying agent or any of their respective representatives or agents against claims related to your common stock.

Certain Federal Income Tax Consequences to U.S. Holders

The following is a discussion of certain federal income tax consequences of the merger to certain holders of Federal Trust Corporation common stock. The discussion is based upon the Internal Revenue Code (the “Code”), Treasury regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Federal Trust Corporation shareholders subject to special rules, such as foreign persons (generally, a person that is not a citizen or resident of the United States, a U.S. domestic corporation, or a person that would otherwise be subject to U.S. federal income tax on a net income basis in respect of their Federal Trust Corporation common stock), financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, entities that are treated for federal income tax purposes as partnerships or other pass-through entities, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements. This summary is intended for general information only and is not to be construed as tax advice.

The receipt of cash for Federal Trust Corporation common stock in connection with the merger will be a taxable transaction for federal income tax purposes to shareholders receiving such cash. You will recognize a gain or loss measured by the difference between your tax basis in the common stock owned by you at the time of the merger and the amount of cash you receive for your Federal Trust Corporation common stock. Your gain or loss will be a capital gain or loss if the common stock is a capital asset to you and will be long-term capital gain or loss if you have held the common stock for more than one year.

Under present law, long-term capital gain recognized by an individual generally will be taxed at a maximum federal income tax rate of 15%. If you recognize a capital loss on the sale, your capital loss will be netted against capital gains from the sale of other capital assets. Short-term losses will first be netted against short term capital gains and long-term capital losses will first be netted against long term capital gains. If the result is a long-term gain and short-term loss or long-term loss and short-term gain, this will be netted to determine net capital gain or loss. If your capital losses exceed your capital gains, the excess loss that may be claimed for individuals is limited to $3,000, or $1,500 if you are married filing separately, which may be offset against ordinary income on your federal income tax return. If your capital loss exceeds this limitation, you can carry the loss forward to later years until the loss is used. A capital loss that is carried over to a later tax year retains its long-term or short-term character in the year to which it is carried. Capital losses of a corporation may be deducted only to the extent of capital gains and generally may be carried back three years and forward a maximum of five years.

The cash payments the holders of common stock will receive upon their exchange of the common stock pursuant to the merger generally will be subject to “backup withholding” for federal income tax purposes unless certain requirements are met. Under federal law, the paying agent must withhold 28% of the cash payments to holders of common stock to whom backup withholding applies. The federal income tax withheld may be used by these persons to reduce their federal income tax liability by the amount that is withheld. To avoid backup withholding, a holder of common stock generally must provide the paying agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

The above summary of certain federal income tax consequences of the merger is not intended as a substitute for careful tax planning on an individual basis. In addition to the federal income tax consequences discussed above, consummation of the merger may have significant state and local income tax consequences that are not discussed in this proxy statement. Accordingly, persons considering the merger are urged to consult their tax advisors with specific reference to the effect of their own particular facts and circumstances on the matters discussed in this proxy statement.

Certain Effects of the Merger

If the Merger Agreement is adopted and approved by Federal Trust Corporation’s shareholders and certain other conditions to the closing of the merger are either satisfied or waived, FT Acquisition Corporation will be merged with and into Federal Trust Corporation. As a result of the merger, the separate corporate existence of FT Acquisition Corporation will cease, and Federal Trust Corporation will continue as the surviving entity.

Following the merger, all outstanding shares of Federal Trust Corporation will be directly or indirectly owned by The Hartford. When the merger is completed, each common share of Federal Trust Corporation (other than common shares owned by Federal Trust Corporation and its subsidiaries or The Hartford and its subsidiaries and dissenting shares) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $1.00 in cash, without interest. At the effective time of the merger, Federal Trust Corporation’s shareholders will cease to have ownership interests in Federal Trust Corporation or rights as shareholders of Federal Trust Corporation. Therefore, the current shareholders of Federal Trust Corporation will not participate in any future earnings or growth of Federal Trust Corporation and will not benefit from any appreciation in value of Federal Trust Corporation.

Federal Trust Corporation’s common shares are currently registered under the Securities Exchange Act of 1934, as amended and are quoted on the Over the Counter Bulletin Board under the symbol “FDTR.OB.” As a result of the merger, Federal Trust Corporation’s common shares will cease to be quoted on the Over the Counter Bulletin Board and there will be no public market for Federal Trust Corporation’s common shares. In addition, the registration of Federal Trust Corporation common shares under the Securities Exchange Act of 1934 will be terminated, and Federal Trust Corporation will no longer be required to file periodic and other reports with the Securities and Exchange Commission.

Effects on Federal Trust Corporation and Our Shareholders if the Merger is Not Completed

In the event that the Merger Agreement is not approved and adopted by Federal Trust Corporation’s shareholders or if the merger is not completed for any other reason, Federal Trust Corporation’s shareholders will not receive any payment for their shares in connection with the merger. In addition, absent consummating the merger, there is a strong likelihood that Federal Trust Bank will be placed into receivership by the Federal Deposit Insurance Corporation, resulting in Federal Trust Corporation’s shareholders owning a company whose liabilities exceed its assets and Federal Trust Corporation’s shareholders not receiving any payment for their shares.

Finally, if the Merger Agreement is terminated under certain circumstances, Federal Trust Corporation may be obligated to pay a $3.5 million termination fee to The Hartford. For a description of the circumstances obligating payment of the termination fee, see “Proposal I—Approval of the Merger Agreement—Termination of the Merger Agreement.”

Appraisal Rights

The following discussion is a summary of the law relating to appraisal rights available under Florida law. This description is qualified in its entirety by the full text of the relevant provisions of the Florida Business Corporation Act, which are reprinted in their entirety as Appendix C to this proxy statement. If you desire to exercise appraisal rights, you should review carefully the Florida Business Corporation Act and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Under Florida law, each shareholder of Federal Trust Corporation entitled to vote on the merger who strictly complies with the procedures set forth in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act relating to appraisal rights is entitled to receive in cash the “fair value” of his or her shares of Federal Trust Corporation stock. “Fair value” means the value of the corporation’s shares as determined immediately before the merger is effective, but excluding any appreciation or depreciation in anticipation of the merger (unless such exclusion would be inequitable to Federal Trust Corporation and its shareholders). To perfect appraisal rights, a shareholder of Federal Trust Corporation must comply strictly with the procedures set forth in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act. Failure to follow these procedures will result in a termination or waiver of the shareholder’s appraisal rights.

To assert appraisal rights, a holder of record of Federal Trust Corporation stock must not vote in favor of the Merger Agreement and must provide written notice to Federal Trust Corporation before the vote on the Merger Agreement is taken at the special meeting indicating that such shareholder intends to demand payment if the merger is effectuated. Simply not voting for the merger, abstaining, or voting against the Merger Agreement does not satisfy the requirement to give notice. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

Federal Trust Corporation

312 West 1st Street

Sanford, Florida 10605

(407) 323-1833

All such notices must be signed in the same manner as the shares are registered on the books of Federal Trust Corporation. If a shareholder has not provided written notice of intent to demand fair value before the vote is taken at the special meeting, the shareholder will be deemed to have waived his or her appraisal rights.

A shareholder must demand appraisal rights with respect to all of the shares registered in his or her name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but that are owned by one or more beneficial shareholders, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify Federal Trust Corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to Federal Trust Corporation the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal notice as the due date to execute and return the form, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

Within 10 days after the date of the merger’s effective time, the surviving company, will provide each former shareholder of Federal Trust Corporation who has voted against the merger and properly provided a notice of intent to demand payment of fair value a written appraisal notice and form, which will indicate the surviving company’s estimate of the fair value of Federal Trust Corporation common stock, contain an offer by the surviving company to pay the shareholder this estimate of fair value, and be accompanied by a copy of Federal Trust Corporation’s financial statements and a copy of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act. The appraisal notice will provide that a shareholder may obtain information on the number of shareholders who return the appraisal form and the number of shares owned by those shareholders. It will also indicate the date by which the surviving company must be notified if a shareholder wishes to withdraw from the appraisal process.

A shareholder asserting appraisal rights must execute and return the form to the surviving company, and deposit the shareholder’s certificates in accordance with the terms of the notice, before the date specified in the appraisal notice, which will not be fewer than 40 or more than 60 days after the appraisal notice and form were sent to the shareholder. A shareholder who timely returns the form and deposits shares in accordance with the appraisal notice has no further rights as a shareholder, but only has the right to receive “fair value” for the shares in accordance with the appraisal procedures, unless the appraisal demand is withdrawn.

A shareholder who does not execute and return the form and deposit his or her certificates by the date set forth in the appraisal notice will no longer be entitled to appraisal rights, will be bound by the terms of the Merger Agreement, and will receive the merger consideration consisting of the right to receive cash. A shareholder who complies with the terms of the notice but wishes to withdraw from the appraisal process may do so by notifying the surviving company in writing no more than 20 days after the date set forth in the appraisal notice as the due date to execute and return the form. A shareholder who fails to withdraw from the appraisal process in a timely manner may not thereafter withdraw without the surviving company’s written consent.

If a shareholder timely accepts the offer to pay the fair value of the shares as set forth in the appraisal notice, payment will be made within 90 days after the surviving company receives the form from the shareholder. A shareholder who is dissatisfied with the offer must include in his or her returned form, a demand for payment of that shareholder’s estimate of the fair value of the shares plus interest; otherwise the shareholder will be entitled to payment of only the amount offered. Interest is to be calculated at the interest rate on judgments in Florida in effect at the merger’s effective time. Once the surviving company has made payment of an agreed value as described above, the shareholder will cease to have any further appraisal rights in the shares.

If the surviving company and the shareholder asserting appraisal rights are unable to agree on the fair value of the shares, under Section 607.1330 of the Florida Business Corporation Act, the surviving company will be required to file within 60 days after receipt of the shareholders’ demand, an appraisal action in the appropriate court in Seminole County. The court would be required to determine the fair value of the shares of Federal Trust Corporation common stock. If the surviving company fails to file such proceeding within 60 days, any shareholder asserting appraisal rights may do so in the name of the surviving company. All shareholders asserting appraisal rights, except for those that have agreed upon a value with the surviving company, are deemed to be parties to the proceeding. In such a proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The surviving company would be required to pay each shareholder asserting appraisal rights the amount found to be due within ten days after final determination of the proceedings. At the court’s discretion, the judgment may include interest at a rate determined by the court. Upon payment of this judgment, the shareholder would cease to have any further appraisal rights with respect to his or her Federal Trust Corporation shares.

The court in any appraisal proceeding will determine the costs and expenses (including attorneys’ and experts’ fees) of any appraisal proceeding and such costs and expenses will be assessed against the surviving company. However, all or any part of such costs and expenses (including attorneys’ and experts’ fees) may be apportioned and assessed against all or some of the shareholders that request an appraisal, in such amount as the court deems equitable, if the court determines that the shareholders acted arbitrarily or not in good faith with respect to the shareholders’ appraisal rights. If the court finds that counsel for one shareholder substantially benefited other shareholders, and attorneys’ fees should not be assessed against the corporation, the court may award counsel fees to be paid out of the amounts awarded to benefited shareholders.

You must do all of the things described in this section and as set forth in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act in order to preserve your appraisal rights and to receive the fair value of your shares in cash (as determined in accordance with those provisions). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided for appraisal rights by the Florida Business Corporation Act. In view of the complexity of these provisions of Florida law, shareholders of Federal Trust Corporation who are considering exercising their appraisal rights should consult their legal advisors.

Financial Interests of Directors and Executive Officers in the Merger

Our Directors and Executive Officers have interests in the merger as individuals in addition to, or different from, their interests as shareholders of Federal Trust Corporation, including, but not limited to, payments under their existing employment agreements, new employment agreements for two executive officers and proposed new compensation arrangements for two directors, and indemnification and insurance coverage provided by The Hartford. Our Board of Directors was aware of these interests and considered them in its decision to approve the Merger Agreement. These interests are discussed below.

Employee Severance Agreements. Federal Trust Bank maintains severance agreements with President and Chief Executive Officer Dennis T. Ward, Executive Vice President/Retail Banking Jennifer B. Brodnax, Executive Vice President & Senior Loan Officer Mark E. McRae, and Senior Vice President, Chief Credit Officer and Special Assets Manager Edward J. Walker, III. Messrs. Ward and Walker intend to enter into Amended and Restated Employee Severance Agreements with Federal Trust Bank and The Hartford (as described below). The severance agreements for Ms. Brodnax and Mr. McRae provide that in the event of termination of the executive’s employment by the employer without “Just Cause” (as defined in the severance agreement) or in the event the executive terminates his or her employment, in each case within three months prior to or after a “Change in Control” (as defined in the severance agreements) occurring during the term of the executive’s employment with Federal Trust Bank, the executive will be entitled to a severance payment equal to two times the executive’s highest annual base salary during the three years immediately preceding termination, payable in one lump sum. In addition, the executive will be entitled to continued life, health and disability insurance coverage until the earlier of the executive’s obtaining new employment and receiving similar coverage through another employer or one year from the date of the executive’s termination. In the event of their termination of employment in connection with the merger, and subject to Office of Thrift Supervision approval, Ms. Brodnax and Mr. McRae would be entitled to a cash severance payment equal to $                 and $                    , respectively.

Amended and Restated Employee Severance Agreements. In connection with the merger, The Hartford and Federal Trust Bank intend to amend and restate the severance agreements with Messrs. Ward and Walker. These restated agreements will be effective as of the later to occur of: (i) approval of the agreements by the Office of Thrift Supervision or (ii) consummation of the merger. The agreements provide for the continued at will employment of the executives with a base salary of $250,000 per year for Mr. Ward and $125,000 for Mr. Walker. Under the agreements, Mr. Ward will be eligible in 2009 to participate in a bonus program with a “target bonus” equal to 35% of Mr. Ward’s annual base salary and Mr. Walker will be eligible to continue to participate in an incentive program. The executives will also be eligible to receive a cash retention payment equal to $500,000 for Mr. Ward and $125,000 for Mr. Walker, payable in two installments, the first of which is payable in an amount of $166,665 for Mr. Ward and $41,250 for Mr. Walker on the later of 30 days after the effective date of the merger and

January 2, 2009, and the remainder of which is payable on the first anniversary of the effective date of the merger, provided that, in each case, the executive is employed by Federal Trust Bank on the payment date or his employment has been terminated without “Just Cause” (as defined in the agreement) or the executive has resigned with “Good Reason” (as defined in the agreement) prior to the payment date. In the event of the executive’s termination of employment without “Just Cause” or upon the executive’s resignation for “Good Reason” during the one-year period following the effective date of the merger, the executive will be entitled to continued life, health and disability insurance coverage until the earlier of the executive’s obtaining new employment with similar coverage or one year from the date of termination.

Salary Continuation Agreement. Federal Trust Bank maintains a Salary Continuation Agreement with Ms. Brodnax which provides for the payment of an annual benefit of $20,000, payable in monthly installments of $1,666.66, commencing on January 1 of the year following the year in which the executive attains her normal retirement date (age 65) and continuing for life. In the event of a change in control while the executive is employed by Federal Trust Bank, the executive will be entitled to 100% of the normal retirement benefit, as if the executive worked until age 65. Payment will be made as a present value lump sum payment within 60 days of the change in control, based on a discount rate of 8% and a life expectancy of age 82. Ms. Brodnax will be entitled to a cash lump sum payment of $                         within 60 days following the change in control under the Salary Continuation Agreement.

Stock Options. At the effective date of the merger, each outstanding option granted by Federal Trust Corporation to purchase shares of Federal Trust Corporation common stock, whether vested or unvested, pursuant to the Amended and Restated 1998 Key Employees Stock Compensation Program, the Amended and Restated 1998 Directors’ Stock Option Plan, and the 2005 Directors’ Stock Plan, will be canceled, in exchange for a cash payment equal to the number of shares of Federal Trust Corporation covered by the option, multiplied by the amount, if any, by which $1.00, without interest, exceeds the exercise price per share under the option, less any required withholding taxes. No outstanding options have an exercise price less than $1.00. Accordingly, no payments will be made to any option holder in connection with the cancellation of the options (including officers and directors).

Restricted Stock Units. At the effective date of the merger, each unvested restricted stock unit with respect to shares of Federal Trust Corporation common stock granted pursuant to the 2005 Directors’ Stock Plan that is outstanding immediately prior to the effective date of the merger will be canceled, in exchange for a cash payment equal to the number of shares subject to the restricted stock units, multiplied by $1.00, without interest, less any required withholding taxes. Only two directors, Samuel C. Certo, PhD and Robert G. Cox have restricted stock units. Mr. Certo has 4,219 restricted stock units, all of which are vested, and Mr. Cox has 7,596 restricted stock units, of which 3,798 are unvested and will vest at the effective date of the merger. The stock unit award agreements provide that vested restricted stock units will be distributed following the earlier of the director’s retirement, resignation, or removal as a director.

No executive officer has any unvested shares of restricted stock or restricted stock units.

Employee Stock Ownership Plan. At the effective time of the merger, each share of common stock held by the Federal Trust Bank Employee Stock Ownership Plan will be converted into the right to receive $1.00.

Indemnification. Pursuant to the Merger Agreement, The Hartford has agreed that, after the effective time of the merger, it will use its best efforts to defend each present and former director and officer of Federal Trust Corporation or any of its subsidiaries, including Federal Trust Bank, or an individual who is or was serving as a director or officer of another organization at the request of Federal Trust Corporation or any of its subsidiaries (and “Indemnified Party”), against any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, pertaining to (i) the fact that the Indemnified Party was a director or officer of the Company or any of its subsidiaries prior to the effective time of the merger, or (ii) the Merger Agreement or the transactions contemplated by the Merger Agreement. The Hartford has also agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger that exist in favor of any Indemnified Party as provided in the applicable articles of incorporation or bylaws (or comparable organizational documents), shall survive the merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the effective time of the merger in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the effective time of the merger. The Hartford has further agreed to cause the surviving company, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless, and provide advancement of expenses (including reasonable legal fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim based on the fact that the Indemnified Party is or was a director or officer of the Company or any of its subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the effective time of the merger.

Directors and Officers Insurance. The Hartford has agreed to cause the surviving company to maintain, for a period of six years after the effective time of the merger, the current directors’ and officers’ liability insurance policy maintained by Federal Trust Corporation, or provide substitute coverage with at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy with respect to acts or omissions occurring prior to the effective time of the merger that were committed by such officers and directors in their capacities as such, provided annual premiums are no greater than 250% of the annual premium of the directors’ and officers’ liability policy maintained by Federal Trust Corporation as of the date of the Merger Agreement (the “Insurance Amount”). If The Hartford is unable to maintain the current or substitute policy, it will obtain as much comparable insurance as is available for the Insurance Amount.

Directorships Following the Merger. The Hartford is currently in discussions with Robert G. Cox and Charles R. Webb, both current directors of Federal Trust Corporation, to serve as directors of Federal Trust Bank following the consummation of the merger. As remuneration for their services, The Hartford has proposed that each receive a retainer fee of $5,000 per quarter and a fee of $2,500 per meeting.

Regulatory Approvals

General. Federal Trust Corporation and The Hartford each have agreed to use its commercially reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger and the transactions contemplated by the Merger Agreement. The Hartford is not obligated to take any action, or commit to take any action or agree to any condition or restriction in connection with obtaining these permits, consents, approvals and authorizations, which in The Hartford’s reasonable judgment would be expected to have, individually or in the aggregate with such other actions, a materially burdensome effect on The Hartford, any of its significant subsidiaries or Federal Trust Corporation or a materially adverse effect on the anticipated benefits of the merger to The Hartford. The Hartford and Federal Trust Corporation cannot assure that they will obtain the required regulatory approvals and non-objections, when they will be received, or whether there will be conditions in the approvals or any litigation challenging the approvals. We also cannot assure you that the United States Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds, or what the outcome will be if such a challenge is made.

We are not aware of any material governmental approvals or actions that are required prior to the merger other than those described below. We presently contemplate that we will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, we cannot assure you that we will obtain any such additional approvals or actions.

Office of Thrift Supervision. The merger is subject to approval by the Office of Thrift Supervision. The Hartford has filed the required applications and notifications with the Office of Thrift Supervision.

Consummation of the merger is subject to the prior approval by the Office of Thrift Supervision of The Hartford’s application to acquire control of Federal Trust Corporation and to become a savings and loan holding company. In addition, The Hartford’s obligation to consummate the merger is subject to the Office of Thrift Supervision having terminated the Orders to Cease and Desist issued to Federal Trust Corporation and Federal Trust Bank on May 12, 2008.

The Office of Thrift Supervision may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. Federal law requires the Office of Thrift Supervision to request from the U.S. Department of Justice a report on the competitive factors involved in the merger and consider any report made with 30 days. In addition, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of the company and savings association involved, the effect of the transaction on the savings association, the insurance risk to the federal deposit insurance fund and the effectiveness of the parties’ compliance with federal anti-money laundering laws. Consideration of the managerial resources includes consideration of the competence, experience, and integrity of the officers, directors and principal shareholders of the company or savings association. Under the Community Reinvestment Act, the Office of Thrift Supervision must take into account the record of performance of each company in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each company. The Hartford is not currently subject to the Community Reinvestment Act. Federal Trust Bank has a “satisfactory” Community Reinvestment Act rating. Except where the Office of Thrift Supervision waives the requirement based on supervisory considerations, federal law requires publication of notice of, and the opportunity for public comment on, an application to become a savings and loan holding company such as The Hartford’s and authorizes the Office of Thrift Supervision to hold a public hearing in connection with such an application if it determines that such a hearing would be appropriate. The Hartford has requested that the Office of Thrift Supervision waive the notice and public comment requirement for the merger. However, any such hearing or comments provided by third parties could prolong the period during which the application is subject to review.

U.S. Treasury Department. The merger is subject to the U.S. Department of Treasury:

•

approving The Hartford for participation in the Capital Purchase Program under the Troubled Asset Relief Program, as authorized by the Emergency Economic Stabilization Act of 2008, on terms not less favorable to The Hartford than those set forth on the website of the U.S. Department of the Treasury on November 14, 2008 (the date of execution of the Merger Agreement); and

•

authorizing The Hartford to receive funding under the Capital Purchase Program in an amount equal to (x) the amount requested by The Hartford in its application or (y) at The Hartford’s sole discretion, such lesser amount as may be determined by The Hartford to be acceptable.

Board of Governors of the Federal Reserve System. Allianz SE beneficially owns shares of The Hartford’s preferred stock, automatically convertible, upon receipt of regulatory approvals currently anticipated to be obtained prior to the consummation of the merger, into 24,193,548 shares (approximately 6.14%) of The Hartford’s common stock, and warrants to purchase shares of The Hartford’s preferred stock, which upon receipt of necessary regulatory and shareholder approvals, will entitle Allianz to purchase an additional 69,115,324 shares (approximately 17.55%) of The Hartford’s common stock. On a fully diluted basis, the aggregate amount of common stock Allianz may acquire upon conversion of these securities represents approximately 23.7% of The Hartford’s common stock, based on 300,570,776 shares of common stock outstanding as of October 22, 2008 plus 93,308,872 shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants.

Allianz has applied to the Board of Governors of the Federal Reserve System for (1) approval to acquire or retain securities issued by The Hartford following The Hartford’s registration as a savings and loan holding company; and (2) a determination that it does not control The Hartford for purposes of the Bank Holding Company Act of 1956, as amended, and regulations thereunder. Allianz has separately applied to the Office of Thrift Supervision for a determination that Allianz does not control The Hartford for purposes of the Savings and Loan Holding Company Act.

Consummation of the merger is subject to the prior receipt by Allianz of the approvals and determinations described above.

Accounting Treatment

The Hartford will account for the merger under the purchase method of accounting. This means that The Hartford and Federal Trust Corporation will be treated as one company as of the date of the merger and The Hartford will record the fair value of Federal Trust Corporation’s assets and liabilities on its financial statements. The Hartford will record the excess of its purchase price over the fair value of Federal Trust Corporation’s identifiable net assets as goodwill.

Terms of the Merger

The following describes certain aspects of the merger, including material provisions of the Merger Agreement. The following description of the Merger Agreement is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached to this document as Appendix A and is incorporated by reference in this document. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing this merger.

The Merger Agreement provides for a business combination in which FT Acquisition Corporation, a newly formed merger subsidiary wholly owned by The Hartford, will be merged into Federal Trust Corporation, with Federal Trust Corporation as the surviving entity. This transaction will result in Federal Trust Corporation becoming a wholly owned subsidiary of The Hartford, and Federal Trust Bank becoming an indirect subsidiary of The Hartford.

The Merger Agreement provides that the officers and directors of the merger subsidiary before it is merged into Federal Trust Corporation will become the officers and directors of Federal Trust Corporation as the surviving corporation after the merger.

The merger will result, except as otherwise stated, in each issued and outstanding share of Federal Trust Corporation common stock immediately prior to the effective date of the merger being converted into the right to receive a cash payment in the amount of $1.00. Shares of Federal Trust Corporation common stock that are held directly or indirectly by The Hartford (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), unissued shares of Federal Trust Corporation reserved for issuance pursuant to Federal Trust Corporation’s stock benefit plans, and shares held directly or indirectly by Federal Trust Corporation as treasury stock will be canceled and retired upon completion of the merger and no payment will be made for them. In addition, holders of common stock for which appraisal rights have been exercised will be entitled only to the rights granted by Sections 607.1301 to 607.1333 of the Florida Business Corporation Act.

Each option for the purchase of shares of common stock under the Federal Trust Corporation stock benefit plans that is outstanding and unexercised and has not expired at the time of the merger, whether or not it is vested, will be extinguished and converted into the right to receive a cash payment equal to the number of shares of common stock subject to the option multiplied by the excess of $1.00 per share of common stock over the applicable exercise price of the option. No outstanding stock options have an exercise price less than $1.00 per share. Accordingly, no payments will be made to any option holder in connection with the cancellation of stock options.

Each vested or unvested restricted stock unit with respect to shares of Federal Trust Corporation common stock that is outstanding immediately prior to the effective date of the merger will be canceled, in exchange for a cash payment equal to the number of shares subject to the restricted stock units, multiplied by $1.00, without interest, less any required withholding taxes.

At the effective time of the merger, each share of common stock held by the Federal Trust Bank Employee Stock Ownership Plan will be converted into the right to receive $1.00.

When the Merger Will Be Completed

Subject to the satisfaction or waiver of the conditions to the parties’ respective obligations to complete the merger, the closing of the merger will take place on the third business day following the latest to occur of the conditions described below in “—Conditions to the Merger,” unless The Hartford and Federal Trust Corporation agree to another date. On the date of the closing, articles of merger will be filed with the Florida Secretary of State. The merger will become effective upon the filing of the articles of merger, or as otherwise stated in the articles of merger.

We expect to complete the merger during the first quarter of calendar 2009. However, we cannot guarantee when or if the required approvals will be obtained. Furthermore, either party may terminate the Merger Agreement if, among other reasons, the merger has not been completed on or before February 27, 2009 (or such later date as described below), unless failure to complete the merger by that time is due to the breach of any provision of the Merger Agreement by the party seeking to terminate the Merger Agreement. Either The Hartford or Federal Trust Corporation may extend the time period for obtaining any necessary approvals from governmental entities required in connection with the merger for an additional two-month period beyond February 27, 2009 provided that any other conditions shall have been satisfied or remain reasonably capable of being obtained.

Conditions to the Merger

The respective obligations of The Hartford and Federal Trust Corporation to consummate the merger are subject to the satisfaction, or waiver by the other party, of a number of conditions specified in the Merger Agreement. The primary conditions to the consummation of the merger are:

•

the approval of the Merger Agreement and the transactions contemplated thereby by the holders of at least a majority of the combined voting power of the issued and outstanding shares of common stock of Federal Trust Corporation;

•	no order, injunction or decree has been issued and is in effect preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the Merger Agreement;

•	the accuracy of the other party’s representations and warranties, subject to standards of materiality as set forth in the Merger Agreement;

•	the performance by the other party in all material respects of its obligations and covenants contained in the Merger Agreement; and

•

the receipt of all required regulatory approvals and consents required to consummate the transactions contemplated by the Merger Agreement, without the imposition of any condition or requirement that, in the reasonable judgment of The Hartford, would be expected to have, individually or together with other actions, a materially burdensome effect on The Hartford, any of its significant subsidiaries or Federal Trust Corporation or a materially adverse effect on the anticipated benefits of the merger to The Hartford.

The Hartford’s obligations to effect the merger also are subject to the following additional conditions:

•

the Office of Thrift Supervision terminating the Orders to Cease and Desist issued to Federal Trust Corporation and Federal Trust Bank by the Office of Thrift Supervision, each dated May 12, 2008, and no other Orders to Cease and Desist being issued to Federal Trust Corporation or its subsidiaries and remaining in effect;

•	The U.S. Treasury Department:

(i)	approving The Hartford’s application to participate in the Capital Purchase Program under the Troubled Asset Relief Program, as authorized by the Emergency Economic Stabilization Act of 2008, on terms not less favorable to The Hartford than those set forth on the website of the U.S. Department of the Treasury on November 14, 2008 (the date of execution of the Merger Agreement); and

(ii)	authorizing The Hartford to receive funding under the Capital Purchase Program in an amount equal to:

(x)	the amount requested by The Hartford in its application to participate in the Capital Purchase Program, dated November 14, 2008; or

(y)	at The Hartford’s sole discretion, such lesser amount as may be determined by The Hartford to be acceptable;

•

the Board of Governors of the Federal Reserve System conclusively determining that Allianz SE does not control The Hartford for purposes of the Bank Holding Company Act of 1956, as amended, and the related regulations thereunder;

•

the Office of Thrift Supervision conclusively determining that Allianz SE does not control The Hartford for purposes of the Home Owners’ Loan Act of 1933, as amended, and the related regulations thereunder;

•

Allianz SE obtaining all regulatory or other approvals necessary to permit Allianz SE to acquire or retain securities issued by The Hartford following consummation of the merger, including approval from the Board of Governors of the Federal Reserve System pursuant to Section 4(j) of the Bank Holding Company Act of 1956, as amended, and the related regulations thereunder;

•

Directors Robert G. Cox and Charles R. Webb, President, Chief Executive Officer and Director Dennis T. Ward and Senior Vice President, Chief Credit Officer and Special Assets Manager Edward J. Walker, III entering into retention agreements with The Hartford or a subsidiary of The Hartford on terms reasonably acceptable to The Hartford; and

•

shareholders of not more than 10% of the total number of issued and outstanding shares of Federal Trust Corporation common stock immediately prior to the effective date of the merger perfecting their appraisal rights in accordance with Florida law.

Federal Trust Corporation cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Pending the Merger

The Merger Agreement contains various restrictions on the operations of Federal Trust Corporation before the effective time of the merger. In general, the Merger Agreement obligates Federal Trust Corporation to conduct its operations and will cause its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and use reasonable efforts to preserve intact its business organization, keep available the services of its current officers and employees and preserve the goodwill of and maintain satisfactory business relationships.

Federal Trust Corporation has agreed that prior to the effective time of the merger, except as otherwise provided in the Merger Agreement, or unless permitted by The Hartford, neither it nor its subsidiaries will:

•

issue, sell, acquire, redeem, grant options or rights to purchase or sell, pledge or incur liens upon any of its securities or permit any splits, combinations or reclassifications of any of its securities;

•

amend its articles of incorporation or bylaws or similar organizational documents, or otherwise take any action to exempt any person (other than The Hartford or its subsidiaries) or any action taken by any person from any anti-takeover statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

•	declare, pay or otherwise set aside for payment any cash or non-cash dividend or other non-cash distribution with respect to its common stock or other equity securities;

•

merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire, any business, business organization or division thereof, or any other person, or create any subsidiary;

•	sell, lease, license, subject to any lien or otherwise dispose of any properties or assets other than:

(i)	the sale of properties or assets having a market value not in excess of $50,000 individually or $250,000 in the aggregate and not otherwise material to the business of Federal Trust Corporation and its subsidiaries; and

(ii)	the settlement of accounts receivable,

in each case in the ordinary course of business on a basis consistent with past practice;

•	settle or compromise any proceeding if such settlement or compromise:

(i)	involves aggregate payments by (or forgiveness of amounts payable to) Federal Trust Corporation and its subsidiaries after the closing of the merger in excess of $10,000 in respect of any such proceedings or in excess of $50,000 in respect of all such proceedings,

(ii)	involves any relief other than money damages; or

(iii)	relates to the Merger Agreement or any of the transactions contemplated thereby;

•

cancel, compromise, fail to exercise, waive or release any right or claim, or series of related rights or claims, that have a value that would reasonably be expected to exceed $10,000 in the aggregate;

•

other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, Federal Home Loan Bank of Atlanta advances, sales of certificates of deposit, in each case in the ordinary course of business consistent with past practice);

•	make commitments for any capital expenditure in excess of $50,000 in the aggregate;

•

make or commit to make any change in the compensation (including bonuses) payable or to become payable to any director, manager, officer or other employee of Federal Trust Corporation or any of its subsidiaries;

•

enter into, or adopt or amend, any bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into, adopt or amend any employee benefit plan or employment, consulting or management agreement;

•

adopt, amend or terminate any benefit plan or adopt or enter into any plan or arrangement that would be considered a benefit plan if it were in existence on the date hereof or increase the benefits provided under any benefit plan, or promise or commit to undertake any of the foregoing in the future;

•	enter into, amend or extend any collective bargaining or other labor agreement;

•

to the extent that such transaction would be required to be disclosed as a related party transaction under applicable Securities and Exchange Commission rules, if such transaction were entered into immediately prior to the date of the Merger Agreement, enter into any transaction with or for the benefit of any such interested party other than the transactions contemplated by the Merger Agreement;

•	terminate, amend or otherwise modify, except in the ordinary course of business, or knowingly violate in any material respect the terms of, any contract;

•	create, renew or amend any agreement or contract or, except as may be required by applicable law, other binding obligation of Federal Trust Corporation or its subsidiaries containing:

(i)	any material restriction on the ability of Federal Trust Corporation or its subsidiaries to conduct its business as it is presently being conducted; or

(ii)	any material restriction on the ability of Federal Trust Corporation or its affiliates to engage in any type of activity or business;

•

make, change or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, agree to any adjustment of any tax attribute, surrender any right or claim to a refund of taxes, consent to any extension or waiver of the statute of limitations period applicable to any taxes, tax return or claim for taxes, amend any tax return, enter into any closing agreement with respect to taxes, fail to file any tax return when due, or make any change to any of its policies, procedures, principles or methods of tax or financial accounting other than as required by a change of accounting principles generally accepted in the United States of America (“GAAP”) or other applicable laws;

•

fail to maintain director and officer insurance and insurance upon all its material assets and properties, in each case in such amounts and of such kinds comparable to that in effect since January 1, 2006;

•

change in any material respect the policies, practices and procedures governing mortgage and other lending operations of Federal Trust Bank or Federal Trust Corporation’s other subsidiaries, including the policies, practices and procedures governing credit and collection matters, related to the solicitation, origination, maintenance and servicing of mortgage or other loans;

•

take any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied;

•

enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating, securitization and servicing policies, except as required by applicable law, regulation or policies imposed by any governmental entity;

•	make any change in accounting practices or policies other than as required by applicable law or GAAP; or

•	authorize, or commit or agree to take, any of the foregoing.

The Merger Agreement also contains other agreements relating to the conduct of the parties before consummation of the merger, including the following:

•

Federal Trust Corporation will give The Hartford reasonable access to its properties, books, commitments and records and personnel and will furnish all other information concerning the business, properties and personnel of Federal Trust Corporation as The Hartford may reasonably request;

•

Federal Trust Corporation will cooperate with The Hartford with respect to The Hartford’s continuing due diligence of tax and compliance matters related to Federal Trust Corporation’s employee stock ownership plan;

•	The Hartford and Federal Trust Corporation will use their commercially reasonable efforts to take or cause to be taken, all actions necessary, proper or advisable to consummate the merger;

•

The Hartford and Federal Trust Corporation will cooperate with each other to submit all necessary or advisable applications, notices and other filings and applications with any governmental entity, the approval of which is required to complete the merger. In addition, The Hartford and Federal Trust Corporation will cooperate with each other to obtain all permits, consents, approvals and authorizations of any third party that are necessary or advisable to complete the merger;

•

Federal Trust Corporation will call and hold a meeting of its shareholders to vote on the Merger Agreement as soon as reasonably practicable after that date on which this proxy statement is cleared for use by the Securities and Exchange Commission. Unless it determines, upon receipt of a superior proposal and after consultation with outside legal counsel, that failure to do so would cause it to violate its fiduciary duties, the Federal Trust Corporation Board of Directors will recommend at the shareholder meeting that the shareholders vote to adopt and approve the merger and will use its reasonable best efforts to solicit shareholder approval; and

•

The Hartford and Federal Trust Corporation each will promptly advise the other of any change or event that it believes would cause or would be reasonably likely to cause or constitute a material breach of the representations, warranties and covenants of the Merger Agreement, or, in the case of Federal Trust Corporation, have a material adverse effect on Federal Trust Corporation.

See Articles V and VI of the Merger Agreement, which is attached to this proxy statement as Appendix A, for a more complete description of restrictions on the conduct of business of Federal Trust Corporation pending the merger and the other agreements relating to the conduct of the parties before consummation of the merger.

Agreement Not to Solicit Other Offers

The Merger Agreement prohibits Federal Trust Corporation, its subsidiaries and its officers, directors, employees, agents or representatives from initiating, soliciting, encouraging or facilitating any alternative proposal with a third party, participating in discussions or negotiations regarding an alternative proposal, or entering into any agreement regarding an alternative proposal. An alternative proposal is generally defined to include any merger, share exchange, consolidation, sales of assets, sale of shares of capital stock or other similar transaction that would result in any of the following:

•

a third party (or group) directly or indirectly acquiring more than 15% of the outstanding shares of Federal Trust Corporation or any of its subsidiaries or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to a merger with Federal Trust Corporation or any of its subsidiaries;

•	a merger, share exchange, consolidation or other business combination involving Federal Trust Corporation or any of its subsidiaries (other than the merger);

•

a third party (or group) acquiring or would acquire control of assets of Federal Trust Corporation or any of its subsidiaries representing more than 15% of the fair market value of all the assets, net revenues or net income of Federal Trust Corporation and its subsidiaries, taken as a whole, immediately prior to such transaction; or

•

any other consolidation, business combination, recapitalization or similar transaction involving Federal Trust Corporation or any of its subsidiaries other than the transactions contemplated by the Merger Agreement.

Prior to the shareholder meeting held to approve and adopt the merger and subject to complying with its obligations under the Merger Agreement (including entry into a confidentiality agreement with such person), Federal Trust Corporation may, however, consider and participate in discussions and negotiations with respect to a bona fide alternative proposal received by Federal Trust Corporation if and only to the extent that, after consultation with outside legal counsel, the Board of Directors reasonably determines in good faith that failure to do so would cause Federal Trust Corporation’s directors to violate their fiduciary obligations under applicable law.

Federal Trust Corporation must promptly notify The Hartford of the receipt of an alternative proposal or requests for information that relate to and could lead to an alternative proposal, and must indicate the identity of the person making the alternative proposal as well as the material terms of such alternative proposal.

Modification of Board Recommendation

The Merger Agreement generally provides that the Board of Directors may not withdraw, modify or qualify nor propose publicly to withdraw, modify or qualify its recommendation that shareholders approve the Merger Agreement, take any public action or make any public statement in connection with the special meeting being called to adopt and approve the Merger Agreement that is inconsistent with such recommendation or approve, recommend, or publicly propose to approve or recommend or fail to recommend against a proposal from a third party to acquire Federal Trust Corporation. However, the Merger Agreement provides exceptions when the Board of Directors may take such actions. Specifically, the Board of Directors may change its recommendation if each of the following has occurred:

1.	Federal Trust Corporation receives an unsolicited proposal from a third-party to acquire, directly or indirectly, 100% of the outstanding shares of Federal Trust Corporation or 100% of the assets, net revenues or net income of Federal Trust Corporation and its subsidiaries that the Board of Directors deems to be more favorable to Federal Trust Corporation’s shareholders than the merger with The Hartford and is reasonably capable of being completed;

2.	Federal Trust Corporation has not breached in any material respects (i) its obligations with respect to calling and holding a special meeting of shareholders to approve the merger or (ii) its obligations described above in “—Agreement Not to Solicit Other Offers;”

3.	The Board of Directors reasonably determines in good faith (after consultation with outside legal counsel) that, in light of the third-party proposal, the failure to change the Board’s recommendation would cause it to violate its fiduciary duties to shareholders under applicable law;

4.	Federal Trust Corporation provides The Hartford written notice at least five business days prior to such change in recommendation that states Federal Trust Corporation’s intention to change its recommendation and identifies the third-party making the proposal and the terms of such third-party proposal; and

5.	During such notice period, Federal Trust Corporation has negotiated with The Hartford to adjust the terms and conditions of the Merger Agreement such that the third-party proposal no longer constitutes a superior proposal compared to the terms and conditions of the merger with The Hartford.

Nothing in the Merger Agreement shall prohibit Federal Trust Corporation from publishing its position with respect to a tender offer, as required by the federal securities laws.

Representations and Warranties in the Merger Agreement

The Merger Agreement contains a number of customary representations and warranties made by The Hartford and Federal Trust Corporation with respect to themselves and their respective subsidiaries. These representations and warranties relate to, among other things:

•	corporate organization with respect to both companies and their subsidiaries;

•

authorization, execution, delivery, performance and enforceability of the Merger Agreement, and required consents, approvals, orders and authorizations of governmental entities relating to the Merger Agreement and related matters.

•	payment of fees of brokers, finders and financial advisors;

•	absence of legal proceedings;

•	compliance with applicable law; and

•	information to be included in this proxy statement.

Federal Trust Corporation also made representations and warranties to The Hartford regarding:

•	capitalization;

•	the filing of regulatory reports, the absence of restrictive orders from or agreements with banking regulatory agencies and other bank regulatory matters;

•	the accuracy of financial statements and the absence of unreported liabilities;

•	records and control systems;

•	accounting and securities law matters;

•	the absence of material adverse changes or events;

•	filing of tax returns, payment of taxes and other tax matters;

•	matters related to employee compensation and employee benefits;

•	material contracts, leases and defaults;

•	risk management instruments;

•	loan portfolios;

•	deposits;

•	real property and intellectual property;

•	insurance coverage;

•	environmental matters;

•	antitakeover provisions being inapplicable;

•	related party transactions; and

•	receipt of a fairness opinion from a financial advisor and the vote required for approval of the Merger Agreement;

For information on these representations and warranties, please refer to Article III and IV of the Merger Agreement attached as Appendix A. The representations and warranties must generally be true through the completion of the merger, subject to standards of materiality described in the Merger Agreement. See “Conditions to the Merger” beginning on page 37.

Termination of the Merger Agreement

The Merger Agreement may be terminated at or prior to the completion of the merger, either before or after any requisite shareholder approval by:

1.	the mutual written consent of The Hartford and Federal Trust Corporation;

2.	by either party if a regulatory authority whose approval is required in connection with the merger or the transactions contemplated by the Merger Agreement has denied approval of the merger and such denial has become final and nonappealable, or any court or other governmental authority issues a final and nonappealable order, injunction or decree permanently enjoining otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement;

3.	by either party if the merger has not occurred by February 27, 2009, provided that this deadline may be extended by either party by two months under certain circumstances, and provided further that a party may not terminate the Merger Agreement based upon this deadline if that party’s breach of the Merger Agreement has resulted in the inability of the parties to consummate the merger;

4.	by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement) if the other party has breached any of its covenants or agreements or any of its representations and warranties, which breach, either individually or in the aggregate, would result in the conditions to closing the merger not being capable of being satisfied, and which is not cured within 30 days of notice of the breach or cannot be cured within that time period;

5.	by The Hartford if the Board of Directors of Federal Trust Corporation: (i) fails to recommend to Federal Trust Corporation shareholders in this proxy statement that they approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger; (ii) withdraws or adversely modifies its recommendation that Federal Trust Corporation shareholders approve the merger and the Merger Agreement; (iii) approves or recommends or publicly proposes to approve or recommend an alternative proposal to acquire Federal Trust Corporation; or (iv) fails to recommend to shareholders that they reject any tender offer or exchange offer from a third party within ten business days of the publication of such tender offer;

6.	by The Hartford if Federal Trust Corporation breaches its obligations described above in “—Agreement Not to Solicit Other Offers” and “—Modification of Board Recommendation” in any material respect adverse to The Hartford;

7.	by The Hartford if Federal Trust Corporation fails to call, convene and hold this special meeting of shareholders as a result of a material failure of Federal Trust Corporation to use its reasonable best efforts to duly call and hold the special meeting as soon as reasonably practicable after the date on which this proxy statement is cleared for use by the SEC; and

8.	by The Hartford, if it concludes in its reasonable judgment that losses related to the Federal Trust Corporation employee stock ownership plan may exceed the aggregate merger consideration to be paid to shareholders in the merger, provided that The Hartford may not terminate the Merger Agreement with respect to such losses at any time after the tenth business day following the date on which The Hartford has received all information necessary to make its determination with respect to such losses.

If the Merger Agreement is terminated, the Merger Agreement will generally become void and have no further effect, and all costs and expenses incurred in connection with the merger will be paid by the party incurring the expense, except as set forth below.

If the Merger Agreement is terminated as a result of the fifth, sixth or seventh scenarios described above, Federal Trust Corporation will be obligated to pay to The Hartford a fee of $3.5 million. The fee would also be payable to The Hartford if the Merger Agreement is terminated as a result of the third scenario described above (and Federal Trust Corporation’s shareholders have not approved the Merger Agreement by the termination date) or the fourth scenario described above (but only for knowing or intentional breaches). However, in the event of a termination for the third and fourth scenarios, both of the following must occur:

1.	an alternative proposal to acquire Federal Trust Corporation must have been made known to Federal Trust Corporation prior to the termination of the Merger Agreement, or publicly announced prior to the termination of the Merger Agreement, and not irrevocably withdrawn prior to the termination of the Merger Agreement; and

2.	within six months of termination of the Merger Agreement, Federal Trust Corporation must have entered into an agreement with respect to a merger with a third party, or consummates such a transaction.

Fees and Expenses

Each party will pay its own costs and expenses incurred in connection with the merger, except as described above.

Waiver and Amendment of the Merger Agreement

Prior to the completion of the merger and subject to applicable law, The Hartford and Federal Trust Corporation may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any agreement or condition of the Merger Agreement.

The Merger Agreement may be amended at any time by mutual agreement of The Hartford and Federal Trust Corporation. However, after the vote by the shareholders of Federal Trust Corporation approving and adopting the Merger Agreement, no amendment can be adopted without further shareholder approval unless permitted by applicable law.

Independent Public Accountants

Hacker, Johnson & Smith PA serves as Federal Trust Corporation’s independent registered public accounting firm. A representative of Hacker, Johnson & Smith PA is expected to be present at the special meeting and will be available to respond to appropriate questions.

OWNERSHIP OF FEDERAL TRUST CORPORATION COMMON STOCK BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding ownership of Federal Trust Corporation common stock as of [record date], by beneficial owners of more than 5% of the outstanding shares of Federal Trust Corporation common stock, by each director and each executive officer, and by all directors and executive officers of Federal Trust Corporation as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address of Beneficial Owner (1)	Number of Shares		Percent of Class (2)
5% or Greater Shareholders
Estate of Einar Paul Robsham	488,400	(3)	5.2%
Post Office Box 5183
Cochituate, MA 01778

Benjamin Partners	507,960	(4)	5.4%
589 Broadway
New York, NY 10012

Directors and Executive Officers
Samuel C. Certo, PhD.	99,063	(5)	1.0%
Robert G. Cox	22,759	(6)	*
Kenneth W. Hill	93,314	(7)	*
A. George Igler	55,672	(8)	*
Eric J. Reinhold	6,700	(9)	*
Charles R. Webb	18,000	(10)	*
Dennis T. Ward	3,100		*
Jennifer B. Brodnax	102,359	(11)	1.1%
Mark E. McRae	—		—
W. Daniel Allen	100		*
A. Stewart Hall, Jr.	8,160		*

All Directors and Executive Officers as a Group (11 persons)	(12)

*	Less than 1%.
(1)	The mailing address for each director and executive officer listed is 312 West First Street, Suite 110, Sanford, Florida 32771.
(2)	Based upon 9,436,305 shares outstanding as of the record date.
(3)	As reported in the Schedule 13D filed with the Securities and Exchange Commission on June 19, 2000.
(4)	As reported in the Schedule 13D filed with the Securities and Exchange Commission on February 15, 2007. Includes other affiliated parties, in addition to Benjamin Partners.
(5)	Includes 94,844 shares of common stock and 4,219 restricted stock units that have vested or vest within 60 days of [record date].
(6)	Includes 15,860 shares of common stock, 5,000 options to purchase common stock that have vested or vest within 60 days of [record date] and 1,899 restricted stock units that have vested or vest within 60 days of [record date].
(7)	Includes 55,080 shares of common stock and 38,234 options to purchase common stock that have vested or vest within 60 days of [record date].

(footnotes continued on next page)

(continued from prior page)

(8)	Includes 33,052 shares of common stock (including 6,607 shares held as trustee under the Igler & Dougherty, P.A. Profit Sharing Plans, with respect to which Mr. Igler shares voting and investment power) and 22,620 options to purchase common stock that have vested or vest within 60 days of [record date].
(9)	Includes 6,000 shares of common stock and 700 options to purchase common stock that have vested or vest within 60 days of [record date].
(10)	Includes 13,000 shares of common stock and 5,000 options to purchase common stock that have vested or vest within 60 days of [record date].
(11)	Includes 29,220 shares owned directly, 1,816 shares in Federal Trust Corporation’s Stock Bonus Plan, over which Ms. Brodnax has sole voting and investment power, 24,231 shares in Federal Trust Corporation’s 401(k) Plan, 16,493 shares held in the Federal Trust Corporation employee stock ownership plan and 30,599 options to purchase common stock that have vested or vest within 60 days of [record date].
(12)	Includes shares of common stock, options to purchase shares of common stock that have vested or vest within 60 days of [record date], 4,712 restricted stock units that have vested or vest within 60 days of [record date], 215,091 shares held under the Federal Trust Corporation 401(k) Plan, for which our executive officers serve as trustees and 212,723 shares held under the Federal Trust Corporation Employee Stock Ownership Plan, for which our executive officers serve as trustees.

PROPOSAL II—ADJOURNMENT OF THE SPECIAL MEETING

In the event that there are not sufficient votes to constitute a quorum or approve the adoption of Proposal I at the time of the special meeting, the proposal may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Federal Trust Corporation at the time of the special meeting to be voted for an adjournment, if necessary, Federal Trust Corporation has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The special meeting may be postponed or adjourned for the purpose of soliciting additional proxies. The Board of Directors recommends that its shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

Approval of the proposal to adjourn the special meeting requires the approval of a majority of the votes cast at the special meeting, in person or by proxy. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the special meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS

The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our shareholders, in which case the annual meeting would not be convened. However, if the merger is not consummated prior to the next regularly scheduled annual meeting of our shareholders, any proposal which a shareholder wishes to have included in our proxy materials for the next annual meeting of shareholders must be received at Federal Trust Corporation’s executive office, 312 West 1st Street, Sanford, Florida 32771, no later than January 8, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

BYLAW PROVISIONS REGARDING ANNUAL SHAREHOLDERS’ MEETINGS

Our Bylaws contain two provisions relating to the business that may be properly brought before an annual meeting of shareholders. The first provision requires that certain procedures be followed by a shareholder of record who wishes to present business, other than the nomination of candidates for election as directors, at the annual meeting. In order to present such business at the annual meeting, a shareholder must provide written notice of such business to our Corporate Secretary not less than 60 days prior to the date of the annual meeting; provided however, that in the event less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, the notice provided by the shareholder must be received no later than the close of business on the 10th day following the day on which the notice of the annual meeting was mailed or such public disclosure was made. The written notice must provide a brief description of the proposed business, the name and address of the shareholder providing the notice, as it appears on our books, the class and number of shares that are beneficially owned by the shareholder and any material interest that the shareholder has in the proposed business.

The second provision provides the procedure for shareholder nominations of directors. The shareholder must provide written notice to Federal Trust Corporation’s Corporate Secretary not more than 60 days prior to the date of the annual meeting and no less than the later of: (i) 10 days prior to the date of the meeting; or (ii) in the event that less than 40 days notice or prior disclosure of the date of the meeting, no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. The written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under the regulations of the Securities and Exchange Commission, including the written consent of each such nominee; and the nominating shareholder’s name and address as it appears on our books and the class and number of shares beneficially owned by the shareholder.

The Board of Directors is not required to nominate a person designated by a shareholder, or to take up such other business as may be contained in a written notice from a shareholder; however, a shareholder’s compliance with these procedures would permit a shareholder to nominate the individual at the Annual Meeting, and any shareholder may vote his or her shares in person or by proxy for any individual that the shareholder desires. The procedures relating to nominating directors and presenting other business at the annual meeting may only be used by a shareholder who is a shareholder of record at the time of the giving of the notice. These procedures do not prohibit or apply to shareholder proposals under Securities and Exchange Commission Rule 14a-8 and as described in the section entitled “Shareholder Proposals.”

WHERE YOU CAN FIND MORE INFORMATION

Federal Trust Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet website that contains reports, proxy and information statements and other information about issuers, like Federal Trust Corporation, that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov. The reports and other information filed by Federal Trust Corporation with the Securities and Exchange Commission are also available at Federal Trust Corporation’s internet worldwide web site. The address is http://www.federaltrust.com.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by Federal Trust Corporation or any other person. This proxy statement is dated [document date]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

by and between

THE HARTFORD FINANCIAL SERVICES GROUP, INC.,

FT ACQUISITION CORPORATION

and

FEDERAL TRUST CORPORATION

Dated as of November 14, 2008

A-i

(continued)

A-ii

(continued)

A-iii

INDEX OF DEFINED TERMS

Agencies	A-20
Agency	A-20
Agreement	A-1
Allianz	A-39
Allianz Approvals	A-39
Alternative Proposal	A-34
Alternative Transaction	A-34
Articles of Merger	A-2
Bankruptcy and Equity Exception	A-9
BHCA	A-39
Business Day	A-45
Capitalization Date	A-8
Certificate	A-3
Change of Recommendation	A-36
Change of Recommendation Notice	A-36
Claim	A-32
Closing	A-43
Closing Date	A-43
Code	A-5
Company	A-1
Company Articles	A-7
Company Benefit Plans	A-16
Company Board Recommendation	A-10
Company Bylaws	A-7
Company Common Stock	A-1
Company Contract	A-19
Company Deferred Equity Unit Plans	A-4
Company Deferred Equity Units	A-4
Company Disclosure Schedule	A-7
Company Options	A-4
Company Regulatory Agreement	A-11
Company Requisite Regulatory Approvals	A-39, A-40
Company Requisite Vote	A-9
Company RSUs	A-4
Company SEC Reports	A-12
Company Securities	A-8
Company Shareholders Meeting	A-32
Company Stock Plans	A-4
Confidentiality Agreement	A-30
Core Deposits	A-21
CPP Approval	A-39
Depository Organization	A-23
Derivative Transactions	A-19
Dissenting Shares	A-3
Draft Third Quarter 10-Q	A-12

A-iv

Effective Time	A-2
Environmental Laws	A-23
ERISA	A-16
ESOP	A-30
ESOP End Date	A-41
Exchange Act	A-12
Exchange Fund	A-5
Executive Officers	A-14
FBCA	A-1
FDIC	A-8
FHLBA	A-8
Financial Advisor	A-24
FRB	A-39
FTB	A-8
GAAP	A-45
Governmental Entity	A-10
Home Owners’ Loan Act	A-7
Indemnified Parties	A-32
Initial End Date	A-40
Insurance Amount	A-33
Intellectual Property	A-45
knowledge	A-45
Law	A-46
Leased Properties	A-21
Liens	A-9
Loans	A-20
Losses	A-46
Management Official	A-23
Material Adverse Effect	A-14
Materially Burdensome Regulatory Condition	A-31
Merger	A-1
Merger Consideration	A-1
Merger Sub	A-1
Merger Sub Common Stock	A-3
Mortgage	A-23
Mortgage Note	A-23
Mortgaged Property	A-23
Other Regulatory Approvals	A-10
OTS	A-7
OTS Orders	A-39
Outside Date	A-40
Owned Properties	A-21
Parent	A-1
Parent Disclosure Schedule	A-24
Parent Material Adverse Effect	A-46
Parties	A-1

A-v

Party	A-1
Paying Agent	A-5
Paying Agent Agreement	A-5
Permitted Encumbrances	A-21
Person	A-46
Policies	A-22
Pool	A-21
Previously Disposed of Loans	A-46
prime rate	A-43
Proxy Statement	A-10
Real Property	A-21
Regulatory Agencies	A-11
Representatives	A-29
Sarbanes-Oxley Act	A-12
SEC	A-10
Section 607.13	A-3
Share	A-1
Stifel	A-13
Subsidiary	A-46
Subsidiary Securities	A-9
Superior Proposal	A-36
Surviving Company	A-2
Takeover Statutes	A-24
TARP	A-32
Tax	A-15
Tax Return	A-16
Taxes	A-15
Termination Fee	A-42

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of November 14, 2008 (this “Agreement”), by and between The Hartford Financial Services Group, Inc., a Delaware corporation (“Parent”), FT Acquisition Corporation, a Florida corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and Federal Trust Corporation, a Florida corporation (the “Company”). Parent, Merger Sub and Company, each a “Party” and together, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company on the terms and subject to the conditions set forth herein, unanimously (i) determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, the shareholders of the Company, (ii) approved, adopted and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the Florida Business Corporation Act (“FBCA”), and (iii) determined to recommend that the Company’s shareholders approve this Agreement and the Merger;

WHEREAS, the Boards of Directors of Parent and Merger Sub have each adopted this Agreement providing for the Merger in accordance with the FBCA, upon the terms and subject to the conditions set forth herein;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company and each share (a “Share”) of the common stock, $0.01 par value, of Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Merger, other than Shares held by Company or Parent or any direct or indirect wholly-owned Subsidiary of Company or of Parent immediately prior to the Effective Time, and other than the Dissenting Shares (as defined in Section 1.6(d)) will thereupon be canceled and converted into the right to receive cash in an amount equal to $1.00 per Share, without interest (the “Merger Consideration”);

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, in accordance with the FBCA, at the Effective Time, Merger Sub shall merge with and into the Company. The Company shall be the surviving company (the “Surviving Company”) in the

Merger and shall continue its existence as a corporation under the laws of the State of Florida. As of the Effective Time, the separate corporate existence of Merger Sub shall cease.

(b) Parent may at any time change the method of effecting the combination provided for in this Agreement (including by providing for the merger of Company and Parent or Company and a wholly-owned subsidiary of Parent other than Merger Sub); provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of Company’s shareholders as a result of receiving the Merger Consideration or the Tax treatment of either party pursuant to this Agreement or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

1.2 Effective Time. At the Closing, the Parties shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of the State of Florida, in such form as required by, and executed in accordance with, the relevant provisions of the FBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Florida, or such later time as is specified in the Articles of Merger and as is agreed to by the Parties, being hereinafter referred to as the “Effective Time”) and shall make all other filings or recordings required under the FBCA or other applicable Law in connection with the Merger.

1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth herein and in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall rest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

1.4 Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation of the Company shall be amended and restated in their entirety to be identical to the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the FBCA and as provided in such articles of incorporation; provided, however, that at the Effective Time, Article I of the articles of incorporation of the Surviving Company shall be amended and restated in its entirety to read as follows: “The name of the corporation is Federal Trust Corporation.” At the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the FBCA and as provided in such bylaws.

1.5 Directors and Officers. Each of the Parties shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the initial directors of the Surviving Company, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The initial officers of the Surviving Company shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed or until their earlier death, resignation or removal.

1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any Shares, the following shall occur:

(a) Company Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than any (i) Shares to be canceled pursuant to Section 1.6(b) and (ii) Dissenting Shares, will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Merger Consideration upon surrender of the certificate representing such Share (a “Certificate”) in the manner provided in Article II (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond, if required, in the manner provided in Section 2.9). At the Effective Time, such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(b) Cancellation of Treasury and Parent Owned Stock. Each Share held by Company or Parent or any direct or indirect wholly owned Subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or the payment of any consideration therefor.

(c) Capital Stock of Merger Sub. Each share of common stock, par value $0.01, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Company.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, and unless otherwise provided by applicable Law, Shares issued and outstanding immediately prior to the Effective Time that are held by any shareholder who is entitled to demand and properly demands appraisal of such shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 607.1301–607.1333 of the FBCA (“Section 607.13”) shall not be converted into the right to receive the Merger Consideration as provided in Section 1.6(a), but instead such holder shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 607.13. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the appraised value of such Dissenting Shares in accordance with the provisions of Section 607.13. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 607.13 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 607.13, then the right of such holder to be paid the appraised value of such holder’s Dissenting Shares under Section 607.13 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 1.6(a). Company shall notify Parent of any demands for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to Section 607.13 received by Company, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

1.7 Stock Options and Other Stock-Based Awards.

(a) As of the Effective Time, the Board of Directors shall take all actions necessary in order that each option to acquire Company Common Stock granted under the Amended and Restated 1998 Key Employees Stock Compensation Program, the Amended and Restated 1998 Directors’ Stock Option Plan, and the 2005 Directors’ Stock Plan (collectively, the “Company Stock Plans”) that is outstanding immediately prior to the Effective Time (collectively, the “Company Options”), whether vested or unvested, shall be canceled and shall solely represent the right to receive from the Company in exchange an amount in cash equal to the product of (i) the number of Shares subject to such option, and (ii) the excess, if any, of the Merger Consideration, without interest, over the exercise price per share subject to such option, less any required withholding Taxes.

(b) As of the Effective Time, the Board of Directors shall take all actions necessary in order that each unvested restricted stock unit with respect to shares of Company Common Stock granted under the 2005 Directors’ Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the “Company RSUs”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and shall solely represent the right to receive from the Company in exchange, at the Effective Time or as soon as practicable thereafter, an amount in cash equal to the product of (i) the number of Shares subject to such Company RSU and (ii) the Merger Consideration, without interest, less any required withholding Taxes.

(c) As of the Effective Time, all amounts denominated in Company Common Stock and held in participant accounts (collectively, the “Company Deferred Equity Units”) either pursuant to Company’s Key Employee Stock Bonus Plan or the 1998 Key Employee Stock Compensation Plan, or pursuant to any other nonqualified deferred compensation program or any individual deferred compensation agreements (collectively, the “Company Deferred Equity Unit Plans”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration, without interest, payable to the holder thereof at the Effective Time or as soon as practicable thereafter, less any required withholding Taxes.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1 Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to Company pursuant to an agreement (the “Paying Agent Agreement”) to act as paying agent (the “Paying Agent”) hereunder.

2.2 Parent to Provide Merger Consideration. Prior to the Effective Time, Parent shall, or shall cause the Merger Sub to, deposit in trust with the Paying Agent, for payment in accordance with Articles I and II, the aggregate Merger Consideration. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Exchange Fund.”

2.3 Payment Procedures. Promptly after the Effective Time (but in no event more than five Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record (as of the Effective Time) of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration pursuant to Section 1.6(a): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the amount of cash (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.6(a) and the Certificates so surrendered shall forthwith be canceled.

2.4 Transfers of Ownership. If payment of the Merger Consideration is to be made to a Person other than a Person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition of the payment thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

2.5 Withholding. Each of Parent, the Paying Agent and the Surviving Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”) or under any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, the amount of such amounts withheld shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

2.6 Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable to Company shareholders pursuant to Articles I and II. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to Company shareholders pursuant to this Article II shall promptly be paid to Parent.

2.7 Termination of Exchange Fund; No Liability. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates twelve (12) months after the Effective Time shall, at the request of Parent, be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Article II shall after such delivery to Parent look only to Parent for the Merger Consideration pursuant to Section 1.6(a), with respect to the Shares formerly represented thereby. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding anything to the contrary in this Section 2.7, neither Parent, Merger Sub, the Paying Agent nor the Surviving Company shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.8 No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Company of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 1.6(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Company, the Paying Agent or any of their respective representatives or agents with respect to the Certificates alleged to have been lost, stolen or destroyed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in the disclosure schedule (the “Company Disclosure Schedule”) delivered by Company to Parent prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III, or to one or more of Company’s covenants contained herein, provided, however, that (except for the OTS Orders, which are deemed to be disclosed for any and all relevant Sections of this Agreement) disclosure in any section of such schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is relevant to another Section of this Agreement, provided, further, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in such schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 9.2 and (ii) the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect (as defined in Section 3.8 (a)), Company hereby represents and warrants to Parent as follows:

3.1 Corporate Organization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered with the Office of Thrift Supervision (“OTS”) as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “Home Owners’ Loan Act”).

(b) True, complete and correct copies of the Restated Articles of Incorporation of Company as amended by the Articles of Amendment dated June 25, 2008 (the “Company Articles”), and the Amended and Restated Bylaws of Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Parent.

(c) Each Subsidiary of Company (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and, to the extent such concept is applicable to such Subsidiary, in good standing under the laws of its jurisdiction of organization, (ii) has the requisite corporate power and authority or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The certificates of incorporation, by-laws and similar governing documents of each Subsidiary of Company, copies of which have previously been made available to Parent, are true, complete and correct copies of such documents as of the date of this Agreement.

(d) The deposit accounts of Federal Trust Bank, a federally-chartered savings association and wholly owned subsidiary of the Company, headquartered in Sanford, Florida (“FTB”), are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. FTB is a member in good standing of the Federal Home Loan Bank of Atlanta (the “FHLBA”).

(e) The minute books of Company previously made available to Parent contain true, complete and correct records of all meetings and other corporate actions held or taken since January 1, 2006 of its shareholders and Board of Directors (including committees of its Board of Directors).

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 65,000,000 shares of Company Common Stock and no shares of preferred stock, of which, as of the close of business on November 13, 2008 (the “Capitalization Date”): (i) 9,436,305 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights; (ii) an aggregate of 289,236 shares of Company Common Stock were reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding options issued pursuant to the Company Stock Plans; and (iii) no shares of Company Common Stock were held in the treasury of the Company. From the close of business on the Capitalization Date through the date of this Agreement, no options or other rights to acquire shares of Capital Common Stock or shares of preferred stock have been granted and no shares of Capital Common Stock or shares of preferred stock have been issued or sold. Section 3.2 of the Company Disclosure Schedule sets forth, as of the Capitalization Date, each option or other equity-based award outstanding under any Company Stock Plan, each Company RSU and each Company Deferred Equity Unit, in each case including the number of shares of Capital Common Stock issuable thereunder and the expiration date and exercise or conversion price relating thereto.

(b) Except as set forth in clause (a) of this Section 3.2 and for the Company’s obligations under this Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (C) options or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (collectively, “Company Securities”); (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities; and (iii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to any Company Securities to which the Company is a party.

(c) The outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares of capital stock or other equity interests are owned beneficially and of record by the Company or another Subsidiary of the Company, free and clear of all liens, pledges, charges, claims and security interests and similar encumbrances (“Liens”). There are not outstanding or authorized any (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary of the Company or (ii) options or other rights to acquire from any Subsidiary of the Company, or any obligation of any Subsidiary of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary of the Company (collectively, “Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities, and there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to any Subsidiary Securities to which the Company or any of its Subsidiaries is a party.

3.3 Authority; No Violation. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger subject in the case of consummation of the Merger to obtaining the Company Requisite Vote. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions so contemplated including the Merger (other than a legal and valid approval of this Agreement in accordance with the FBCA by the holders of at least a majority of the combined voting power of the issued and outstanding Company Common Stock (the “Company Requisite Vote”), and the filing with the Secretary of State of the State of Florida of the Articles of Merger as required by the FBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”).

(b) The board of directors of the Company, by resolutions duly adopted prior to the execution of this Agreement (at a meeting or meetings duly called and held), has unanimously: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders; (ii) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger; (iii) directed that the Agreement and the Merger be submitted to the shareholders of the Company for approval; and (iv) resolved to recommend approval and adoption of the Agreement and the Merger by the shareholders of the Company (the “Company Board Recommendation”), which actions and resolutions have not, as of the date hereof, been subsequently rescinded, modified or withdrawn in any way. The only vote of the shareholders of the Company required to approve this Agreement and approve the transactions contemplated hereby is the Company Requisite Vote.

(c) Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Company Articles or Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any Law, judgment, order, injunction or decree applicable to Company, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, permit, agreement, by-law or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

3.4 Consents and Approvals. Except for (i) the approval of Parent’s application to acquire control of the Company and FTB and thereby become a savings and loan holding company pursuant to Section 10(e) of the Home Owners’ Loan Act, and Section 574.3(a) of the OTS’s regulations thereunder, (ii) the filing of any required applications, filings or notices with any federal or state banking, consumer finance, mortgage banking or other regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (each a “Governmental Entity”) and approval of or non-objection to such applications, filings and notices (the “Other Regulatory Approvals”), (iii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the Company Shareholders Meeting (the “Proxy Statement”), (iv) the filing of the Articles of Merger with the Secretary of State of the State of Florida pursuant to the FBCA, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Company of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Company of this Agreement.

3.5 Reports; Regulatory Matters.

(a) Company and each of its Subsidiaries have timely filed all reports, registrations, statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2006 with (i) the OTS, (ii) the FDIC, (iii) American Stock Exchange, (iv) any state consumer finance or mortgage banking regulatory authority or other Agency, and (v) the SEC (collectively, “Regulatory Agencies”) and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2006, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Other than with respect to the OTS Orders, and except for normal examinations conducted by a Regulatory Agency or other Governmental Entity in the ordinary course of the business of Company and its Subsidiaries, no Regulatory Agency or other Governmental Entity has initiated since January 1, 2006 or has pending any proceeding, enforcement action or, to the knowledge of Company, investigation into the business, disclosures or operations of Company or any of its Subsidiaries. Since January 1, 2006, no Regulatory Agency or other Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Company, investigation into the business, disclosures or operations of Company or any of its Subsidiaries. There is no unresolved, or, to Company’s knowledge, threatened criticism, comment, exception or stop order by any Regulatory Agency or other Governmental

Entity with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries. Since January 1, 2006, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or other Governmental Entity with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries (other than normal examinations conducted by a Regulatory Agency or other Governmental Entity in Company’s ordinary course of business).

(b) Other than in respect of the OTS Orders, neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2006 a recipient of any supervisory letter from, or since January 1, 2006 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business (or to Company’s knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of Parent or any of its Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated savings and loan holding companies or their Subsidiaries (each item in this sentence, a “Company Regulatory Agreement”), nor has Company or any of its Subsidiaries been advised since January 1, 2006 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.

(c) Company has previously made available to Parent an accurate and complete copy of (i) (A) each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Company or any of its Subsidiaries pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2006 (the “Company SEC Reports”) and prior to the date of this Agreement and (B) a draft of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the “Draft Third Quarter 10-Q”), which the Company shall file in final form with the SEC not later than November 15, 2008 and (ii) each communication mailed by Company to its shareholders since January 1, 2006 and prior to the date of this Agreement. No such Company SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(d) When filed with the SEC, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008: (i) will be substantively identical in all respects to the Draft Third Quarter 10-Q; (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading; and (iii) will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto. The appropriate executive officers of Company shall make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008.

3.6 Financial Statements.

(a) The financial statements of Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports and the financial statements to be included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form (or, with respect to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, will comply as to form), as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(b) Neither Company nor any of its Subsidiaries has any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Company to be included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (including any notes thereto) and (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2008 or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-

direct control that would not reasonably be expected to have a Material Adverse Effect on the Company’s system of internal accounting controls.

(d) Since December 31, 2007, (i) neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any director, officer, employee, auditor, accountant or representative of Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the knowledge of Company no attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or to any director or officer of Company.

3.7 Broker’s Fees. Except in respect of $150,000 payable to Stifel, Nicolaus & Company Incorporated (“Stifel”), neither Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any other transactions contemplated by this Agreement.

3.8 Absence of Certain Changes or Events.

(a) Since September 30, 2008, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on (i) the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include effects to the extent resulting from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to savings and loan holding companies or federally chartered savings associations generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to savings and loan holding companies or federally chartered savings associations or interpretations thereof by courts or Governmental Entities, (C) actions or omissions taken with the prior written consent of the Parent or expressly required by this Agreement (D) changes, after the date hereof, in global or national political conditions (including the outbreak of war or acts of terrorism) or in general economic or market conditions affecting savings and loan holding companies generally or (E) the public disclosure of the transactions contemplated hereby, except, in the case of clauses (A), (B) or (D) to the extent that any such changes are disproportionately adverse on the Company and its Subsidiaries, taken as a whole, as compared to other savings and loan holding companies and federally chartered savings associations), or (ii) the ability of the Company to timely consummate the transactions contemplated by this Agreement. For purposes of determining whether a Material Adverse Effect has occurred, any monetary Losses resulting from tax and compliance matters relating to the ESOP which are disclosed to Parent in connection with Section 6.1(d) prior to the ESOP End Date shall be excluded from such determination.

(b) Since September 30, 2008 through and including the date of this Agreement, Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

(c) Since September 30, 2008, neither Company nor any of its Subsidiaries has (i) except for (A) normal increases for or payments to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Executive Officers”)) made in the ordinary course of business consistent with past practice or (B) as required by applicable Law or contractual obligations existing as of the date hereof, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any Executive Officer or other employee or director from the amount thereof in effect as of September 30, 2008, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of Company Common Stock, any restricted shares of Company Common Stock or any right to acquire any shares of its capital stock, or any right to payment based on the value of Company’s capital stock, to any Executive Officer or other employee or director other than grants to employees (other than Executive Officers) made in the ordinary course of business consistent with past practice under the Company Stock Plans, (iii) changed any financial accounting methods, principles or practices of Company or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (iv) except for distributions by wholly owned Subsidiaries of Company to Company or another wholly-owned Subsidiary of Company, made or declared any distribution in cash or kind to its shareholders or repurchased any shares of its capital stock or other equity interests.

3.9 Legal Proceedings. (a) Neither Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature against Company or any of its Subsidiaries or to which any of their assets are subject.

(b) There is no judgment, settlement agreement, order, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated savings and loan holding companies or their Subsidiaries) imposed upon Company, any of its Subsidiaries or the assets of Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Parent or any of its Subsidiaries).

3.10 Taxes and Tax Returns.

(a) Each of Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. As of September 30, 2008, the accruals and reserves for Taxes (without regard to deferred tax assets and deferred tax liabilities) of Company and its subsidiaries established in the Company SEC Reports were complete and adequate to cover any liabilities for Taxes that are not yet due and payable or are being contested. Neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Company and its Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code. Neither the Company nor any of its subsidiaries has any reserves for bad debts described in any provision under state or local laws and regulations similar to Section 593(g)(2)(A)(ii) of the Code. Neither Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(b) As used in this Agreement, the term “Tax” or “Taxes” means (i) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, use, stamp, transfer, use, payroll, employment, social security, workers’ or unemployment compensation, severance, withholding, duties, intangibles, franchise, backup withholding, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or pursuant to any contractual obligation.

(c) As used in this Agreement, the term “Tax Return” means a report, return (including information return) or other statement (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Company or any of its Subsidiaries.

(d) Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment, reporting and withholding of Taxes (including information reporting, backup withholding and withholding of Taxes pursuant to Sections 1441, 1442 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable Law, withheld from, reported and paid over all amounts required to be so withheld and paid over under applicable laws.

3.11 Employee Matters.

(a) Section 3.11 of the Company Disclosure Schedule sets forth a complete and correct list of all material employee pension, profit sharing, bonus, deferred compensation, incentive compensation, life, health, dental, welfare, vision, hospitalization, disability, death benefit, retirement, severance plan, savings or fringe employee benefit plans, programs, understandings, agreements, practices or arrangements, including any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA), with respect to which the Company or any of its Subsidiaries may have any liability (collectively, the “Company Benefit Plans”).

(b) All Company Benefit Plans have been operated and administered in accordance with, and are in compliance with, all applicable Laws, except for any failure that would not be reasonably likely to have a Material Adverse Effect.

(c) All contributions, premium payments and other payments required to be made under the terms of any Company Benefit Plan or applicable Law have been timely made. No Company Benefit Plan is subject to Title IV of ERISA.

(d) All reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Buyer Benefit Plan participant have been duly and timely filed or distributed, except for any failure that would not be reasonably likely to have a Material Adverse Effect.

(e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will result in any “parachute payment” under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(f) With respect to each of the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Company or any of its Subsidiaries would be subject to any liability that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company. Company and each of its Subsidiaries have operated and administered each Company Benefit Plan in compliance with all applicable laws and the terms of each such plan. The terms of each Company Benefit Plan are in compliance with all applicable laws. Each Company Benefit Plan that is intended to be “qualified” under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and, to the knowledge of Company, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. There are no pending or, to the knowledge of Company, threatened or anticipated claims by, on behalf of or against any of the Company Benefit Plans, any fiduciaries of such Company Benefit Plan (with respect to whom Company has an indemnification obligation) with respect to their duties to any Company Benefit Plan, or against the assets of such Company Benefit Plan or any trust maintained in connection with such Company Benefit Plan (other than routine claims for benefits).

(g) No Company Benefit Plan is under audit or is the subject of an investigation by the IRS, the Department of Labor, the PBGC, the SEC or any other Governmental Entity, nor is any such audit or investigation pending or, to Company’s knowledge, threatened.

(h) Neither Company nor any of its Subsidiaries is a party to or bound by any labor or collective bargaining agreement and there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers’ council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Company or any of its Subsidiaries or compel Company or any of its Subsidiaries to bargain with any such labor union, works council or labor organization. There are no labor related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the knowledge of Company, threatened and neither Company nor any of its Subsidiaries has experienced any such labor related controversy, strike, slowdown, walkout or other work stoppage within the past three years. Neither Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Each of Company and its Subsidiaries are in compliance in all material respects with all applicable laws relating to labor, employment, termination of employment or similar matters, including but not limited to laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not engaged in any unfair labor practices or similar prohibited practices. Except as would not result in any material liability to Company or any of its Subsidiaries, there are no complaints, lawsuits, arbitrations, administrative proceedings, or other proceedings of any nature pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Governmental Entity, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Company has made available to Parent a copy of all written policies and procedures related to Company’s and its Subsidiaries’ employees and a written description of all material unwritten policies and procedures related to Company’s and its Subsidiaries’ employees.

3.12 Compliance with Applicable Law. (a) Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, Law applicable to Company or any of its Subsidiaries.

(b) Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law. None of Company, any of its Subsidiaries, or, to the knowledge of Company, any director, officer or employee of Company or of any of its Subsidiaries has committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

3.13 Certain Contracts. (a) Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral):

(i) with respect to the employment of any directors, Executive Officers, employees or consultants, other than in the ordinary course of business consistent with past practice;

(ii) which, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Parent, Company, the Surviving Company, or any of their respective Subsidiaries to any Executive Officer or employee of Company or any of its Subsidiaries;

(iii) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed in the Company SEC Reports filed prior to the date hereof;

(iv) that materially restricts the conduct of any line of business by Company or any of its Subsidiaries or, to the knowledge of Company, upon consummation of the Merger will materially restrict the ability of Parent, the Surviving Company or any of their respective Subsidiaries to engage in any line of business;

(v) that obligates Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Company or any of their respective Subsidiaries to conduct business with any third party on an exclusive or preferential basis; or

(vi) that requires Company or any of its Subsidiaries to repurchase or indemnify another Person with respect to a material portion of Previously Disposed of Loans.

(b) Each contract, arrangement, commitment or understanding of the type described in Section 3.13(a), whether or not set forth in the Company Disclosure Schedule, is referred to as an “Company Contract.”

(c) (i) Each Company Contract is valid and binding on Company or its applicable Subsidiary, enforceable against it in accordance with its terms (subject to the Bankruptcy and Equity Exception), and is in full force and effect, (ii) Company and each of its Subsidiaries and, to Company’s knowledge, each other party thereto has duly performed all obligations required to be performed by it to date under each Company Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of Company or any of its Subsidiaries or, to Company’s knowledge, any other party thereto under any such Company Contract. There are no disputes pending or, to Company’s knowledge, threatened with respect to any Company Contract.

3.14 Risk Management Instruments. (a) “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, servicing rights, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(b) All Derivative Transactions, whether entered into for the account of Company or any of its Subsidiaries or for the account of a customer of Company or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Agency and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Company and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are valid and binding obligations of Company or one of its Subsidiaries enforceable against it in accordance with their terms (subject to the Bankruptcy and Equity Exception), and are in full force and effect. Company and its Subsidiaries and, to Company’s knowledge, all other parties thereto have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Company’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.15 Loan Portfolio.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth: (i) the aggregate outstanding principal amount, as of September 30, 2008, of all loans and any other borrowing arrangements (including commitments and guarantees) payable to the Company or its Subsidiaries (collectively, “Loans”), other than “non-accrual” Loans; (ii) the aggregate outstanding principal amount, as of September 30, 2008, of all “non-accrual” Loans; (iii) a summary of Loans and assets, that were designated as of September 30, 2008 by the Company as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” or words of similar import by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and the amount of specific reserves with respect to each such category of Loan and the amount of reserves with respect to each such category of Loans; and (iv) each asset of the Company or any of its Subsidiaries that, as of September 30, 2008, is classified as “Other Real Estate Owned” and the book value thereof.

(b) Each Loan (i) is evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception). All Loans originated, purchased or serviced by the Company or its Subsidiaries were made or purchased and are administered or serviced, as applicable, in accordance with customary lending standards of the Company or its Subsidiaries, as applicable (and in the case of Loans held for resale to investors, the lending standards, if any, of such investors) and in accordance with applicable federal, state and local laws, regulations and rules. All such Loans and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien.

(c) None of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(d) Each of the Company and each Company Subsidiary, as applicable, (i) is approved by and is in good standing (x) with the Department of Veteran’s Affairs to originate and service VA loans and (y) as a seller/servicer by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and FHLBA to originate and service conventional residential mortgage Loans and (ii) has applied to, but as of the date of this Agreement is not approved by, the Department of Housing and Urban Development to originate and service Title I FHA mortgage loans; (each such entity being referred to herein as an “Agency” and, collectively, the “Agencies”), and neither the Company nor any of its Subsidiaries has been or now is subject to or, to the Company’s knowledge, threatened with any restriction, limitation, suspension, penalty or other sanction by any such Agency.

(e) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all Agency and other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

(f) To the knowledge of Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company or any of its Subsidiaries (a “Pool”) meets all eligibility requirements for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the knowledge of Company, no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

3.16 Deposits. Section 3.16 of the Company Disclosure Letter sets forth the aggregate amount of all Deposits held by the Company and its Subsidiaries (other than deposits from financial institutions) (“Core Deposits”) as of September 30, 2008, as well as, with respect to the Core Deposits, the aggregate amount of each type of deposit; and such information is, in each case, true and correct in all material respects.

3.17 Property. Company or one of its Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Company SEC Reports as being owned by Company or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Owned Properties”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Leased Properties” and, collectively with the Owned Properties, the “Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Company’s knowledge, the lessor. The Real Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on the Real Property are in good operating condition and in a state of good working order, ordinary wear and tear excepted. There are no pending or, to the knowledge of Company, threatened condemnation proceedings against the Real Property. Company and its Subsidiaries are in compliance in all material respects with all applicable health and safety related requirements for the Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970. Company and its Subsidiaries own and have good and valid title to, or have valid rights to use, all material tangible personal property used by them in connection with the conduct of their businesses, in each case, free and clear of all Liens, other than Permitted Encumbrances.

3.18 Insurance. Section 3.18 of the Company Disclosure Schedule sets forth an accurate and complete list of the policies of insurance currently maintained by or for the benefit of the Company or any of its Subsidiaries (collectively, the “Policies”). All such Policies are in full force and effect and provide insurance of a scope and coverage consistent with customary industry practice for companies engaged in business operations similar to those of the Company and its Subsidiaries. The Company and its Subsidiaries and, to the knowledge of Company, their counterparties are not in default under the Policies, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default under any Policy by the Company or any of its Subsidiaries or, to the knowledge of Company, any other Person. No notice of cancellation or termination has been received with respect to any such Policy.

3.19 Intellectual Property. (a) Except as would not constitute, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries own, free and clear of all Liens other than Permitted Encumbrances, or are licensed or otherwise possess sufficient rights to use such rights as it has in and to all Intellectual Property currently used in connection with the business of the Company or any of its Subsidiaries or owned or held for use by the Company or any of its Subsidiaries and (ii) the use of Intellectual Property by the Company and its Subsidiaries does not constitute an infringement or misappropriation of any valid third party Intellectual Property right in existence as of the date of this Agreement. During the past two years, no written claim has been asserted, or to the knowledge of Company threatened, against the Company or its Subsidiaries and no outstanding material claim asserted at any time is unsettled or unresolved concerning the ownership, validity, registerability, enforceability, infringement, dilution, misappropriation, use or licensed right to use any Intellectual Property. To the knowledge of Company, (x) no person is violating any Intellectual Property owned by the Company or any of its Subsidiaries except as would not constitute, individually or in the aggregate, a Material Adverse Effect and (y) all Intellectual Property that has been licensed by the Company or any of its Subsidiaries is being used substantially in accordance with the applicable license pursuant to which the Company or such Subsidiaries acquired the right to use such Intellectual Property.

(b) The Company and its Subsidiaries have established and are in compliance in all material respects with commercially reasonable security programs that are designed to protect (i) the security, confidentiality and integrity of transactions executed through their computer systems, including encryption and/or other security protocols and techniques when appropriate and (ii) the security, confidentiality and integrity of all confidential or proprietary data except, in each case, which individually or in the aggregate, would not constitute a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has suffered a material security breach with respect to their data or systems, and neither the Company nor any of its Subsidiaries has notified consumers or employees of any information security breach related to the information of such consumers or employees within the last five (5) years. The Company and its Subsidiaries are in compliance in all material respects with their security policies and privacy policies.

3.20 Environmental Liability.

(a) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature, whether relating to the Real Property, the Mortgaged Property or otherwise, seeking to impose, or that are reasonably likely to result in, any liability or obligation of Company or any of its Subsidiaries arising under common law or under any local, state or federal environmental, health or safety statute, regulation, ordinance, or other requirement of any Governmental Entity, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any similar state laws (“Environmental Laws”), pending or, to the knowledge of the Company, threatened against Company or any of its Subsidiaries. To the knowledge of Company, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, cause of action, notice, investigation or remediation activities that would result in any such liability or obligation of Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing. Company, its Subsidiaries, and the activities, operations and conditions on the Real Property have complied with all applicable Environmental Laws.

(b) For the purposes of Section 3.20(a), “Mortgaged Property” means the real property and improvements that secure a Mortgage Note and that are subject to a Mortgage. “Mortgage” means with respect to a loan, a mortgage, deed of trust or other security instrument creating a lien upon real property and any other property described therein which secures a

Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification thereof. “Mortgage Note” means, with respect to a loan, a promissory note or notes, or other evidence of indebtedness, with respect to such loan secured by a mortgage or mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

3.21 Certain Bank Regulatory Matters.

(a) To the knowledge of the Company, (i) none of the current Management Officials of Company or any of its Subsidiaries serves at or owns more than ten percent of another U.S. Depository Organization; (ii) the Company and each of its Subsidiaries currently complies with the management interlocks regulations in Part 563f of Title 12 of the United States Code of Federal Regulations; and (iii) the Company and each of its Subsidiaries currently complies with Section 584.9 of Title 12 of the United States Code of Federal Regulations.

(b) For purposes of Section 3.21(a), “Management Official” and “Depository Organization” shall each have the meaning such term is given in Part 563f of Title 12 of the United States Code of Federal Regulations.

3.22 State Takeover Laws. (a) Neither Section 607.0901 (Affiliated Transactions) nor 607.0902 (Control-Share Acquisitions) of the FBCA nor any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Laws or regulations (collectively, “Takeover Statutes”) of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby are applicable to the Merger, this Agreement and the transactions contemplated hereby and (b) the Board of Directors of the Company has prior to the execution of this Agreement irrevocably resolved to elect, to the extent permitted by Law, for the Company not to be subject to any such Takeover Statutes, which actions and resolutions have not, as of the date hereof, been subsequently rescinded, modified or withdrawn in any way.

3.23 Interested Party Transactions. No executive officer or director of the Company or any of its Subsidiaries and, to the knowledge of the Company, no Person that currently owns five percent (5%) or more of the Shares, is a party to any contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by the Company or has engaged in any transaction with any of the foregoing within the last twelve (12) months, in each case, that is of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.24 Opinion. Prior to the execution of this Agreement, Stifel (the “Financial Advisor”) has delivered to the Board of Directors of the Company its opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received by holders of Shares in the Merger is fair, from a financial point of view, to such holders. Prior to the execution of this Agreement, a true, correct and complete copy of the opinion was delivered to Parent, solely for informational purposes.

3.25 Company Information. The information relating to Company and its Subsidiaries in the Proxy Statement, or that is provided by Company or its representatives for inclusion in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to Company and its Subsidiaries and other portions within the reasonable control of Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in the disclosure schedule (the “Parent Disclosure Schedule”) delivered by Parent to Company prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV, or to one or more of Parent’s covenants contained herein, provided, however, that disclosure in any section of such schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is relevant to another Section of this Agreement, provided, further, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in such schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 9.2, and (ii) the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Parent Material Adverse Effect), Parent hereby represents and warrants to Company as follows:

4.1 Corporate Organization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each of Parent and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

4.2 Authority; No Violation. (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly approved by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby (other than the filing with the Secretary of

State of the State of Florida of the Articles of Merger as required by the FBCA). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(b) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, or (ii) assuming that the consents, approvals and filings referred to in Section 4.3 are duly obtained and/or made, (A) violate any law, judgment, order, injunction or decree applicable to Parent, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

4.3 Consents and Approvals. Except for (i) the approval of Parent’s application to acquire control of the Company and FTB and become a savings and loan holding company pursuant to Section 10(e) of the Home Owners’ Loan Act, and Section 574.3(a) of the OTS’s regulations thereunder, (ii) the Other Regulatory Approvals, (iii) the CPP Approval, (iv) the Allianz Approvals, (v) the filing with the SEC of the Proxy Statement, (vi) the filing of the Articles of Merger with the Secretary of State of the State of Florida pursuant to the FBCA, and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Parent or Merger Sub of this Agreement.

4.4 Broker’s Fees. Neither Parent nor any of its Subsidiaries nor any of their respective officers or directors has engaged any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated by this Agreement except for those whose fees, costs, expenses, indemnification and other rights shall be the exclusive responsibility of Parent.

4.5 Legal Proceedings. (a) Neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent’s knowledge, threatened, legal,

administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or to which any of their assets are subject.

(b) There is no judgment, order, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated companies or their Subsidiaries) imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

4.6 Compliance with Applicable Law. Parent and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with, and are not in default in any material respect under any, Law applicable to Parent or any of its Subsidiaries.

4.7 Parent Information. The information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in the Proxy Statement, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.8 Financing. Parent and Merger Sub together have funds that are sufficient and available to pay the Merger Consideration.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company will conduct and will cause each of its Subsidiaries to conduct its operations according to its ordinary course of business consistent with past practice, and the Company will use and will cause each of its Subsidiaries to use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with the Company or any of its Subsidiaries. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, Section 5.01 of the Company Disclosure Schedule or (after prior notice to Parent) required by Law, during the period from the date of this Agreement to the Closing, without the prior written consent of Parent, the Company will not and will cause its Subsidiaries not to:

(a) issue, sell, acquire, redeem, grant options or rights to purchase or sell, pledge or incur Liens upon any securities of the Company or any of its Subsidiaries or permit any splits, combinations or reclassifications of any securities of the Company or any of its Subsidiaries;

(b) amend its articles of incorporation or bylaws or similar organizational documents, or otherwise take any action to exempt any Person (other than Parent or its Subsidiaries) or any action taken by any Person from any Takeover Statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

(c) declare, pay or otherwise set aside for payment any cash or non-cash dividend or other non-cash distribution with respect to its common stock or other equity securities;

(d) merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person, or create any Subsidiary;

(e) sell, lease, license, subject to any Lien or otherwise dispose of any properties or assets other than (i) the sale of properties or assets having a market value not in excess of $50,000 individually or $250,000 in the aggregate and not otherwise material to the business of the Company and its Subsidiaries, and (ii) the settlement of accounts receivable, in each case in the ordinary course of business on a basis consistent with past practice;

(f) settle or compromise any proceeding if such settlement or compromise (i) involves aggregate payments by (or forgiveness of amounts payable to) the Company and its Subsidiaries after the Closing in excess of $10,000 in respect of any such proceedings or in excess of $50,000 in respect of all such proceedings, (ii) involves any relief other than money damages or (iii) relates to this Agreement or any of the transactions contemplated hereby;

(g) cancel, compromise, fail to exercise, waive or release any right or claim, or series of related rights or claims, that have a value that would reasonably be expected to exceed $10,000 in the aggregate;

(h) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of Federal funds, FHLBA advances, sales of certificates of deposit, in each case in the ordinary course of business consistent with past practice);

(i) make commitments for any capital expenditure in excess of $50,000 in the aggregate;

(j) (i) make or commit to make any change in the compensation (including bonuses) payable or to become payable to any director, manager, officer or other employee of the Company or any of its Subsidiaries or (ii) enter into, or adopt or amend, any bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into, adopt or amend any employee benefit plan or employment, consulting or management agreement;

(k) (i) adopt, amend or terminate any Company Benefit Plan or adopt or enter into any plan or arrangement that would be considered a Company Benefit Plan if it were in existence on the date hereof or increase the benefits provided under any Company Benefit Plan, or promise or commit to undertake any of the foregoing in the future or (ii) enter into, amend or extend any collective bargaining or other labor agreement;

(l) to the extent that such transaction would be required to be disclosed under Section 3.23 (Interested Party Transactions) if such transaction were entered into immediately prior to the date hereof, enter into any transaction with or for the benefit of any such interested party other than the transactions contemplated by this Agreement;

(m) (i) terminate, amend or otherwise modify, except in the ordinary course of business, or knowingly violate in any material respect the terms of, any Company Contract, or (ii) create, renew or amend any agreement or contract or, except as may be required by applicable Law, other binding obligation of Company or its Subsidiaries containing (A) any material restriction on the ability of Company or its Subsidiaries to conduct its business as it is presently being conducted or (B) any material restriction on the ability of Company or its affiliates to engage in any type of activity or business;

(n) make, change or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, agree to any adjustment of any Tax attribute, surrender any right or claim to a refund of Taxes, consent to any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Return or claim for Taxes, amend any Tax Return, enter into any closing agreement with respect to Taxes, fail to file any Tax Return when due, or make any change to any of its policies, procedures, principles or methods of Tax or financial accounting other than as required by a change of GAAP or other applicable Laws;

(o) fail to maintain (x) director and officer insurance and (y) insurance upon all its material assets and properties, in each case in such amounts and of such kinds comparable to that in effect since January 1, 2006;

(p) change in any material respect the policies, practices and procedures governing mortgage and other lending operations of FTB or the Company’s other Subsidiaries, including the policies, practices and procedures governing credit and collection matters, related to the solicitation, origination, maintenance and servicing of mortgage or other Loans;

(q) take any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(r) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating, securitization and servicing policies, except as required by applicable Law, regulation or policies imposed by any Governmental Entity;

(s) make any change in accounting practices or policies other than as required by Law or GAAP; or

(t) authorize, or commit or agree to take, any of the foregoing actions.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Access to Information; Confidentiality. (a) From and after the date of this Agreement until the Closing Date, the Company shall afford Parent and its authorized directors, officers, employees, accountants, advisors and other representatives (“Representatives”) reasonable access during normal business hours to all of its properties, books, contracts, commitments and records (including Tax Returns), and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to the Parent (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state banking laws (other than reports or documents that such party is not permitted to disclose under applicable Law) and (ii) all other information concerning the business, properties and personnel of the Company and its Subsidiaries as the Parent may reasonably request. Neither the Company nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such entity or contravene any Law. The Company shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Information obtained by Parent or Merger Sub pursuant to 6.1(a) or otherwise pursuant to this Agreement shall be held in confidence in accordance with the provisions of the Confidentiality Agreement entered into between the Parent and Company as of October 24, 2008 (the “Confidentiality Agreement”). Notwithstanding the foregoing, the Parent and Company hereby agree that the Confidentiality Agreement shall terminate effective as of the Closing Date.

(c) From and after the date hereof, the Company will hold, and will cause its Subsidiaries and Representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, on the advice of its counsel, by other requirement of Law or the applicable requirements of any regulatory agency, all non-public records, books, contracts and other data and information concerning this Agreement, Parent or any Subsidiary of Parent furnished to it by Parent or its Representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by Company on a non-confidential basis, (ii) in the public domain through no fault of Company or its Subsidiaries or Representatives or (iii) later lawfully acquired from other sources by Company), and Company shall not, and shall cause its Subsidiaries and Representatives not to, release or disclose such information to any other Person, except to Company’s Representatives. Subject to the foregoing, if Company or any of its Subsidiaries or Representatives are compelled to disclose such information pursuant to this Section 6.1(c) the Company (A) shall as promptly as practicable, provide Parent with notice of such request to disclose information so that Parent may seek an appropriate protective order or other appropriate remedy (and the Company shall cooperate, and shall cause its Subsidiaries and Representatives to cooperate, in connection therewith) and

(B) may furnish, that portion (and only that portion) of such information that, on the advice of its counsel, Company is legally compelled or is otherwise required to disclose.

(d) The Company shall, and shall cause its Subsidiaries and Representatives to, cooperate fully and to comply promptly with all reasonable requests in connection with continued diligence by Parent from the date hereof through the Closing of tax and legal compliance matters related to the Company’s employee stock ownership plan (“ESOP”) and, in any event, shall provide all information related to the ESOP and any tax and legal compliance matters relating thereto not later than 15 Business Days following the date of this Agreement.

(e) No investigation by any Party or its Representatives shall affect the representations, warranties, covenants, agreements, rights or remedies of the Parties set forth herein.

6.2 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, prior to the Closing Date, each Party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parties shall cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties or Governmental Entities. Parent shall have the right to review in advance, and, to the extent practicable, Company will consult with Parent on, subject to applicable laws relating to the confidentiality of information, all the information relating to the Company and any of its Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. The Parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Parent to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of third parties or Governmental Entities, which, in Parent’s reasonable judgment, would be expected to have, individually or in the aggregate with any such other actions, a materially burdensome effect on Parent, any of its significant Subsidiaries or the Company or a materially adverse effect on the anticipated benefits of the transaction to Parent (a “Materially Burdensome Regulatory Condition”).

(b) Each of Parent and Company shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent and Company or any of their respective

Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(c) Each of Parent and Company shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval may be materially delayed.

(d) Prior to the Closing, the Company shall use its reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any contracts to which the Company or any of its Subsidiaries is a party as may be necessary or appropriate for the consummation of the transactions contemplated hereby or required by the terms of any contract as a result of the execution, performance or consummation of the transactions contemplated hereby.

(e) The Company agrees to take, and to cause its respective Subsidiaries to take, such reasonable actions and execute and deliver such documents as may be reasonably requested by Parent in connection with Parent’s application for, and participation in, the U.S. Treasury Department’s Capital Purchase Program under the Troubled Asset Relief Program, as authorized by the Emergency Economic Stabilization Act of 2008 (“TARP”); it being understood that the Company will not, and will cause its Subsidiaries not to, apply to participate in the TARP Capital Purchase Program in connection with Parent’s application or otherwise so long as (i) Parent’s application to participate in TARP is pending or has been approved and (ii) Parent’s application to become a savings and loan holding company has been approved by December 31, 2008 or such later date as the OTS or the U.S. Treasury Department may agree in connection with Parent’s applications.

6.3 Shareholder Approval. The Company shall duly call and hold a meeting of its shareholders to be held as soon as reasonably practicable after the date on which the Proxy Statement is cleared by the SEC for the sole purpose of obtaining the Company Requisite Vote (the “Company Shareholders Meeting”), and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of the Company shall (a) except as otherwise provided in Section 6.8(d), make the Company Board Recommendation and include such Company Board Recommendation in the Proxy Statement, and (b) use its reasonable best efforts to obtain from its shareholders the Company Requisite Vote. The Company shall submit this Agreement to its shareholders at the Company Shareholders Meeting even if its Board of Directors shall have withdrawn, modified or qualified its recommendation.

6.4 Indemnification; Directors’ and Officers’ Insurance.

(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (a “Claim”), including any such Claim in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Company or any of its Subsidiaries or who is or was serving at the request of Company or any of its Subsidiaries as a director or officer of another person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company or any of its Subsidiaries prior to the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the Parties shall cooperate and use their best efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of any Indemnified Party as provided in their respective articles of incorporation or by-laws (or comparable organizational documents), shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or by-laws of the Surviving Company.

(b) From and after the Effective Time, Parent shall cause the Surviving Company to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses (including reasonable legal fees) to, each Indemnified Party against all losses, claims, damages, costs, expenses (including reasonable legal fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Company or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time.

(c) Parent shall cause the individuals serving as officers and directors of Company or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall Parent be required to expend annually in the aggregate an amount in excess of 250% of the annual premiums currently paid by Company (which current amount is set forth in Section 6.4 of the Company Disclosure Schedule) for such insurance (the “Insurance Amount”), and provided further that if Parent is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, Parent shall obtain as much comparable insurance as is available for the Insurance Amount.

(d) The provisions of this Section 6.4 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.5 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of either Party, the proper officers and directors of each Party and their respective Subsidiaries shall, at Parent’s sole expense, take all such necessary action as may be reasonably requested by Parent.

6.6 Advice of Changes. Each of Parent and the Company shall promptly advise the other of any change or event (i) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement or, in the case of the Company, (ii) having or reasonably likely to have a Material Adverse Effect on it; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement; and provided further that a failure to comply with this Section 6.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

6.7 Exemption from Liability Under Section 16(b). Prior to the Effective Time, the Company shall take all such steps as may be necessary or appropriate to cause any disposition of shares of Company Common Stock or conversion of any derivative securities in respect of such shares of Company Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, including any such actions specified in the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom, LLP.

6.8 No Solicitation.

(a) None of Company, its Subsidiaries or any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other representative) of Company or any of its Subsidiaries shall directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving Company or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals, including the indication of any intention to propose any of the foregoing, being referred to herein as an “Alternative Proposal”), (ii) participate in any discussions or negotiations regarding an Alternative Transaction or (iii) enter into any agreement regarding any Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of Company shall be permitted, prior to the Company Shareholders Meeting to be held pursuant to Section 6.3, and subject to compliance with the other terms of this Section 6.8 and to first entering into a confidentiality agreement with the person proposing such Alternative Proposal on terms substantially similar to, and no less favorable to Company than, those contained in the Confidentiality Agreement, to consider and participate in discussions and negotiations with respect to a bona fide Alternative Proposal received by Company, if and only to the extent that and so long as the Board of Directors of Company reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would cause it to violate its fiduciary duties to Company shareholders under applicable Law.

As used in this Agreement, “Alternative Transaction” means any of (i) a transaction pursuant to which any person (or group of persons) (other than Parent or its affiliates), directly or indirectly, acquires or would acquire more than 15% of the outstanding shares of Company or any of its Subsidiaries or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to a merger with Company or any of its Subsidiaries, whether from Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving Company or any of its Subsidiaries (other than the Merger), (iii) any transaction pursuant to which any person (or group of persons) (other than Parent or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of Company and securities of the entity surviving any merger or business combination including any of Company’s Subsidiaries) of Company or any of its Subsidiaries representing more than 15% of the fair market value of all the assets, net revenues or net income of Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving Company or any of its Subsidiaries other than the transactions contemplated by this Agreement; provided that, for purposes of Section 8.4, (A) each reference to “15%” in clauses (i) and (iii) shall be deemed to be a reference to “50%” and (B) any transaction contemplated by clauses (ii) or (iv) shall be limited to transactions to which Company is a party and in which the shareholders of Company immediately prior to the consummation thereof would not hold at least 66 2/3% of the total voting power of the surviving company in such transaction or of its publicly traded parent corporation.

(b) Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Alternative Proposal, or any material modification of or material amendment to any Alternative Proposal, or any request for nonpublic information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries, other than any such request that does not relate to and would not reasonably be expected to lead to, an Alternative Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting non-public information or access to the books and records of Company or any of its Subsidiaries, and a copy (if in writing) and summary of the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal. Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request. Company shall also provide Parent 24 hours written notice before it enters into any discussions or negotiations concerning any Alternative Proposal in accordance with Section 6.8(a).

(c) Company and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than Parent who have been furnished confidential information regarding Company in connection with the solicitation of or discussions regarding an Alternative Proposal within the 12 months prior to the date hereof promptly to return or destroy such information. Company agrees not to, and to cause its Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which Company or its Subsidiaries is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any person to make an Alternative Proposal. Neither Company nor the Board of Directors of Company shall approve or take any action to render inapplicable to any Alternative Proposal or Alternative Transaction Section 607.0902 of the FBCA or any other Takeover Statutes.

(d) Except as expressly permitted by this Section 6.8(d), neither the Board of Directors of Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, the Company Board Recommendation, (ii) take any public action or make any public statement in connection with the Company Shareholders Meeting to be held pursuant to Section 6.3 inconsistent with such recommendation or (iii) approve or recommend, or publicly propose to approve or recommend, or fail to recommend against, any Alternative Proposal (any of the actions described in clauses (i), (ii) or (iii), a “Change of Recommendation”). Notwithstanding the foregoing, the Board of Directors of Company may make a Change of Recommendation, if, and only if, each of the following conditions is satisfied:

(i) it receives an Alternative Proposal not solicited in breach of this Section 6.8 that constitutes a Superior Proposal and such Superior Proposal has not been withdrawn;

(ii) Company has not breached in any material respect any of the provisions set forth in Section 6.3 or this Section 6.8;

(iii) it reasonably determines in good faith (after consultation with outside legal counsel), that in light of a Superior Proposal the failure to effect such Change of Recommendation would cause it to violate its fiduciary duties to Company shareholders under applicable Law;

(iv) Parent has received written notice from Company (a “Change of Recommendation Notice”) at least five Business Days prior to such Change of Recommendation, which notice shall (1) state expressly that Company has received an Alternative Proposal which the Board of Directors of Company has determined is a Superior Proposal and that Company intends to effect a Change of Recommendation and the manner in which it intends or may intend to do so and (2) include the identity of the person making such Alternative Proposal and a copy (if in writing) and summary of material terms of such Alternative Proposal; provided that any material amendment to the terms of such Alternative Proposal shall require a further Change of Recommendation Notice and at least two Business Days prior to such Change of Recommendation; and

(v) during any such notice period, Company and its advisors have negotiated in good faith with Parent to make adjustments in the terms and conditions of this Agreement such that such Alternative Proposal would no longer constitute a Superior Proposal.

As used in this Agreement, “Superior Proposal” means any proposal made by a third party (A) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 100% of the outstanding shares of Company Common Stock or 100% of the assets, net revenues or net income of Company and its Subsidiaries, taken as a whole and (B) which is otherwise on terms which the Board of Directors of Company determines in its reasonable good faith judgment (after consultation with its financial advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including such person’s plans to recapitalize the Company and FTB following consummation of any such transaction), that the proposal, (i) if consummated would result in a transaction that is more favorable, from a financial point of view, to Company’s shareholders than the Merger and the other transactions contemplated hereby and (ii) is reasonably capable of being completed, including (A) to the extent required, financing which is then committed and (B) in respect of requisite approvals of Governmental Entities, such approvals have then been obtained or which, in the good faith judgment of the Board of Directors of Company, are reasonably capable of being obtained.

(e) Company shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other representatives) of Company or its Subsidiaries are aware of the restrictions described in this Section 6.8 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 6.8 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other representative) of Company or its Subsidiaries shall be deemed to be a breach of this Section 6.8 by Company.

(f) Nothing contained in this Section 6.8 shall prohibit Company or its Subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

6.9 Proxy Statement. Subject to the terms and conditions of this Agreement, as promptly as practicable after the date hereof, the Company shall, subject to the prior review and approval of Parent (which approval shall not be unreasonably withheld) prepare and file with the SEC the Proxy Statement in preliminary form as required by the Exchange Act. Parent and Merger Sub shall furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Company shall provide Parent and Merger Sub with, and consult with Parent and Merger Sub regarding, any comments that may be received from the SEC or its staff with respect thereto, shall, after consultation with Parent, respond promptly to any such comments made by the SEC or its staff with respect to the Proxy Statement, and shall cause the Proxy Statement in definitive form to be mailed to the Company’s stockholders at the earliest practicable date. If at any time prior to the Closing, any information relating to the Merger, the Company, Parent, Merger Sub or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company shall file an amendment or supplement describing such information with the SEC and disseminate such amendment or supplement to the stockholders of the Company.

6.10 Takeover Statutes. The Company shall, upon the request of Parent or Merger Sub, (a) take all reasonable steps to exclude the applicability to this Agreement, the Merger or any other transaction contemplated hereby of any Takeover Statutes, and (b) assist in any challenge by Parent or Merger Sub to the validity, or the applicability to this Agreement, the Merger or any other transaction contemplated by this Agreement, of any Takeover Statutes.

6.11 Tax Matters. Company shall obtain the prior written approval of Parent (including in connection with the preparation of Company’s 2008 federal income Tax Return) regarding Company’s utilization of Tax losses and any other issues that could reasonably be expected to give rise to the creation of or increase in “net operating loss” carryforwards (including the conversion of unrealized losses to “net operating losses”).

6.12 Employee Benefits Matters. Prior to December 31, 2008, the Company shall amend all Company Benefit Plans that are subject to Section 409A of the Code so that such Company Benefit Plans comply in all respects with Section 409A and the related rules and regulations. In preparing such amendments, the Company shall (a) provide Parent and its Representatives an opportunity to review and comment prior to finalizing such amendments and (b) otherwise consult and cooperate fully with Parent in effecting such amendments.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Requisite Vote shall have been obtained.

(b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other Law preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

7.2 Conditions to Obligations of Parent. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 9.2 and except for tax and legal compliance matters relating to the ESOP disclosed to Parent pursuant to Section 6.1(d) prior to the ESOP End Date, the representations and warranties of Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and Parent shall have received a certificate signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to the foregoing effect.

(b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time and Parent shall have received a certificate signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to such effect.

(c) All regulatory approvals set forth in Section 4.3 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect (all such approvals being referred as the “Parent Requisite Regulatory Approvals”), and no such regulatory approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(d) The OTS shall have terminated the Orders to Cease and Desist issued to the Company and FTB by the OTS, each dated May 12, 2008 (together, the “OTS Orders”) and no other Orders to Cease and Desist shall have been issued to the Company or any of its Subsidiaries and remain in effect.

(e) The U.S. Treasury Department shall have (i) approved the Parent’s application to participate in the Capital Purchase Program under the TARP on terms not less favorable to Parent than those set forth on the website of the U.S. Department of the Treasury on the date hereof and (ii) authorized Parent to receive funding under the Capital Purchase Program in an amount equal to (x) the amount requested by Parent in its application to participate in the Capital Purchase Program, dated November 14, 2008 or (y) at Parent’s sole discretion, such lesser amount as may be determined by Parent to be acceptable (such approval and authorization, the “CPP Approval”).

(f) (i) The Board of Governors of the Federal Reserve System (the “FRB”) shall have conclusively determined that Allianz SE (“Allianz”) does not control Parent for purposes of the Bank Holding Company Act of 1956, as amended, (the “BHCA”) and the FRB’s regulations thereunder; (ii) the OTS shall have conclusively determined that Allianz does not control Parent for purposes of the Savings and Loan Holding Company Act and OTS’s regulations thereunder; and (iii) Allianz shall have obtained all regulatory or other approvals necessary to permit Allianz to acquire or retain securities issued by Parent following consummation of the Merger, including approval from the FRB pursuant to Section 4(j) of the BHCA and the FRB’s regulations thereunder. (Clauses (i), (ii) and (iii) together, the “Allianz Approvals.”)

(g) The directors and officers of FTB and the Company listed on Section 7.2(g) of the Parent Disclosure Schedule have entered into retention agreements with Parent or a subsidiary of Parent on terms reasonably acceptable to Parent.

(h) Shareholders of not more than 10% of the total number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time (a) shall have timely delivered to the Company written notice of the shareholder’s intent to demand payment in connection with the action giving rise to appraisal rights and (b) shall not have voted, or caused or permitted to be voted, any shares in favor of the action giving rise to appraisal rights, in each case in accordance with Section 607.13.

7.3 Conditions to Obligations of Company. The obligation of Company to effect the Merger is also subject to the satisfaction or waiver by Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 9.2, the representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and Company shall have received a certificate signed on behalf of Parent by an officer of Parent to the foregoing effect.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

(c) Regulatory Approvals. All regulatory approvals set forth in Section 3.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect (all such approvals being referred as the “Company Requisite Regulatory Approvals”).

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company:

(a) by mutual consent of Company and Parent in a written instrument authorized by Parent and the Board of Directors of the Company;

(b) by either Company or Parent, if any Governmental Entity that must grant a Parent Requisite Regulatory Approval or a Company Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement;

(c) by either Company or Parent, if the Merger shall not have been consummated on or before the February 27, 2009 (the “Initial End Date”); provided that in the event that each of the conditions set forth in Article VII, other than one or more of the conditions set forth in Section 7.2 (c), (d), (e), (f) and Section 7.3(c), shall have been satisfied or waived or are reasonably capable of being satisfied as of such date, either Parent or Company may elect to extend the Initial End Date by written notice to the other Party prior to or on the Initial End Date for an additional two (2) month period (the latest applicable date, the “Outside Date”; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, any of the conditions to the Merger set forth in Article VII having failed to be satisfied on or before the Initial End Date or the Outside Date, as applicable;

(d) by either Company or Parent (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Company, in the case of a termination by Parent, or Parent or Merger Sub, in the case of a termination by Company, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 30 days following written notice to the Party committing such breach or by its nature or timing cannot be cured within such time period;

(e) by Parent, if (i) the Board of Directors of Company shall have (A) failed to recommend in the Proxy Statement the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, (B) made any Change of Recommendation, (C) approved or recommended, or publicly proposed to approve or recommend, any Alternative Proposal, whether or not permitted by the terms hereof or (D) failed to recommend to Company’s shareholders that they reject any tender offer or exchange offer that constitutes an Alternative Transaction within the ten business day period specified in Rule 14e-2(a) of the Exchange Act, (ii) Company shall have breached its obligations under Section 6.8 in any material respect adverse to Parent or (iii) Company shall have breached its obligations under Section 6.3 (Stockholder Approval) in any material respect by failing to call, convene and hold a meeting of its shareholders in accordance with Section 6.3; or

(f) by Parent, if it concludes in its reasonable judgment that Losses related to the ESOP may exceed the aggregate Merger Consideration; provided, that Parent shall not be permitted to terminate the Agreement pursuant to this Section 8.1(f) at any time after the tenth Business Day following the date on which Parent has received all information related to the ESOP and any tax and legal compliance matters relating thereto, in accordance with Section 6.1(d) (such tenth Business Day, the “ESOP End Date”).

(g) The Party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other Party in accordance with Section 9.4, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2 Effect of Termination. In the event of termination of this Agreement by either Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Company, Parent, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.1(b), 6.1(c), 8.2, 8.3, 8.4, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9 and 9.10 shall survive any termination of this Agreement, and (ii) neither Company nor Parent shall be relieved or released from any liabilities or damages arising out of its knowing breach of any provision of this Agreement.

8.3 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

8.4 Termination Fee.

(a) If:

(i) this Agreement is terminated by Parent pursuant to Section 8.1(e), then Company shall pay Parent, by wire transfer of immediately available funds, an amount equal to $3,500,000.00 (the “Termination Fee”) on the second Business Day following such termination; or

(ii) (A) this Agreement is terminated by

(1) Parent pursuant to Section 8.1(d) if the breach giving rise to such termination was knowing or intentional, or

(2) either Parent or Company pursuant to Section 8.1(c) and prior to the date of termination the Company Requisite Vote shall not have been obtained, and

(B) in any such case, an Alternative Proposal shall have been publicly announced or otherwise communicated or made known to the senior management or Board of Directors of Company (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Alternative Proposal) at any time after the date of this Agreement and prior to the date of the termination and shall not have been irrevocably withdrawn prior to the date of such termination, then if within six (6) months after such termination, Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Alternative Transaction, then Company shall pay Parent, by wire transfer of immediately available funds, the Termination Fee on the date of such execution or consummation.

(b) Company acknowledges that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement and are not conditional upon approval by the Company’s shareholders, and that, without these agreements, Parent would not enter into this Agreement. In the event that Company fails to pay when due any amounts payable under this Section 8.4, then (i) Company shall reimburse Parent for all reasonable costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount, and (ii) Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to three percent (3%) over the “prime rate” (as announced by Citibank, N.A.) in effect on the date that such overdue amount was originally required to be paid.

8.5 Amendment. This Agreement may be amended by the Parties at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Company, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.6 Extension; Waiver. At any time prior to the Effective Time, any Party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, at 10:00 a.m. on the third Business Day following the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction of such conditions at Closing), unless extended by mutual agreement of the Parties (the “Closing Date”).

9.2 Standard. No representation or warranty of Company contained in Article III or of Parent contained in Article IV shall be deemed untrue, inaccurate or incorrect for any purpose under this Agreement, and no Party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of

Company, or Article IV, in the case of Parent, has had or would reasonably be expected to have a Material Adverse Effect with respect to Company or Parent Material Adverse Effect with respect to Parent, (disregarding for purposes of this Section 9.2 all qualifications or limitations set forth in any representations or warranties as to “materiality,” “Material Adverse Effect,” “Parent Material Adverse Effect” and words of similar import). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (x) Section 3.2 shall be deemed untrue and incorrect if not true and correct except to a de minimis extent, (y) Sections 3.3(a), 3.3(b), 3.3(c)(i), 3.7 and 3.24, in the case of Company, and Sections 4.2(a), 4.2(b)(i) and 4.4, in the case of Parent, shall be deemed untrue and incorrect if not true and correct in all material respects and (z) Section 3.8(a), in the case of Company shall be deemed untrue and incorrect if not true and correct in all respects.

9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.4 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.4 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Company, to:

Federal Trust Corporation

312 First Street

Sanford, FL 32771

Attention: Dennis Ward

Facsimile: (407) 562-0322

with a copy (which shall not constitute notice) to:

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Ave., NW

Suite 400

Washington, DC 20015

Attention: Eric Luse

Facsimile: (202) 362-2902

and

(b)	if to Parent, to:

The Hartford Financial Services Group Inc.

One Hartford Plaza

Hartford, CT 06155

Attention: Alan J. Kreczko

Facsimile: (860) 547-4721

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Victor I. Lewkow

Facsimile: (212) 225-3999

and

Cleary Gottlieb Steen & Hamilton LLP

2000 Pennsylvania Avenue, NW

Washington, DC 20006

Attention: John C. Murphy, Jr.

       Linda Soldo

Fax: (202) 974-1999

9.5 Certain Definitions. For purposes of this Agreement:

“Business Day” means any day on which banks in New York City are not authorized or obligated by Law to be closed for banking business.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Intellectual Property” means, collectively, all United States and foreign (A) trademarks, service marks, Internet domain names, trade dress, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby; (B) inventions and discoveries, whether or not patentable, and invention disclosures; (C) patents, registrations, and applications therefor; (D) trade secrets, confidential information and know-how, including processes, methods, schematics, business methods, formulae, drawings, prototypes, models and designs; and (E) software, source codes, object codes, copyrightable works, copyrighted works and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

“knowledge” means, with respect to the Company, the actual knowledge of Dennis Ward, Jennifer Brodnax, Mark McRae, Lisa Haas, Ed Walker, Tom Punzak and Joan Schmidt;

“Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree, writ, injunction, directive, principle of common law, constitution, treaty, arbitration award, listing standard or legal requirement or any interpretation thereof.

“Losses” means any and all losses, liabilities, damages, claims, judgments, awards, settlements and expenses (including interest, penalties, court costs, arbitration costs and fees and reasonable fees and expenses of attorneys, accountants and other professionals).

“Previously Disposed of Loans” means mortgage loans or any other type of loans or loan servicing rights that, as of any time, the Company or any of its Subsidiaries or any predecessor in interest of the Company or any of its Subsidiaries owned and subsequently sold, transferred, conveyed or assigned and for which the Company or any of its Subsidiaries retains a contingent liability to third parties for failure to originate, service, sell, securitize, or otherwise handle such loans or servicing rights in accordance with the then current applicable requirements, including, without limitation, the obligation to repurchase or indemnify the purchaser pursuant to the applicable loan or servicing purchase agreement.

“Parent Material Adverse Effect” means any change, effect, event or occurrence that would reasonably be expected, individually or in the aggregate, to prevent or materially delay the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Subsidiary” means, as to any Person, any other Person (i) of which such Person owns, directly or indirectly, securities or other ownership interests representing 50% or more of the aggregate voting power, equity securities or any class of equity securities or (ii) of which such Person has designated or possesses, directly or indirectly, the right to designate or elect 50% or more of the directors or Persons holding similar positions.

9.6 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to a Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

9.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

9.8 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

9.9 Governing Law; Jurisdiction, Etc. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York applicable to contracts made and wholly performed within such state. The Parties hereto agree that any suit, action or proceeding brought by either Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of New York. Each of the Parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each Party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

9.10 Publicity. Neither Company nor Parent shall, and neither Company nor Parent shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Parent, in the case of a proposed announcement or statement by Company, or Company, in the case of a proposed announcement or statement by Parent; provided, however, that either Party may, without the prior consent of the other Party (but after prior consultation with the other Party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by applicable Law.

9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the Parties without the prior written consent of the other Party; provided, however, that Parent may transfer any of its rights or obligations to any Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.4, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Parties hereto any rights or remedies under this Agreement.

IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Ramani Ayer
Name: Ramani Ayer Title: Chairman & CEO

FEDERAL TRUST CORPORATION

By:	/s/ Dennis T. Ward
Name: Dennis T. Ward Title: President & CEO

FT ACQUISITION CORPORATION

By:	/s/ Daniel Kelly
Name: Daniel Kelly Title: Director

Appendix B

November 14, 2008

Board of Directors

Federal Trust Corporation

312 West 1st Street

Sanford, Florida 32771

Members of the Board of Directors:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that Federal Trust Corporation (“FDT” or the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) with The Hartford Financial Services Group, Inc. (“Buyer”), pursuant to which FT Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Buyer, will be merged with and into FDT, with FDT being the surviving entity, and each issued and outstanding share of common stock, $0.01 par value per share, of FDT (other than Dissenting Shares (as defined in the Merger Agreement) or shares held directly or indirectly by Buyer or FDT or any of their respective subsidiaries, the “Shares”), will be canceled and extinguished and automatically converted into the right to receive $1.00 in cash, without interest (the “Merger Consideration”), on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

You have requested Stifel Nicolaus’ opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Shares of the per Share Merger Consideration to be paid by Buyer to the holders of Shares in connection with the Merger pursuant to the Merger Agreement (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i)	reviewed and analyzed a draft copy of the Merger Agreement dated November 14, 2008;

(ii)	reviewed the audited and regulatory financial statements of the Company as of December 31, 2007, 2006 and 2005 and the related consolidated statements of income, shareholders’ equity and cash flows for each of such fiscal years; together with a draft of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, and the draft regulatory Thrift Financial Report for the September 30, 2008 report date;

(iii)	reviewed and analyzed certain other publicly available information concerning FDT and Buyer;

Board of Directors – Federal Trust Corporation

November 14, 2008

(iv)	reviewed certain non-publicly available information regarding the Company’s business plan and other internal financial statements and analyses relating to the business of the Company;

(v)	reviewed the final Cease and Desist orders presented to Federal Trust Corporation and Federal Trust Bank by the Office of Thrift Supervision;

(vi)	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(vii)	discussed the past and current operations, financial condition and future prospects of the Company with senior executives of the Company;

(viii)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(ix)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(x)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the banking industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus by or on behalf of FDT, or that was otherwise reviewed by Stifel Nicolaus, and have not assumed any responsibility for independently verifying any of such information. We have been informed by members of FDT’s management that the Company was orally advised by its primary banking regulator not to file an application for inclusion in the United States Department of the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program (“TARP”). With respect to the financial forecasts supplied to us by FDT, Stifel Nicolaus was advised by FDT that the currently available forecasts for FDT no longer reflect the Company’s best estimates of its future financial performance as a result of the deteriorating financial and regulatory condition of the Company and the prevailing economic climate. In addition, the available projections of FDT’s future financial performance were prepared assuming consummation of a capital raise and as such we did not give these projections any credence. Accordingly, we did not perform or rely upon certain analyses that we would customarily prepare for the Company in connection with a fairness opinion because such analyses were deemed not to be meaningful.

Board of Directors – Federal Trust Corporation

November 14, 2008

We also assumed, without independent verification and with your consent, that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of FDT since the date of the last financial statements made available to us, and that the aggregate allowances for loan losses set forth in the financial statements of FDT are in the aggregate adequate to cover all such losses, in each case without considering the current credit, liquidity and regulatory issues facing FDT. We did not make or obtain any independent evaluation, appraisal or physical inspection of FDT’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of FDT. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. We relied on advice of FDT’s counsel as to certain legal and tax matters with respect to FDT, the Merger Agreement and the Merger and other transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approvals and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by FDT or Buyer and without any change to the structure of the Merger pursuant to Section 1.1(b) of the Merger Agreement, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company.

Our Opinion is limited to whether the per Share Merger Consideration is fair to the holders of Shares, from a financial point of view. Our Opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by FDT’s Board of Directors (the “Board”) or FDT; (ii) the legal, tax or accounting consequences of the Merger on FDT or its shareholders; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) whether Buyer has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Merger Consideration to the holders of Shares at the closing of the Merger; (v) whether Buyer will be able to consummate any financing necessary to enable Buyer to raise sufficient capital in order to be classified as “well capitalized” pursuant to applicable regulatory standards such that Buyer would be able to receive regulatory approval for the Merger; (vi) the effect of the Merger on, or the fairness of the consideration to be received by options to purchase FDT Common Stock or any class of securities of FDT other than the Shares; (vii) any advice or opinions provided by any other advisor to FDT or Buyer; or (viii) whether FDT or Buyer are or will be eligible or approved to participate in the TARP, as authorized by the Emergency Economic Stabilization Act of 2008. Furthermore, our Opinion does not express any opinion as to the prices, trading range or volume at which the securities of FDT or Buyer will trade following public announcement or consummation of the Merger.

Board of Directors – Federal Trust Corporation

November 14, 2008

We are not legal, tax, regulatory or bankruptcy advisors. We have not considered any potential legislative or regulatory changes currently being considered by the United States Congress, the various federal banking agencies, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of FDT.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Stifel Nicolaus has been provided only limited time and information with which to prepare the Opinion. In addition, the Opinion is being prepared during a time of unprecedented disruption in the global capital and financial markets, thereby making the Opinion subject to greater uncertainty than would otherwise exist. We also note that the terms of the Merger Agreement have been negotiated and reviewed by FDT on a highly expedited basis and without the benefit of a prolonged process. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm this Opinion.

Our Opinion is solely for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Merger and is not to be relied upon by any shareholder of FDT, or any other person or entity. Our Opinion does not constitute a recommendation to the Board or any shareholder of FDT as to how the Board or such shareholder should vote on the Merger, or whether or not any FDT shareholder should execute an irrevocable proxy or enter into a voting, shareholders’ or affiliate agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to the Board or the Company and does not address the underlying business decision of the Board or FDT to proceed with or effect the Merger.

We have acted as financial advisor to FDT in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Merger (the “Advisory Fee”). We have also acted as financial advisor to the Board and will receive a fee upon delivery of our Opinion that is not contingent upon consummation of the Merger (the

Board of Directors – Federal Trust Corporation

November 14, 2008

“Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. We will not receive any other significant payment or compensation contingent upon successful consummation of the Merger. In addition, FDT has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Ryan Beck & Co., Inc., an affiliate of Stifel Nicolaus (“Ryan Beck”), has performed investment banking services for the Company from time to time for which Ryan Beck received customary compensation, including in connection with the Company’s private placement of common stock completed in April 2006. The Company also entered into an engagement letter agreement with Stifel Nicolaus pursuant to which Stifel Nicolaus (i) was engaged as financial advisor and marketing agent to the Company in connection with a potential capital raise; and (ii) acted as financial advisor to the Board and delivered a Fairness Opinion relating to the Company’s proposed Rights Offering on May 21, 2008, and in each case for which Stifel Nicolaus received customary compensation. There are no other material relationships that existed during the two years prior to the date of our Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and the Company. Stifel Nicolaus may seek to provide investment banking services to Buyer or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus and its clients trade in the securities of FDT and Buyer and, accordingly, may at any time hold a long or short position in such securities.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published, quoted or otherwise used or referred to, in whole or in part, nor shall any public reference to Stifel Nicolaus or this Opinion be made, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities or to seek approval for the Merger or otherwise, nor shall our Opinion be used for any other purposes, without the prior written consent of Stifel Nicolaus.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per Share Merger Consideration to be paid to holders of Shares by Buyer in connection with the Merger pursuant to the Merger Agreement is fair to such holders of Shares, from a financial point of view.

Very truly yours,

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Appendix C-Sections 607.1301 to 607.1333 of the Florida

Business Corporation Act

607.1301. Appraisal rights; definitions

The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

§ 607.1302. Right of shareholders to appraisal

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

§ 607.1303. Assertion of rights by nominees and beneficial owners

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 607.1320. Notice of appraisal rights

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

§ 607.1321. Notice of intent to demand payment

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

§ 607.1322. Appraisal notice and form

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

§ 607.1323. Perfection of rights; right to withdraw

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

§ 607.1324. Shareholder’s acceptance of corporation’s offer

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

§ 607.1326. Procedure if shareholder is dissatisfied with offer

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

§ 607.1330. Court action

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

§ 607.1331. Court costs and counsel fees

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

§ 607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

§ 607.1333. Limitation on corporate payment

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

REVOCABLE PROXY

FEDERAL TRUST CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

            , 2009

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Federal Trust Corporation (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held at                      located at                         ,                         , Florida at         .m., (local time) on             , 2009. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 14, 2008, by and between The Hartford Financial Services Group, Inc., FT Acquisition Corporation and Federal Trust Corporation (the “Merger Agreement”), pursuant to which FT Acquisition Corporation, a newly incorporated wholly owned subsidiary of The Hartford Financial Services Group, Inc., will merge with and into Federal Trust Corporation and each of the outstanding shares of Federal Trust Corporation common stock will be converted into the right to receive $1.00 in cash; and	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The potential adjournment of the Special Meeting of Shareholders if necessary to solicit additional proxies.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the Shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Shareholders, by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting or by following the instructions for telephonic or internet voting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Special Meeting and a proxy statement dated             , 2009.

Dated: , 2009	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.